CNL HOSPITALITY PROPERTIES, INC.
                    (formerly CNL American Realty Fund, Inc.)

                   Supplement No. 2, dated September 23, 1998
                       to Prospectus, dated April 21, 1998


         This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 21, 1998. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of September 1, 1998, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after September 1, 1998, will be reported in a subsequent Supplement.


                                  THE OFFERING

         As of September 1, 1998, the Company had received aggregate subscription proceeds of $26,736,275 (2,673,628 Shares), including $9,704 (970 Shares) issued pursuant to the Reinvestment Plan. As of September 1, 1998, the Company had invested approximately $18,670,000 of such proceeds and $8,600,000 of advances from the Line of Credit in two hotel Properties, and had incurred approximately $1,400,000 in Acquisition Fees and certain Acquisition Expenses, leaving approximately $3,118,000 in Net Offering Proceeds available for investment in additional Properties and Mortgage Loans.

         The Company has elected to extend the offering of Shares until a date no later than July 9, 1999.


                             MANAGEMENT COMPENSATION

         The table below summarizes the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by the Company to the Advisor and its Affiliates, exclusive of any distributions to which the Advisor or its Affiliates may be entitled by reason of their purchase and ownership of Shares. See the section of the Prospectus entitled "The Advisor and the Advisory Agreement." For information concerning compensation to the Directors, see the section of the Prospectus entitled "Management."

         A  maximum  of  15,000,000  Shares   ($150,000,000)  may  be  sold.  An
additional 1,500,000 Shares ($15,000,000) may be sold to stockholders who receive a copy of this Prospectus and who purchase Shares through the Reinvestment Plan.

         The following arrangements for compensation and fees to the Advisor and its Affiliates were not determined by arm's-length negotiations. See the section of the Prospectus entitled "Conflicts of Interest." There is no item of compensation and no fee that can be paid to the Advisor or its Affiliates under more than one category.


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         Type of
      Compensation                                                                                            Estimated
      and Recipient                                Method of Computation                                   Maximum Amount
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                                                   Organizational Stage
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Selling Commissions to        Selling Commissions of 7.5% per Share on all Shares sold, subject     $11,250,000 if 15,000,000 Shares
Managing Dealer and           to reduction under certain circumstances  as described in "The        are sold; $12,375,000 if
Soliciting Dealers            Offering - Plan of Distribution."  Soliciting  Dealers may be         16,500,000 Shares (including
                              reallowed Selling Commissions of up to 7% with respect to Shares      1,500,000 Shares offered
                              they sell.                                                            pursuant to the Reinvestment

                                                                                                    Plan) are sold.  As of June 30,
                                                                                                    1998, the Company had incurred
                                                                                                    $1,768,371 in Selling
                                                                                                    Commissions, $1,650,707 of which
                                                                                                    was reallowed to unaffiliated
                                                                                                    Soliciting Dealers.

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Marketing  support  and       Expense allowance of 0.5% of Gross Proceeds to the Managing Dealer,   $750,000 if 15,000,000 Shares
due diligence expense         all or a portion of which may be reallowed to Soliciting Dealers      are sold; $825,000 if 16,500,000
reimbursement fee to          with prior written approval from, and in the sole discretion of,      Shares (including 1,500,000
Managing Dealer and           the Managing Dealer.  The Managing Dealer will pay all sums           Shares offered pursuant to the
Soliciting Dealers            attributable to bona fide due diligence expenses from this fee, in    Reinvestment Plan) are sold.  As
                              the Managing Dealer's sole discretion.                                of June 30, 1998, the Company
                                                                                                    had incurred $117,891 in these
                                                                                                    fees.

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Reimbursement to the          Actual expenses incurred, except that the Advisor will pay all such     Amount is not determinable at
Advisor and its               expenses in excess of 3% of Gross Proceeds.  The Organizational and     this time, but will not exceed
Affiliates for Organi-        Offering Expenses paid by the Company in connection with the formation  3% of Gross Proceeds,
zational and Offering         of the Company, together with the 7.5% Selling Commissions, the 0.5%    $4,500,000 if 15,000,000
Expenses                      marketing support and due diligence reimbursement fee, and the          Shares are sold; $4,950,000 if
                              Soliciting Dealer Servicing Fee incurred by the Company will not        16,500,000 Shares (including
                              exceed thirteen percent (13%) of the proceeds raised in connection      1,500,000 Shares offered
                              with this offering.                                                     pursuant to the Reinvestment
                                                                                                      Plan) are sold.

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                                                     Acquisition Stage
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Acquisition Fee to the      4.5% of Total Proceeds payable to the Advisor as Acquisition Fees.      $6,750,000 if 15,000,000 Shares
Advisor                                                                                             Shares are sold plus $2,025,000
                                                                                                    if Permanent Financing equals
                                                                                                    $45,000,000; $7,425,000 if
                                                                                                    16,500,000 Shares (including
                                                                                                    1,500,000 Shares offered pur-
                                                                                                    suant to the Reinvestment Plan)
                                                                                                    are sold plus $2,227,500 if
                                                                                                    Permanent Financing equals
                                                                                                    $49,500,000.  As of June 30,
                                                                                                    1998, the Company had incurred
                                                                                                    $1,061,023 in Acquisition Fees








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Other Acquisition Fees     Any fees paid to Affiliates of the Advisor in connection with the     Amount is not determinable at
to Affiliates of the       financing, development, construction or renovation of a Property.     this time.
Advisor                    Such fees are in addition to 4.5% of Total Proceeds payable to the
                           Advisor as Acquisition Fees, and payment of such fees will be subject to approval by the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction.
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Reimbursement of           Reimbursement to the Advisor and its Affiliates for expenses          Acquisition Expenses, which are
Acquisition Expenses       actually incurred.                                                    based on a number of factors,
to the Advisor and its                                                                           including the purchase price of
Affiliates                 The total of all Acquisition Fees and any Acquisition Expenses        the Properties, are not
                           payable to the  Advisor and its  Affiliates  shall be reasonable      determinabile at this time.
                           and shall not exceed an amount equal to 6% of the Real Estate Asset
                           Value of a  Property, or in the case of a Mortgage Loan, 6% of the funds advanced,  unless a majority of the Board of  Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a  determination  that the  transaction is commercially competitive, fair and reasonable to the Company.  Acquisition Fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any Property to the amount customarily charged in arms-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.  "Real Estate Asset Value" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and
                           Acquisition Expenses.







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                                                     Operational Stage
------------------------------------------------------------------------------------------------------------------------------------
Asset Management Fee       A monthly Asset Management Fee in an amount equal to one-             Amount is not determinable at
to the Advisor             twelfth of .60% of the Company's Real Estate Asset Value and the      this time.  The amount of the
                           outstanding principal amount of any Mortgage Loans, as of the         Asset Management Fee will
                           end of the preceding month.  Specifically, Real Estate Asset Value    depend upon, among other
                           equals the amount invested in the Properties wholly owned by the      things, the cost of the Properties
                           Company, determined on the basis of cost, plus, in the case of        and the amount invested in
                           Properties owned by any Joint Venture or partnership in which the     Mortgage Loans.  As of  June
                           Company is a co-venturer or partner, the portion of the cost of       30, 1998, the Company had not
                           such Properties paid by the Company, exclusive of Acquisition         incurred any asset management
                           Fees and Expenses.  The Asset Management Fee, which will not          fees.
                           exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine
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Reimbursement to the       Operating Expenses (which, in general, are those expenses relating    Amount is not determinable at this
Advisor and Affiliates     to administration of the Company on an ongoin basis) will be          time.
for operating expenses     reimbursed by the Company.  To the extent that Operating Ex-
                           penses payable or reimbursable by the Company, in any four con-
                           secutive fiscal quarters (the "Expense Year"), exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the
                           "2%/25% Guidelines"), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the
                           Company exceed the 2%/25% Guidelines.  "Average Invested
                           Assets" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-
                           cash reserves, computed by taking the average of such values at the end of each month during such period.  "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves; provided, however, Net Income for purposes of calcu-
                           lating total allowable Operating Expenses shall exclude the gain from the sale of the Company's assets.




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Soliciting Dealer          An annual fee of .20% of Invested Capital on December 31 of each year,   Amount is not determinable at
Servicing Fee to           commencing on December 31 of the year following the year in which the    this time.  Until such time as
Managing Dealer            offering terminates, generally payable to the Managing Dealer, which,    assets are sold, the estimated
                           in its sole discretion, in turn may reallow all or a portion of such     amounts payable to the Managing
                           fee to Soliciting Dealers whose clients hold Shares on such date.  In    Dealer for each of the years
                           general, Invested Capital is the amount of cash paid by the stockholders following the year of to the Company for their Shares, reduced by certain prior Distributions  termination of the offering are
                           to the stockholders from the Sale of Assets.  The Soliciting Dealer      expected to be $300,000 if
                           Servicing Fee will terminate as of the beginning of any year in which    15,000,000 Shares are sold and
                           the Company is liquidated or in which Listing occurs, provided, however, $330,000 if 16,500,000 Shares that any previously accrued but unpaid portion of the Soliciting Dealer  (including 1,500,000 Shares
                           Servicing Fee may be paid in such year or any subsequent year.           offered pursuant to the
                                                                                                    Reinvestment Plan) are sold.
                                                                                                    The maximum total amount payable
                                                                                                    to the Managing Dealer through
                                                                                                    December 31, 2005 is $1,800,000
                                                                                                    if 15,000,000 Shares are sold
                                                                                                    and $1,980,000 if 16,500,000
                                                                                                    Shares are sold.  No amounts had
                                                                                                    been paid or accrued as of June
                                                                                                    30,1998.

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Deferred, subordinated      A deferred, subordinated real estate disposition fee, payable upon      Amount is not determinable at
real estate disposition     Sale of one or more Properties, in an amount equal to the lesser of     this time.  The amount of this
fee payable to the          (i) one-half of a Competitive Real Estate Commission, or (ii) 3% of     fee, if it becomes payable, will
Advisor from a Sale or      the sales price of such Property or Properties.  Payment of such fee    depend upon the price at which
Sales of a Property not     shall be made only if the Advisor provides a substantial amount of      Properties are sold.  No amounts
in liquidation of the       services in connection with theh Sale of a Property or Properties and   had been paid or accrued as of
Company                     shall be made only if the Advisor provides a substantial amount of      June 30, 1998.
                            services in connection with the Sale of a Property or Properties and shall be subordinated to receipt by the stockholders of Distributions equal to the sum of (i) their aggregate Stockholders' 8% Return and
                            (ii) their aggregate Invested Capital. If, at the time of a Sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied.
                            Upon Listing, if the Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a Distribution in the amount equal to the product of the total number of Shares outstanding and the average closing price of the Shares over a period, beginning 180 days after
                            Listing, of 30 days during which the Shares are traded.  "Stockholders'
                            8% Return," as of each date, means an aggregate amount equal to an 8%
                            cumulative, noncompounded, annual return on Invested Capital.




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Type of
Compensation                                                                                                     Estimated
and Recipient                                Method of Computation                                             Maximum Amount
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Subordinated  Incentive    At such time, if any, as Listing  occurs, the Advisor shall be paid           Amount is not determinable
Fee payable to the         the Subordinated Incentive Fee in an amount equal to 10% of the amount        at this time.  No amounts
Advisor at such time,      by which (i) the market value of the Company (as defined below) plus the      had been paid or accrued
if any, as Listing occurs  total Distributions made to stockholders from the Company's inception until   as of June 30, 1998.
                           the date of Listing exceeds (ii) the sum of (A) 100% of Invested Capital and (B) the total Distributions required to be made to the stockholders in order to pay the Stockholders' 8% Return from inception through the date the market value is determined.  For purposes of calculating the
                           Subordinated Incentive Fee, the market value of the Company shall be the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the Shares are traded with such period beginning 180 days after
                           Listing.  The Subordinated Incentive Fee will be reduced by the amount of any prior payment to the Advisor of a deferred, subordinated share of Net Sales Proceeds from Sales of assets of the Company.
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Deferred, subordinated     A deferred, subordinated share equal to 10% of Net Sales Proceeds           Amount is not determinable at
share of Net Sales         from Sales of assets of the Company payable after receipt by the            this time.  No amounts had
Proceeds from Sales of     stockholders of Distributions equal to the sum of (i) the                   been paid or accrued as of
assets of the Company      Stockholders' 8% Return and (ii) 100% of Invested Capital.                  June 30, 1998.
not in liquidation of      Following Listing, no share of Net Sales Proceeds will be paid to
the Company payable        the Advisor.
to the Advisor
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Secured Equipment          A fee paid to the Advisor out of the proceeds of the Line of Credit         Amount is not determinable at
Lease Servicing Fee to     or Permanent Financing for negotiating Secured Equipment Leases and         this time.  No amounts had
the Advisor                supervising the Secured Equipment Lease program equal to 2% of the          been paid or accrued as of
                           purchase price of the Equipment subject to each Secured Equipment           June 30, 1998.
                           Lease and paid upon entering into such lease.
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Reimbursement to the       Repayment by the Company of actual expenses incurred.                       Amount not determinable at
Advisor and Affiliates                                                                                 this time.
for Secured Equipment
Lease servicing  ex-
penses




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Type of
Compensation                                                                                                     Estimated
and Recipient                                Method of Computation                                             Maximum Amount
------------------------------------------------------------------------------------------------------------------------------------
                                                     Liquidation Stage
------------------------------------------------------------------------------------------------------------------------------------
Deferred, subordinated     A deferred, subordinated real estate  disposition fee, payable upon         Amount is not determinable at
real estate disposition    Sale of one or more Properties, in an amount equal to the lesser of         this time. The amount of this
fee payable to the         (i) one-half of a Competitive Real Estate Commission, or (ii) 3%            fee, if it becomes  payable,
Advisor  from a Sale or    of the sales price of such Property or  Properties.  Payment of such        will depend upon the price at
Sales in liquidation of    fee shall be made only if the Advisor provides a substantial amount of      which Properties are sold.
the Company                services in connection with the Sale of a Property or Properties and shall be subordinated to receipt by the stockholders of Distributions equal to the sum of (i) their aggregate Stockholders' 8% Return and (ii)
                           their aggregate Invested Capital.  If, at the time of a Sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied,  then the disposition fee shall be paid at such later time as the subordination conditions are satisfied.
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Deferred, subordinated     A deferred, subordinated share equal to 10% of Net Sales Proceeds           Amount is not determinable at
share of Net Sales         from Sales of assets of the Company payable after receipt by the            this time.
Proceeds from Sales of     stockholders of Distributions equal to the sum of (i) the
assets of the Company      Stockholders' 8% Return and (ii) 100% of Invested Capital.
in liquidation of the      Following Listing, no share of Net Sales Proceeds will be paid to
Company payable to         the Advisor.
the Advisor
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

                              CONFLICTS OF INTEREST

         The Advisor and certain other Affiliates of the Company are affiliated with CNL American Properties Fund, Inc., a public program whose offering of securities is ongoing. As of September 1, 1998, CNL American Properties Fund, Inc. had approximately $92,600,000 available for investment.


                                    BUSINESS

GENERAL

         The Company is a Maryland corporation that was organized on June 12, 1996. On June 15, 1998, the Company formed CNL Hospitality Partners, LP, a wholly owned Delaware limited partnership (the "Partnership"). Properties acquired are expected to be held by the Partnership and, as a result, owned by the Company through the Partnership. The term "Company" includes CNL Hospitality Properties, Inc. and its subsidiaries, CNL Hospitality GP Corp., CNL Hospitality LP Corp. and CNL Hospitality Partners, LP.

         The Company has not specified any percentage of Net Offering Proceeds to be invested in either restaurant or hotel Properties. To the extent the Company invests in restaurant Properties, it is expected that those will be Properties of selected Restaurant Chains that are national and regional restaurant chains, primarily fast-food, family- style, and casual-dining chains. Fast-food restaurants feature quality food and quick service, which often includes drive-through service, and offer a variety of menu items such as hamburgers, steaks, seafood, chili, pizza, pasta dishes, chicken, hot and cold sandwiches, and salads. Family-style restaurants feature services that generally are associated with full-service restaurants, such as full table service and cooked-to-order food, but at more moderate prices. The casual-dining (or dinner house) concept features a variety of popular contemporary foods, full table service, moderate prices, and surroundings that are appealing to families. The casual-dining segment of the restaurant industry, like the family-style segment, features services that generally are associated with the full-service restaurant category. According to forecasts appearing in the January 1, 1997 issue of Restaurants and Institutions, it is projected that the casual-dining segment of full-service restaurant sales will experience 3.8% real growth in sales in 1997, with sales predicted to reach $49 billion. The top 15 casual-dining chains by sales have a total of 3,581 restaurants throughout the United States.

         The restaurant industry is one of the largest industries in the United States in volume of sales and number of employees (more than 9 million persons) and includes fast-food outlets, cafeterias, lunchrooms, convenience stores, family-style restaurants, casual-dining facilities, full-service restaurants, and contract and industrial feeders. Industry publications project that restaurant industry sales will increase from $173.7 billion in 1985 to $336 billion in 1998. Restaurant industry sales for 1997 are projected to be $321.3 billion. Nominal growth, which is comprised of real growth and inflationary growth, is estimated to be 4.7% in 1998. Real growth of the restaurant industry in 1997 was 1.7%, and industry analysts currently estimate that the restaurant industry will achieve 1.8% real growth in 1998; however, according to the National Restaurant Association, fast-food restaurants should outpace the industry average for real growth, with a projected 2.1% increase over 1997. Sales in this segment of the restaurant industry are projected to be $105.7 billion for 1998.

         The Company may invest in the fast-food, family-style, and casual-dining segments of the restaurant industry, the most rapidly growing segments in recent years. According to the National Restaurant Association, 51% of adults eat at a quick-service restaurant and 42% of adults patronize a moderately-priced family restaurant at least once each week. In addition, the National Restaurant Association indicates that Americans spend approximately 44 cents of every food dollar on dining away from home. Surveys published in Restaurant Business indicate that families with children choose quick-service restaurants four out of every five times they dine out. Further, according to Nation's Restaurant News, the 100 largest restaurant chains are posting an average of 8.65% growth in their systemwide sales figures for 1997. Casual-theme dining concepts are among the chains showing the strongest growth. In 1997, the sandwich segment experienced sales growth of 4.48% over 1996 figures, and the casual-dining segment experienced systemwide sales growth in 1997 of 10.63%, compared to 9.98% in 1995. Management believes that the Company will have the opportunity to participate in this growth through the ownership of Properties leased to operators of the Restaurant Chains.

         The fast-food, family-style and casual-dining segments of the restaurant industry have demonstrated their ability to adapt to changes in consumer preferences, such as health and dietary issues, decreases in the disposable income of consumers and environmental awareness, through various innovative techniques, including special value pricing and promotions, increased advertising, menu changes featuring low-calorie, low-cholesterol menu items, and new packaging and energy conservation techniques.

         The table set forth below provides information with respect to certain Restaurant Chains in which Affiliates of the Company (consisting of an unlisted public REIT, 18 public partnerships and 8 private partnerships) had invested as of June 30, 1998, and a listed public REIT (which was managed by an Affiliate through December 31, 1997, at which time such Affiliate merged with the REIT) had invested as of December 31, 1997:

                                           Approximate             Aggregate
                                        Dollars Invested         Percentage of              Number of
Restaurant Chain                          by Affiliates        Dollars Invested          Prior Programs
----------------                          -------------        ----------------          --------------
Golden Corral                             $136,039,000                13.9%                    23
Burger King                                 96,791,000                 9.9%                    24
Jack in the Box                             93,458,000                 9.6%                    15
Denny's                                     61,601,000                 6.3%                    19
Boston Market                               57,501,000                 5.9%                    11
Hardee's                                    54,108,000                 5.5%                    12
Bennigan's                                  38,299,000                 3.9%                     4
Shoney's                                    33,513,000                 3.4%                    10
IHOP                                        32,307,000                 3.3%                     9
Wendy's                                     31,765,000                 3.3%                    14
Long John Silver's                          29,045,000                 3.0%                     6
Steak & Ale                                 27,060,000                 2.8%                     1
TGI Friday's                                25,075,000                 2.6%                     7
Darryl's                                    22,296,000                 2.3%                     4
Checkers                                    21,125,000                 2.2%                     8
Arby's                                      18,691,000                 1.9%                     9
Chevy's Fresh Mex                           18,551,000                 1.9%                     6
Pizza Hut                                   17,964,000                 1.8%                     9
Ground Round                                15,751,000                 1.6%                     3
Black-eyed Pea                              15,211,000                 1.6%                     4
Perkins                                     15,157,000                 1.6%                     9
KFC                                         14,463,000                 1.5%                    12
Tumbleweed Southwest
   Mesquite Grill & Bar                      9,323,000                 1.0%                     1
Sonny's Real Pit Bar-B-Q                     9,000,000                 0.9%                     1
Popeyes                                      8,900,000                 0.9%                     9
Taco Bell                                    8,039,000                 0.8%                     8
Quincy's                                     5,968,000                 0.6%                     5


         The Company also invests Net Offering Proceeds in Properties of selected national and regional limited service, extended stay and full service Hotel Chains. The Company believes that attractive opportunities exist to acquire limited service, extended stay and full service hotels in urban and resort locations. According to Smith

Travel Research, a leading provider of lodging industry statistical research, the hotel industry has been steadily improving its financial performance over the past seven consecutive years. Also according to Smith Travel Research, in 1997, the industry reached its highest absolute level of pre-tax profit in its history at approximately $17 billion, an increase of approximately 36% over 1996.

                                 Pre-Tax Profits
                             of Hospitality Industry
                                  (in billions)

                        Year                         Profitability
                        ----                         -------------

                        1993                           $  2.4
                        1994                              5.5
                        1995                              8.5
                        1996                             12.5
                        1997                             17.0

         Source:  Smith Travel Research

         As indicated in the table below, the average daily room rate increased 6.1% in 1997, from $70.81 in 1996 to $75.16 in 1997, resulting in nine consecutive years of room rate growth.

                          Hospitality Industry Average
                             Daily Room Rate By Year

                      Year                             Rate
                      ----                             ----

                      1987                           $52.58
                      1988                            54.47
                      1989                            56.35
                      1990                            57.96
                      1991                            58.08
                      1992                            58.91
                      1993                            60.53
                      1994                            62.86
                      1995                            65.81
                      1996                            70.81
                      1997                            75.16

         Source:  Smith Travel Research

         Revenue per available room also increased by 5.3% from $46.03 in 1996 to $48.48 in 1997. In 1997, for the first time since 1991, growth in room supply exceeded growth in room demand and resulted in a slight dip in occupancy. In 1997, total occupancy fell 0.8% from 65% in 1996 to 64.5%. Growth in room demand exceeded the growth in new room supply for each year from 1992 through 1996 and industry-wide occupancy increased from a 20 year low of 61.8% in 1991 to 65% in 1996.

         According to American Hotel & Motel Association data, in 1997, Americans traveling in the United States spent more than $1.38 billion per day, $57.4 million per hour and $955,800 per minute on travel and tourism. Total travel expenditures in the United States generated $481.5 billion in sales. In addition, there were 49,000 hotel properties which included over 3.8 million hotel rooms recording $85.6 billion in revenue. Hotels are a vital part of travel and tourism. In the United States, the tourism industry, which globally is the world's largest industry, is currently ranked third behind auto sales and retail food sales. In terms of employment, the hotel industry supports over 7 million direct jobs, generating $18.93 billion in wages. Nationally, 13.8% of total hotel rooms available are located in urban areas, 35.3% in suburban areas, 33.2% in highway locations, 6.4% in airport areas, and the remaining 11.3% in resort locations.

         The Company will acquire limited service, extended stay or full service hotel Properties. Limited service hotels generally minimize non-guest room space and offer limited food service such as complimentary continental breakfasts and do not have restaurant or lounge facilities on-site. Extended stay hotels generally contain guest suites with a kitchen area and living area separate from the bedroom. Extended stay hotels vary with respect to providing on-site restaurant facilities. Full service hotels generally have conference or meeting facilities and on-site food and beverage facilities.

         Management intends to structure the Company's investments to allow it to participate, to the maximum extent possible, in any sales growth in the restaurant and hotel industries, as reflected in the Properties that it owns. The Company therefore intends to generally structure its leases with percentage rent requirements which are based on gross sales of the particular business over specified levels located on the Property. Gross sales may increase even absent real growth because increases in the costs typically are passed on to the consumers through increased prices, and increased prices are reflected in gross sales. In an effort to provide regular cash flow to the Company, the Company intends to structure its leases to provide a minimum level of rent which is payable regardless of the amount of gross sales at a particular Property. The Company also will endeavor to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in these industry segments through careful selection and screening of its tenants (as described in "Standards for Investment" below) in order to reduce risks of default; monitoring statistics relating to restaurant and hotel chains and continuing to develop relationships in the industry in order to reduce certain risks associated with investment in real estate. See "Standards for Investment" below for a description of the standards which the Board of Directors will employ in selecting Restaurant Chains, Hotel Chains and particular Properties for investment.

         Management expects to acquire Properties in part with a view to diversification among the geographic location of the Properties. There are no restrictions on the geographic area or areas within the United States in which Properties acquired by the Company may be located. It is anticipated that the Properties acquired by the Company will be located in various states and regions within the United States.

         The Company believes that freestanding, "triple-net" leased properties of the type in which the Company will generally invest are attractive to tenants because freestanding properties typically offer high visibility to passing traffic, ease of access from a busy thoroughfare, tenant control over the site to set hours of operation and maintenance standards and distinctive building designs conducive to customer name recognition.

         The Company may provide Mortgage Loans, generally for the purchase of buildings by tenants that lease the underlying land from the Company. However, because it prefers to focus on investing in Properties, which have the potential to appreciate, the Company currently expects to provide Mortgage Loans in the aggregate principal amount of approximately 5% to 10% of Gross Proceeds. Mortgage Loans will be secured by the building and improvements on the land. The Company expects that the interest rate and terms (generally, 10 to 20 years) of the Mortgage Loans will be similar to those of its leases.

         The Company also intends to offer Secured Equipment Leases to operators of Restaurant Chains and Hotel Chains. The Secured Equipment Leases will consist primarily of leases of, and loans for the purchase of, Equipment. As of the date of this Prospectus, the Company has neither identified any prospective operators of Restaurant Chains or Hotel Chains that will participate in such financing arrangements nor negotiated any specific terms of a Secured Equipment Lease. The Company cannot predict terms and conditions of the Secured Equipment Leases, although the Company expects that the Secured Equipment Leases will (i) have terms that equal or exceed the useful life of the subject Equipment (although such terms will not exceed 7 years), (ii) in the case of the leases, include an option for the lessee to acquire the subject Equipment at the end of the lease term for a nominal fee, (iii) include a stated interest rate, and (iv) in the case of the leases, provide that the Company and the lessees will each treat the Secured Equipment Leases as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations - Characterization of Secured Equipment Leases." In addition, the Company expects that each of the Secured Equipment Leases will be secured by the Equipment to which it relates. Payments received from lessees under Secured Equipment Leases will be treated as payments of principal and interest. All Secured Equipment Leases will be negotiated by the Advisor and approved by the Board of Directors including a majority of the Independent Directors.

         The Company will borrow money to acquire Assets and to pay certain fees. The Company intends to encumber Assets in connection with the borrowing. The Company plans to obtain one or more revolving Lines of Credit in an aggregate amount up to $45,000,000, and may, in addition, also obtain Permanent Financing. On July 31, 1998, the Company entered into an initial $30,000,000 revolving Line of Credit to be used to acquire hotel Properties. See "Business - Borrowings" for a description of the $30,000,000 Line of Credit. The Board of Directors anticipates that the aggregate amount of any Permanent Financing, if obtained, will not exceed 30% of the Company's total assets. The Permanent Financing would be used to acquire Assets and pay a fee of 4.5% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, to the Advisor. The Line of Credit may be repaid with offering proceeds, working capital or Permanent Financing. The Line of Credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee. The Company has not yet received a commitment for any Permanent Financing and there is no assurance that the Company will obtain any Permanent Financing on satisfactory terms.

         As of September 1, 1998, the Company had acquired two hotel Properties consisting of land and building, and had initial commitments to acquire three additional Properties. However, as of September 1, 1998, the Company had not entered into any arrangements that create a reasonable probability that the Company will enter into any Mortgage Loan or Secured Equipment Lease.

INVESTMENT OF OFFERING PROCEEDS

         The Company has undertaken to supplement this Prospectus during the offering period to disclose the acquisition of Properties at such time as the Company believes that a reasonable probability exists that any such Property will be acquired by the Company. Based upon the experience and acquisition methods of the Affiliates of the Company and the Advisor, this normally will occur, with regard to acquisition of Properties, as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed, and (iii) a satisfactory site inspection has been completed. The initial disclosure of any proposed acquisition, however, cannot be relied upon as an assurance that the Company ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase or extension of financing. The terms of any borrowing by the Company will also be disclosed by supplement following receipt by the Company of an acceptable commitment letter from a potential lender.

         Acquisition of a restaurant Property generally involves an investment in land and building of approximately $400,000 to $1,250,000, although higher or lower figures for individual Properties are possible. Based on their past experience in acquiring similar properties and in light of current market conditions, management of the Company and the Advisor have estimated an average purchase price of $800,000 to $900,000 per restaurant Property. Based on the purchase prices of the two Properties acquired by the Company as of September 1, 1998 and current market conditions, the Company and the Advisor have estimated an average purchase price of $10,000,000 to $35,000,000 per hotel Property. If 15,000,000 Shares ($150,000,000) are sold, the Company could (i) invest in only hotel Properties, in which case it could acquire between 4 to 13 hotel Properties or (ii) invest in both restaurant and hotel Properties, although in this instance the number of restaurant Properties and hotel Properties would vary significantly depending upon the value of the hotel Properties acquired. Assuming that the Net Offering Proceeds are divided evenly between restaurant and hotel Properties, as to which there is no assurance, the Company could invest in approximately 70 to 80 restaurant Properties and 2 to 6 hotel Properties. In certain cases, the Company may become a co-venturer in a Joint Venture that will own the Property. In each such case, the Company's cost to purchase an interest in such Property will be less than the total purchase price and the Company therefore will be able to acquire interests in a greater number of Properties. The Company may also borrow to acquire Assets. See "Business Borrowing." Management estimates that approximately 30% to 50% of the Company's investment in a restaurant Property generally will be for the cost of land, and 50% to 70% generally will be for the cost of the building. For a hotel Property, management estimates that 10% to 20% of the Company's investment will be for cost of land and 80% to 90% for the cost of the building. See "Joint Venture Arrangements" below and "Risk Factors - Investment Risks - Possible Lack of Diversification." Management cannot estimate the number of Mortgage Loans that may be entered into. The Company may also borrow money to make Mortgage Loans.

         Although management cannot estimate the number of Secured Equipment Leases that may be entered into, it expects to fund the Secured Equipment Lease program from the proceeds of the Line of Credit or Permanent Financing in an amount not to exceed 10% of Gross Proceeds and management has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the total value of all Secured Equipment Leases will not exceed 25% of the Company's total assets, and that Secured Equipment Leases to a single lessee, in the aggregate, will not exceed 5% of total assets.

PROPERTY ACQUISITIONS

         On July 31, 1998, the Company acquired two hotel Properties. The Properties are the Residence Inn by Marriott located in the Buckhead (Lenox
Park) area of Atlanta, Georgia (the"Buckhead (Lenox Park) Property"), and the Residence Inn by Marriott located at Gwinnett Place in Duluth, Georgia (the "Gwinnett Place Property").

         The Company acquired the Buckhead (Lenox Park) Property for $15,731,414 from Buckhead Residence Associates, L.L.C. and the Gwinnett Place Property for $11,514,125 from Gwinnett Residence Associates, L.L.C. In connection with the purchase of the two Properties, the Company, as lessor, entered into two separate, long-term lease agreements. The lessee of the Buckhead (Lenox Park) and the Gwinnett Place Properties is the same unaffiliated lessee. The leases on both Properties are cross-defaulted. The general terms of the lease agreements are described in "Business -- Description of Property Leases." The principal features of the leases are as follows:

(0) The initial term of each lease expires in approximately 19 years, on August 31, 2017.

(0) At the end of the initial lease term, the tenant will have three consecutive renewal options of five years.

(0)      The  leases  will  require   minimum  rent   payments  to  the  Company
         aggregating $1,651,798 per year for the Buckhead (Lenox Park) Property and $1,208,983 per year for the Gwinnett Place Property.

(0) Minimum rent payments will increase to $1,691,127 per year for the Buckhead (Lenox Park) Property and $1,237,768 per year for the Gwinnett Place Property after the first lease year.

(0) In addition to minimum rent, for each calendar year, the leases will require percentage rent equal to 15% of the aggregate amount of all revenues combined, for the Buckhead (Lenox Park) and the Gwinnett Place Properties, in excess of $8,080,000.

(0) A security deposit equal to $819,000 for the Buckhead (Lenox Park) Property and $598,500 for the

         Gwinnett Place Property will be retained by the Company as security for the tenant's obligations under the leases.

(0) Management fees payable to Stormont Trice Management Corporation for operation of the Buckhead (Lenox Park) and Gwinnett Place Properties are subordinated to minimum rents due to the Company.

(0) The tenant of the Buckhead (Lenox Park) and Gwinnett Place Properties will establish a capital expenditures reserve fund which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties (the "FF&E Reserve"). Deposits to the FF&E Reserve will be made monthly as follows: 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

(0) Stormont Trice Corporation, Stormont Trice Development Corporation and Stormont Trice Management Corporation jointly and severally will guarantee the obligations of the tenant under the leases for the Buckhead (Lenox Park) and the Gwinnett Place Properties combined. The guarantee terminates on the earlier of the end of the third lease year or at such time as the net operating income from the Buckhead (Lenox
         Park) and the Gwinnett Place Properties exceeds minimum rent due under the leases by 25% for any trailing 12 month period. The guarantee is equal to $2,835,000 for the first two years, and $1,197,000 for the third year.

         The estimated  federal income tax basis of the  depreciable  portion of
the  Buckhead   (Lenox  Park)  Property  and  the  Gwinnett  Place  Property  is
$14,400,000 and $11,000,000, respectively.

         The Buckhead (Lenox Park) Property and the Gwinnett Place Property are newly constructed hotels which commenced operations on August 7, 1997 and July 29, 1997, respectively. The Buckhead (Lenox Park) Property is situated in a 22 acre mixed-use development and has 150 guest suites. The Gwinnett Place Property is located 30 minutes from downtown Atlanta and has 132 guest suites. Other lodging facilities located in proximity to the Buckhead (Lenox Park) Property include an Embassy Suites, a Summerfield Suites, a Homewood Suites, an Amerisuites, a Courtyard by Marriott and another Residence Inn by Marriott. Other lodging facilities located in proximity to the Gwinnett Place Property include a Courtyard by Marriott, an Amerisuites, a Sumner Suites and a Hampton Inn. The average occupancy rate and the revenue per available room for the periods the hotels have been operational are as follows:

                        Buckhead (Lenox Park) Property                         Gwinnett Place Property

                Average         Average           Revenue            Average          Average          Revenue
                Occupancy      Daily Room          per               Occupancy       Daily Room         per
    Year         Rate           Rate            Available Room        Rate            Rate           Available Room
   ------    ------------   -------------       --------------    ------------    -------------      --------------

    *1997       42.93%          $91.15            $39.13              39.08%          $85.97           $33.60
   **1998       77.57%           98.27             74.92              71.97%           87.29            62.67


* Data for the Buckhead (Lenox Park) Property represents the period August 7, 1997 through December 31, 1997 and data for the Gwinnett
         Place Property represents the period August 1, 1997 through December 31, 1997.
**       Data for 1998 represents the period January 1, 1998  through  July  31,
         1998.

         The Company believes that the results achieved by the Properties for year-end 1997, are not indicative of their long-term operating potential, as both Properties had been open for less than six months during the reporting period.

         Marriott International is one of the world's leading hospitality companies. According to Marriott data as of April 1998, Marriott International had nearly 1,700 units, offering more than 229,000 rooms worldwide. Although Marriott International is the franchisor for these Properties, it is not affiliated with the lessee and has not guaranteed the payments due under the leases.

         Each Residence Inn offers complimentary breakfast and newspaper every morning, an evening hospitality hour, a swimming pool, heated whirlpool and sport court. Guest suites provide in-room modem jacks, separate living and sleeping areas and a fully equipped kitchen with appliances and cooking utensils. According to Marriott, as of April 1998, there were 273 Residence Inn hotels in the United States and four in Canada and Mexico. The Company believes that the Residence Inn by Marriott brand is the leading upscale brand in the extended stay segment of the United States hotel industry.

PENDING INVESTMENTS

         As of September 1, 1998, the Company had initial commitments to acquire indirectly, three hotel properties. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. In order to acquire these properties, the Company must obtain additional funds through the receipt of additional offering proceeds and debt financing. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of these properties are expected to be entered into on substantially the same terms described in "Business -- Description of Property Leases."

         Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.



                            Estimated Purchase        Lease Term and              Minimum Annual
Property                          Price              Renewal Options                      Rent                 Percentage Rent
--------                          -----              ---------------                      ----                 ---------------
Courtyard by Marriott               (2)           15 years; two ten-year    10% of the Company's total       for each lease year
Orlando, FL (1)                                   renewal options           cost to purchase the property    after the second lease
(the "Courtyard Little                                                                                       year, 7% of revenues
Lake Bryan Property")                                                                                        in excess of revenues
Hotel to be constructed                                                                                      for the second lease
                                                                                                             year
Fairfield Inn by Marriott           (2)           15 years; two ten-year    10% of the Company's total
Orlando, FL (1)                                   renewal options           cost to purchase the property    for each lease year
(the "Fairfield Inn Little                                                                                   after the second lease
Lake Bryan Property")                                                                                        year, 7% of revenues
Hotel to be constructed                                                                                      in excess of revenues
                                                                                                             for the second lease
Fairfield Suites by                 (2)           15 years; two ten-year    10% of the Company's total       year
Marriott                                          renewal options           cost to purchase the property
Orlando, FL (1)                                                                                              for each lease year
(the "Fairfield Suites                                                                                       after the second lease
Little Lake Bryan                                                                                            year, 7% of revenues
Property")                                                                                                   in excess of revenues
Hotel to be constructed                                                                                      for the second lease
                                                                                                             year



------------------------------------

FOOTNOTES:

(1) The leases for the Courtyard Little Lake Bryan, the Fairfield Inn Little Lake Bryan and the Fairfield Suites Little Lake Bryan Properties are expected to be with the same unaffiliated lessee.

(2) The anticipated aggregate purchase price for the Courtyard Little Lake Bryan, Fairfield Inn Little Lake Bryan and Fairfield Suites Little Lake Bryan Properties is between $90 million and $100 million.

         The following chart provides additional information on systemwide occupancy levels for Marriott lodging brands:

                          Total Occupancy Rate for 1997
                          Marriott Brand as Compared to
                              U.S. Lodging Industry

                                                           Occupancy Rate

            U.S. Lodging Industry                               66.0%
            Courtyard by Marriott                               78.2%
            Fairfield Inns & Suites                             73.0%
            Marriott Hotels, Resorts & Suites                   76.6%
            Residence Inn by Marriott                           80.6%

         Source:  Marriott  International,  Inc.  1997 Annual  Report

SITE SELECTION AND ACQUISITION OF PROPERTIES

         Construction and Renovation. Under the development agreement, the developer generally will be obligated to complete the construction or renovation of the building improvements within a specified period of time from the date of the development agreement, which generally will be between 4 to 5 months for restaurant Properties and between 12 to 18 months for hotel Properties. If the construction or renovation is not completed within that time and the developer fails to remedy this default within 10 days after notice from the Company, the Company will have the option to grant the developer additional time to complete the construction, to take over construction or renovation of the building improvements, or to terminate the development agreement and require the developer to purchase the Property at a price equal to the sum of (i) the Company's purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, (ii) all fees, costs, and expenses disbursed by the Company pursuant to the development agreement for construction of the building improvements, and (iii) the Company's "construction financing costs." The "construction financing costs" of the Company is an amount equal to a return, at the annual percentage rate used in calculating the minimum annual rent under the lease, on all Company payments and disbursements described in clauses (i) and (ii) above.

DESCRIPTION OF PROPERTIES

         The two hotel Properties owned by the Company as of September 1, 1998, conform, and the Advisor expects that any Properties purchased by the Company will conform, to the following specifications of size, cost, and type of land and buildings.

         Restaurant Properties. Lot sizes generally range from 25,000 to 60,000 square feet depending upon building size and local demographic factors. Restaurants located on land within shopping centers will be freestanding and may be located on smaller parcels if sufficient common parking is available.
Restaurant sites purchased by the Company will be in locations zoned for commercial use which have been reviewed for traffic patterns and volume of traffic. There is substantial competition for quality sites; accordingly, land costs may be high and are generally expected to range from $150,000 to $500,000, although the cost of the land for particular Properties may be higher or lower in some cases.

         The restaurant buildings generally will be rectangular and constructed from various combinations of stucco, steel, wood, brick, and tile. Building sizes generally will range from 2,500 to 6,000 square feet, with the larger restaurants having greater seating and equipment areas. Building and site preparation costs vary depending upon the size of the building and the site and the area in which the restaurant Property is located. It is estimated that building and site preparation costs generally will range from $250,000 to $750,000 for each restaurant Property.

DESCRIPTION OF PROPERTY LEASES

         Special Conditions. Certain leases may provide that the lessee will not be permitted to own or operate, directly or indirectly, another Property of the same or similar type as the leased Property that is or will be located within a specified distance of the leased Property.

JOINT VENTURE ARRANGEMENTS

         The Company may acquire Properties from time to time by issuing limited partnership units in CNL Hospitality Partners, LP to sellers of such Properties pursuant to which the seller, as owner, would receive partnership interests convertible at a later date into Common Stock of the Company. The Company is the general partner of CNL Hospitality Partners, LP. This structure enables a property owner to transfer property without incurring immediate tax liability, and therefore may allow the Company to acquire Properties on more favorable terms than otherwise.

BORROWING

         The Company will borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with any borrowing. The Company plans to obtain one or more revolving Lines of Credit in an aggregate amount up to $45,000,000, and may, in addition, also obtain Permanent Financing. The Line of Credit may be repaid with offering proceeds, working capital or Permanent Financing. The Line of Credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee.

         On July 31, 1998, the Company entered into a revolving line of credit and security agreement with a bank to be used by the Company to acquire hotel Properties. The Line of Credit provides that the Company will be able to receive advances of up to $30,000,000 until July 30, 2003, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable discretion, of the credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Advances under the Line of Credit will bear interest at either (i) a rate per annum equal to 318 basis points above the LIBOR or (ii) a rate per annum equal to 30 basis points above the bank's base rate, whichever the Company selects at the time advances are made. In addition a fee of .5% per loan will be due and payable to the bank on funds as advanced. Each loan made under the Line of Credit will be secured by the assignment of rents and leases. In addition, the Line of Credit provides that the Company will not be able to further encumber the applicable hotel Property during the term of the loan without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the Line of Credit. The Company must also pay the bank's attorneys fees, subject to a maximum cap, incurred in connection with the Line of Credit and each advance. As of September 1, 1998, the Company had obtained two advances totalling $8,600,000 relating to the Line of Credit. In connection with the Line of Credit, the Company incurred a commitment fee, legal fees and closing costs of $60,266. The proceeds were used in connection with the purchase of two hotel Properties described in "Business -- Property Acquisitions."

         Management believes that any financing obtained during the offering period will allow the Company to make investments in Assets that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares. By eliminating this delay, the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Assets acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Assets and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of borrowings will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs, which may be substantial in certain states.

         Similarly, management believes that the borrowings will benefit the Company by allowing it to take advantage of its ability to borrow at favorable interest rates. Specifically, the Company intends to structure the terms of any financing so that the lease rates for Properties acquired and the interest rates for Mortgage Loans and Secured Equipment Leases made with the loan proceeds will exceed the interest rate payable on the financing. To the extent that the Company is able to structure the financing on these terms, the Company will increase its net revenues. In addition, the use of financing will increase the diversification of the Company's portfolio by allowing it to acquire more Assets than would be possible using only the Gross Proceeds from the offering.

         As a result of existing relationships between Affiliates of the Advisor and certain financing sources, the Company may have the opportunity to obtain financing at more favorable interest rates than the Company could otherwise obtain. In connection with any financing obtained by the Company as a result of any such relationship, the Company will pay a loan origination fee to the Affiliate. In addition, certain lenders may require, as a condition of providing financing to the Company, that the Affiliate with which the lender has an existing relationship act as a loan servicing agent. In connection with any such arrangement the Company will pay a loan servicing fee to the Affiliate. Any loan origination fee or loan servicing fee paid to an Affiliate of the Company is subject to the approval by a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction as fair and reasonable to the Company and on terms not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties.
See "Conflicts of Interest - Certain Conflict Resolution Procedures."

         The Company may also borrow funds for the purpose of preserving its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning Invested Capital to the stockholders unless necessary to eliminate corporate-level tax to the Company. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Board of Directors anticipates that the aggregate amounts of any Lines of Credit will be up to $45,000,000 and that the aggregate amount of the Permanent Financing will not exceed 30% of the Company's total assets. However, in accordance with the Company's Articles of Incorporation, the maximum amount of borrowing in relation to Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, shall not exceed 300% of Net Assets. Any excess in borrowing over such 300% level shall occur only with approval by a majority of the Independent Directors and will be disclosed and explained to stockholders in the first quarterly report of the Company prepared after such approval occurs.

                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Exhibit B.

                                                            Six Months Ended                 Year Ended
                                                   June 30, 1998    June 30, 1997            December 31
                                                   (Unaudited)      (Unaudited)         1997 (1)    1996 (2)
                                                   -----------      -----------         --------    --------

    Interest Income                                  $   371,159$             -      $    46,071  $       -
    Net earnings                                         201,973              -           22,852          -
    Cash distributions declared (3)                      257,086              -           29,776          -
    Funds from operations (4)                            201,973              -           22,852          -
    Earnings per Share                                      0.11              -             0.03          -
    Cash distributions declared per Share                   0.15              -             0.05          -
    Weighted average number of Shares outstanding (5)  1,820,362              -          686,063          -


                                                   June 30, 1998    June 30, 1997   December 31, December 31,
                                                   (Unaudited)      (Unaudited)       1997           1996
                                                  --------------    -------------   ------------ ------------

    Total assets                                     $20,332,910       $712,487       $9,443,476     $598,190
    Total stockholders' equity                        20,240,660        200,000        9,233,917      200,000


(1) No operations commenced until the Company received minimum offering proceeds and funds were released from escrow on October 15, 1997.

(2) Selected financial data for 1996 represents the period June 12, 1996 (date of inception) through December 31, 1996.

(3) Approximately 21% and 23% of cash distributions for the six months ended June 30, 1998 and the year ended December 31, 1997, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis. The Company has not treated such amount as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(4) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying financial statements and notes thereto. See Exhibit B -- Financial Information.

(5) The weighted average number of Shares outstanding is based upon the period the Company was operational.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION OF THE COMPANY

         This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, continued availability of proceeds from the Company's offering, the ability of the Company to obtain permanent financing on satisfactory terms, the ability of the Company to identify suitable investments, the ability of the Company to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of such tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases.

         The Company is a Maryland corporation that was organized on June 12, 1996. On June 15, 1998, the Company formed CNL Hospitality Partners, LP, a wholly owned Delaware limited partnership (the "Partnership"). Properties acquired are expected to be held by the Partnership and, as a result, owned by the Company through the Partnership. The term "Company" includes CNL Hospitality Properties, Inc. and its subsidiaries, CNL Hospitality GP Corp., CNL Hospitality LP Corp. and CNL Hospitality Partners, LP.

         As of June 30,1998, the Company had not yet acquired any Properties and had no significant operating history. Since leases generally will be entered into on a "triple-net" basis, the Company does not expect, although it has the right, to maintain a reserve for operating expenses. The Company's Properties, Mortgage Loans and Secured Equipment Leases will not be readily marketable and their value may be affected by general market conditions. Nevertheless, management believes that capital and revenues of the Company will be sufficient to fund the Company's anticipated investments, proposed operations, and cash Distributions to the stockholders.

LIQUIDITY AND CAPITAL RESOURCES

         Effective July 9, 1997, the Company commenced its offering of Shares of common stock. As of June 30, 1998, the Company had received aggregate subscription proceeds of $23,578,169 (2,357,817 Shares) from the offering, including $9,704 (970 Shares) through the Company's Reinvestment Plan.

         As of June 30, 1998, net proceeds to the Company from its offering of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Organizational and Offering Expenses totalled approximately $20,283,000. As of June 30, 1998, the Company has invested $50,000 as earnest money deposits on two Properties, and had incurred approximately $1,107,500 in Acquisition Fees and Acquisition Expenses, leaving approximately $19,125,500 in Net Offering Proceeds available for investment in Properties and Mortgage Loans.

         The Company will use Net Offering Proceeds from this offering to purchase Properties and to invest in Mortgage Loans. See "Investment Objectives and Policies." In addition, the Company intends to borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowing. The Company plans to obtain one or more revolving Lines of Credit in an aggregate amount up to $45,000,000, and may, in addition, also obtain Permanent Financing. The Line of Credit may be repaid with offering proceeds, working capital or Permanent Financing. Although the Board of Directors anticipates that the Line of Credit will be in the amount up to $45,000,000 and that the aggregate amount of any Permanent Financing will not exceed 30% of the Company's total assets, the maximum amount the Company may borrow, absent a satisfactory showing that a higher level of borrowing is appropriate as approved by a majority of the Independent Directors, is 300% of the Company's Net Assets.

         On July 31, 1998, the Company entered into an initial revolving line of credit and security agreement with a bank to be used by the Company to acquire hotel Properties. The initial Line of Credit provides that the Company will be able to receive advances of up to $30,000,000 until July 30, 2003, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable discretion, of the credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Advances under the Line of Credit will bear interest at either (i) a rate per annum equal to 318 basis points above the LIBOR or (ii) a rate per annum equal to 30 basis points above the bank's base rate, whichever the Company selects at the time advances are made. In addition a fee of .5% per advance will be due and payable to the bank on funds as advanced. Each advance made under the Line of Credit will be secured by the assignment of rents and leases. In addition, the Line of Credit provides that the Company will not be able to further encumber the applicable hotel Property during the term of the advance without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the Line of Credit. The Company must also pay the bank's attorneys fees, subject to a maximum cap, incurred in connection with the Line of Credit and each advance. On July 31, 1998, the Company obtained two advances totalling $8,600,000 relating to the Line of Credit. In connection with the Line of Credit, the Company incurred a commitment fee, legal fees and closing costs of $60,266. The proceeds were used in connection with the purchase of the two hotel Properties. The Company has not yet received a commitment for any Permanent Financing and there is no assurance that the Company will obtain any Permanent Financing on satisfactory terms.

         As of September 1, 1998, the Company had received subscription proceeds of $26,736,275 (2,673,628 Shares) from its offering of Shares. As of September 1, 1998, net proceeds to the Company from its offering of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Organizational and Offering Expenses totalled approximately $23,188,000. As of September 1, 1998, the Company had invested approximately $18,670,000 of Net Offering Proceeds and $8,600,000 of advances from the Line of Credit in two hotel Properties, and had incurred approximately $1,400,000 in Acquisition Fees and Acquisition Expenses, leaving approximately $3,118,000 in Net Offering Proceeds available for investment in additional Properties and Mortgage Loans.

         As of September 1, 1998, the Company had initial commitments to acquire three hotel Properties. The acquisition of each of these Properties is subject to the fulfillment of certain conditions including, but not limited to, a satisfactory environmental survey and property appraisal. In order to acquire these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or advances on the Line of Credit. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. As of September 1, 1998, the Company had not entered into any arrangements creating a reasonable probability a particular Mortgage Loan or Secured Equipment Lease would be funded. The Company is presently negotiating to acquire additional Properties, but as of September 1, 1998, the Company had not acquired any such Properties or entered into any Mortgage Loans.

         Properties will be leased on a long-term, triple-net basis, meaning that tenants are generally required to pay all repairs and maintenance, property taxes, insurance and utilities. Rental payments under the leases are expected to exceed the Company's operating expenses. For these reasons, no short-term or long-term liquidity problems associated with operating the Properties are currently anticipated by management.

         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term, highly liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At June 30, 1998, the Company had $19,156,223 invested in such short-term investments (including certificates of deposit totalling $1,500,417) as compared to $8,869,838 at December 31, 1997. The increase in the amount invested in short-term investments reflects subscription proceeds derived from the sale of Shares during the six months ended June 30, 1998. The majority of these funds were used to acquire the two Properties described above. The remaining funds will be used primarily to purchase and develop or renovate Properties, to make Mortgage Loans, to pay Organizational and Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders, to pay other Company expenses and, in management's discretion, to create cash reserves.

         During the six months ended June 30, 1998 and 1997, Affiliates of the Company incurred on behalf of the Company $58,403 and $87,774, respectively, for certain Organizational and Offering Expenses. In addition, during the six months ended June 30, 1998, Affiliates of the Company incurred on behalf of the Company $20,302 for certain Acquisition Expenses and $58,172 for certain Operating Expenses. As of June 30, 1998, the Company owed the Advisor $60,918 for such amounts, unpaid fees and administrative expenses. The Advisor has agreed to pay or reimburse to the Company all Organizational and Offering Expenses in excess of three percent of Gross Proceeds.

         During the six months ended June 30, 1998, the Company generated cash from operations (which includes interest received less cash paid for operating expenses) of $210,452. Based on current and anticipated future cash from operations, the Company declared Distributions to its stockholders of $257,086 during the six months ended June 30, 1998. No Distributions were paid or declared for the six months ended June 30, 1997, because operations had not commenced. On July 1, August 1, and September 1, 1998, the Company declared Distributions to its stockholders totalling $99,631, $105,707 and $157,038, respectively ($0.0417, $0.0417 and $0.058 per share, respectively), payable in September 1998. For the six months ended June 30, 1998, 100 percent of the Distributions received by stockholders were considered to be ordinary income for federal income tax purposes. No amounts distributed or to be distributed to the stockholders as of September 1, 1998, were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital.

         Due to anticipated low operating expenses, rental income expected to be obtained from Properties after they are acquired, the fact that Permanent Financing has not been obtained and that the Company has not entered into Mortgage Loans or Secured Equipment Leases, management does not believe that working capital reserves will be necessary at this time. Management has the right to cause the Company to maintain reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources, other than as referred to in the Prospectus.

         Management expects that the cash to be generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.

RESULTS OF OPERATIONS

         No operations commenced until the Company received the minimum offering proceeds of $2,500,000 on October 15, 1997. As of June 30, 1998, the Company had not yet acquired any Properties nor entered into any Mortgage Loans or Secured Equipment Leases.

         During the quarter and six months ended June 30, 1998, the Company earned $232,006 and $371,159, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments. As Net Offering Proceeds are invested in Properties and used to make Mortgage Loans, the percentage of the Company's total revenues from interest income from investments in money market accounts or other short term, highly liquid investments is expected to decrease.

         Operating expenses, including amortization expense, were $77,341 and $169,186 for the quarter and six months ended June 30, 1998, respectively. Operating expenses, including amortization expense, represent only a portion of operating expenses which the Company is expected to incur during a full period in which the Company owns Properties. The dollar amount of operating expenses is expected to increase as the Company acquires Properties and invests in Mortgage Loans. However, general and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires Properties and invests in Mortgage Loans.

         Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." This Statement requires the reporting of net earnings and all other changes to equity during the period, except those resulting from investments by owners and distributions to owners, in a separate statement that begins with net earnings. Currently, the Company's only component of comprehensive income is net earnings.

         In  March  1998,  the  Emerging  Issues  Task  Force  of the  Financial
Accounting Standards Board reached a consensus in EITF 97-11, entitled "Accounting for Internal Costs Relating to Real Estate Property Acquisitions." EITF 97-11 provides that internal costs of identifying and acquiring operating Property should be expensed as incurred. Due to the fact that the Company does not have an internal acquisitions function and instead, contracts these services from the Advisor, the effectiveness of EITF 97-11 had no material effect on the Company's financial position or results of operations.

         In April 1998, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-Up Activities," which is effective for the Company as of January 1, 1999. This SOP requires start-up and organization costs to be expensed as incurred and also requires previously deferred start-up costs to be recognized as a cumulative effect adjustment in the statement of income. The Company does not believe that adoption of this SOP will have a material effect on the Company's financial position or results of operations.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and executive officers of the Company are listed below:

         Name                 Age          Position with the Company
         ----                 ---          -------------------------

James M. Seneff, Jr.          52           Director, Chairman of the Board,
                                             and Chief Executive Officer
Robert A. Bourne              51           Director and President
G. Richard Hostetter          58           Independent Director
J. Joseph Kruse               65           Independent Director
Richard C. Huseman            59           Independent Director
Charles A. Muller             40           Executive Vice President
John T. Walker                39           Executive Vice President
Jeanne A. Wall                40           Executive Vice President
Lynn E. Rose                  49           Secretary and Treasurer

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has a standing Audit Committee, the members of which are selected by the full Board of Directors each year. The Audit Committee makes recommendations to the Board of Directors in accordance with those of the independent accountants of the Company. The Board of Directors shall review with such accounting firm the scope of the audit and the results of the audit upon its completion.

         In addition, the Company has formed a Compensation Committee, the members of which are selected by the full Board of Directors each year.

         At least a majority of the members of each committee of the Company's Board of Directors must be Independent Directors.


                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISORY AGREEMENT

         The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Board of Directors, including the Independent Directors, expires one year after the date of execution, on July 10, 1999, subject to successive one-year renewals upon mutual consent of the parties. In the event that a new Advisor is retained, the previous Advisor will cooperate with the Company and the Directors in effecting an orderly transition of the advisory functions. The Board of Directors (including a majority of the
Independent Directors) shall approve a successor Advisor only upon a determination that the Advisor possesses sufficient qualifications to perform the advisory functions for the Company and that the compensation to be received by the new Advisor pursuant to the new Advisory Agreement is justified.


                              CERTAIN TRANSACTIONS

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of common stock for services in connection with the offering of Shares, a substantial portion of which has been or will be paid as commissions to other broker-dealers. For the period January 1, 1998 through September 1, 1998, and the year ended December 31, 1997, the Company incurred $1,155,816 and $849,405, respectively, of such fees, a substantial portion of which was paid by the Managing Dealer as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a Marketing Support and Due Diligence Expense Reimbursement Fee equal to 0.5% of the total amount raised from the sale of Shares, a portion of which may be reallowed to other broker-dealers. For the period January 1, 1998 through September 1, 1998, and the year ended December 31, 1997, the Company incurred $77,054 and $56,627, respectively, of such fees, substantially all of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares, loan proceeds from Permanent Financing and amounts outstanding on the Line of Credit, if any, at the time of Listing, but excluding that portion of the Permanent Financing used to finance Secured Equipment Leases. For the period January 1, 1998 through September 1, 1998, and the year ended December 31, 1997, the Company incurred $693,489 and $509,643, respectively, of such fees.

         The Advisor and its Affiliates provide administrative services to the Company (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the six months ended June 30, 1998, the year ended December 31, 1997 and the period June 12, 1996 (date of inception) through December 31, 1996, the Company incurred a total of $230,419, $192,224 and $28,665, respectively, for these services, $154,337, $185,335 and $28,665, respectively, of such costs representing stock issuance costs and $76,082, $6,889 and $0, respectively, representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. PRIOR PUBLIC PROGRAMS HAVE INVESTED ONLY IN RESTAURANT PROPERTIES AND HAVE NOT INVESTED IN HOTEL PROPERTIES. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PUBLIC REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES IN THE COMPANY WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS OR CORPORATIONS TO WHICH THE FOLLOWING INFORMATION RELATES.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 88 and 89 real estate limited partnerships, respectively, including the 18 publicly offered CNL Income Fund partnerships, and as directors and officers of CNL American Properties Fund, Inc., which purchased restaurant properties similar to those to be acquired by the Company, listed in the table below. None of these limited partnerships or the unlisted REIT has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior partnerships, the general partners of these partnerships believe that each of such partnerships has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties similar to those that the Company intends to acquire and have investment objectives similar to those of the Company. In addition, Messrs. Bourne and Seneff currently serve as directors and officers of CNL American Properties Fund, Inc., an unlisted public REIT, which was organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases similar to those that the Company intends to invest in and has investment objectives similar to those of the Company. As of June 30, 1998, the 18 partnerships and the unlisted REIT had raised a total of $1,129,500,099 from a total of 72,558 investors, and had invested in 1,033 fast-food, family-style and casual-dining restaurant properties. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the unlisted public REIT is set forth below.

                                                                              Number of                    Date 90% of Net
                                                                               Limited                     Proceeds Fully
                          Maximum                                            Partnership                     Invested or
Name of                   Offering                                            Units or                      Committed to
Entity                    Amount (1)             Date Closed                 Shares Sold                   Investment (2)
------                    ----------             -----------                 -----------                   --------------
CNL Income                $15,000,000            December 31, 1986                 30,000               December 1986
Fund, Ltd.                (30,000 units)

CNL Income                $25,000,000            August 21, 1987                   50,000               November 1987
Fund II, Ltd.             (50,000 units)

CNL Income                $25,000,000            April 29, 1988                    50,000               June 1988
Fund III, Ltd.            (50,000 units)

CNL Income                $30,000,000            December 6, 1988                  60,000               February 1989
Fund IV, Ltd.             (60,000 units)

CNL Income                $25,000,000            June 7, 1989                      50,000               December 1989
Fund V, Ltd.              (50,000 units)


        -28-






CNL Income                $35,000,000            January 19, 1990                  70,000               May 1990
Fund VI, Ltd.             (70,000 units)

CNL Income                $30,000,000            August 1, 1990                30,000,000               January 1991
Fund VII, Ltd.            (30,000,000 units)

CNL Income                $35,000,000            March 7, 1991                 35,000,000               September 1991
Fund VIII, Ltd.           (35,000,000 units)

CNL Income                $35,000,000            September 6, 1991              3,500,000               November 1991
Fund IX, Ltd.             (3,500,000 units)

CNL Income                $40,000,000            April 22, 1992                 4,000,000               June 1992
Fund X, Ltd.              (4,000,000 units)

CNL Income                $40,000,000            October 8, 1992                4,000,000               September 1992
Fund XI, Ltd.             (4,000,000 units)

CNL Income                $45,000,000            April 15, 1993                 4,500,000               July 1993
Fund XII, Ltd.            (4,500,000 units)

CNL Income                $40,000,000            September 13, 1993             4,000,000               August 1993
Fund XIII, Ltd.           (4,000,000 units)

CNL Income                $45,000,000            March 23, 1994                 4,500,000               May 1994
Fund XIV, Ltd.            (4,500,000 units)

CNL Income                $40,000,000            September 22, 1994           4,000,000                 December 1994
Fund XV, Ltd.             (4,000,000 units)

CNL Income                $45,000,000            July 18, 1995                4,500,000                 August 1995
Fund XVI, Ltd.            (4,500,000 units)

CNL Income                $30,000,000            October 10, 1996             3,000,000                 December 1996
Fund XVII,                (3,000,000 units)
Ltd.

CNL Income                $35,000,000            February 6, 1998             3,500,000                 December 1997
Fund XVIII,               (3,500,000 units)
Ltd.

CNL American              $745,000,000                (3)                        (3)                         (3)
Properties                (74,500,000
Fund, Inc.                shares)


------------------------------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, CNL American Properties Fund, Inc. commenced an offering of a maximum of 15,000,000 shares of common stock ($150,000,000), excluding 1,500,000 shares ($15,000,000), available to investors participating in the distribution reinvestment plan. On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment  plan.  Following  completion  of  the  initial  offering  on
      February 6, 1997, CNL American Properties Fund, Inc. commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, CNL American Properties Fund, Inc. commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of June 30, 1998, CNL American Properties Fund, Inc. had received subscriptions totalling $111,880,663 (11,188,006 shares), including $1,828,291 (182,829 shares) through the reinvestment plan, from the 1998 Offering. As of such date, CNL American Properties Fund, Inc. had purchased 320 properties.

         As of June 30, 1998, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of 68 of these 69 nonpublic limited partnerships had terminated as of June 30, 1998. These 68 partnerships raised a total of $170,327,353 from approximately 4,241 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 206 projects as of June 30, 1998. These 206 projects consist of 19 apartment projects (comprising 11% of the total amount raised by all 68 partnerships), 13 office buildings (comprising 5% of the total amount raised by all 68 partnerships), 159 fast-food or family-style restaurant property and business investments (comprising 68% of the total amount raised by all 68 partnerships), one condominium development (comprising .5% of the total amount raised by all 68 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 68 partnerships), eight commercial/retail properties (comprising 10% of the total amount raised by all 68 partnerships), and two tracts of undeveloped land (comprising .5% of the total amount raised by all 68 partnerships). The offering of the one remaining nonpublic limited partnership (offering totalling $15,000,000) had raised $13,637,500 from 263 investors (approximately 90.91% of the total offering amount) as of June 30, 1998.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 13 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 89 real estate limited partnerships whose offerings had closed as of June 30, 1998 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past ten years, 38 invested in restaurant properties leased on a "triple-net" basis, including seven which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 89 real estate limited partnerships).

         The following table sets forth summary information, as of June 30, 1998, regarding property acquisitions by the 18 limited partnerships and the one unlisted REIT that, either individually or through a joint venture or partnership arrangement, acquired restaurant properties and that have investment objectives similar to those of the Company.




Name of                  Type of                                               Method of                  Type of
Entity                   Property                 Location                     Financing                  Program
------                   --------                 --------                     ---------                  -------
CNL Income               22 fast-food or        AL, AZ, CA, FL,                All cash                   Public
Fund, Ltd.               family-style           GA, LA, MD, OK,
                         restaurants            PA, TX, VA, WA

CNL Income               49 fast-food or        AL, AZ, CO, FL,                All cash                   Public
Fund II, Ltd.            family-style           GA, IL, IN, KS,
                         restaurants            LA, MI, MN, MO,
                                                NC, NM, OH, TN,
                                                TX, WA, WY

CNL Income               37 fast-food or        AZ, CA, CO, FL,                All cash                   Public
Fund III, Ltd.           family-style           GA, IA, IL, IN,
                         restaurants            KS, KY, MD, MI,
                                                MN, MO, NC,
                                                NE, OK, TX

CNL Income               45 fast-food or        AL, DC, FL, GA,                All cash                   Public
Fund IV, Ltd.            family-style           IL, IN, KS, MA,
                         restaurants            MD, MI, MS, NC,
                                                OH, PA, TN, TX,
                                                VA

CNL Income               35 fast-food or        AZ, FL, GA, IL,                All cash                   Public
Fund V, Ltd.             family-style           IN, MI, NH, NY,
                         restaurants            OH, SC, TN, TX,
                                                UT, WA

CNL Income               55 fast-food or        AR, AZ, FL, GA,                All cash                   Public
Fund VI, Ltd.            family-style           IL, IN, KS, MA,
                         restaurants            MI, MN, NC, NE,
                                                NM, NY, OH,
                                                OK, PA, TN, TX,
                                                VA, WA, WY

CNL Income               49 fast-food or        AZ, CO, FL, GA,                All cash                   Public
Fund VII, Ltd.           family-style           IN, LA, MI, MN,
                         restaurants            NC, OH, SC, TN,
                                                TX, UT, WA

CNL Income               42 fast-food or        AZ, FL, IN, LA,                All cash                   Public
Fund VIII, Ltd.          family-style           MI, MN, NC, NY,
                         restaurants            OH, TN, TX, VA

CNL Income               43 fast-food or        AL, CO, FL, GA,                All cash                   Public
Fund IX, Ltd.            family-style           IL, IN, LA, MI,
                         restaurants            MN, MS, NC, NH,
                                                NY, OH, SC, TN,
                                                TX

CNL Income               51 fast-food or        AL, CA, CO, FL,                All cash                   Public
Fund X, Ltd.             family-style           ID, IL, LA, MI,
                         restaurants            MO, MT, NC,
                                                NH, NM, NY,
                                                OH, PA, SC, TN,
                                                TX


         -31-






CNL Income               40 fast-food or        AL, AZ, CA, CO,                All cash                   Public
Fund XI, Ltd.            family-style           CT, FL, KS, LA,
                         restaurants            MA, MI, MS, NC,
                                                NH, NM, OH,
                                                OK, PA, SC, TX,
                                                VA, WA

CNL Income               49 fast-food or        AL, AZ, CA, FL,                All cash                   Public
Fund XII, Ltd.           family-style           GA, LA, MO, MS,
                         restaurants            NC, NM, OH, SC,
                                                TN, TX, WA

CNL Income               50 fast-food or        AL, AR, AZ, CA,                All cash                   Public
Fund XIII, Ltd.          family-style           CO, FL, GA, IN,
                         restaurants            KS, LA, MD, NC,
                                                OH, PA, SC, TN,
                                                TX, VA

CNL Income               64 fast-food or        AL, AZ, CO, FL,                All cash                   Public
Fund XIV, Ltd.           family-style           GA, KS, LA, MN,
                         restaurants            MO, MS, NC, NJ,
                                                NV, OH, SC, TN,
                                                TX, VA

CNL Income               55 fast-food or        AL, CA, FL, GA,                All cash                   Public
Fund XV, Ltd.            family-style           KS, KY, MN,
                         restaurants            MO, MS, NC, NJ,
                                                NM, OH, OK, PA,
                                                SC, TN, TX, VA

CNL Income               47 fast-food or        AZ, CA, CO, DC,                All cash                   Public
Fund XVI, Ltd.           family-style           FL, GA, ID, IN,
                         restaurants            KS, MN, MO, NC,
                                                NM, NV, OH, TN,
                                                TX, UT, WI

CNL Income               29 fast-food,          CA, FL, GA, IL,                All cash                   Public
Fund XVII, Ltd.          family-style or        IN, MI, NC, NV,
                         casual-dining          OH, SC, TN, TX
                         restaurant properties

CNL Income               23 fast-food,          AZ, CA, FL, GA,                All cash                   Public
Fund XVIII, Ltd.         family-style or        IL, KY, MD, MN,
                         casual-dining          NC, NV, NY, OH,
                         restaurant properties  TN, TX


         -32-






CNL American             320 fast-food,         AL, AZ, CA, CO,                All cash                 Public REIT
Properties Fund, Inc.    family-style or        CT, DE, FL, GA,
                         casual-dining          IA, ID, IL, IN,
                         restaurants            KS, KY, MD, MI,
                                                MN, MO, NC,
                                                NE, NJ, NM, NV,
                                                NY, OH, OK, OR,
                                                PA, RI, SC, TN,
                                                TX, UT, VA, WA,
                                                WI, WV



     -----------------------------------------------------------------------



         A more detailed description of the acquisitions by real estate limited partnerships and the unlisted REIT sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd. and CNL American Properties Fund, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the unlisted REIT, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the unlisted REIT with investment objectives similar to one or more of the Company's investment objectives is provided in the Prior Performance Tables included as Exhibit C. Information about the previous public partnerships, the offerings of which became fully subscribed between July 1993 and June 1998, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Exhibit C (in Table III), which include information as to the operating results of these prior partnerships, for more detailed information concerning the experience of Messrs. Seneff and Bourne.


                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

         The Company's primary investment objectives are to preserve, protect, and enhance the Company's assets while (i) making quarterly Distributions; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and Distributions) and providing protection against inflation through automatic increases in base rent and/or receipt of percentage rent, and obtaining fixed income through the receipt of payments on Mortgage Loans and Secured Equipment Leases; (iii) continuing to qualify as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment, either in whole or in part, within five to ten years after commencement of the offering, through (a) Listing, or, (b) if Listing does not occur within ten years after commencement of the offering, the commencement of orderly Sales of the Company's assets, outside the ordinary course of business and consistent with its objective of qualifying as a REIT, and distribution of the proceeds thereof. The sheltering from tax of income from other sources is not an objective of the Company. If the Company is successful in achieving its investment and operating objectives, the stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of the Company's objectives, stockholders should realize that the ability of the Company to meet these objectives may be severely handicapped by any lack of diversification of the Company's investments and the terms of the leases.

DISTRIBUTIONS

         The following table reflects total Distributions and Distributions per Share declared and paid by the Company for each month since the Company commenced operations.

                          Total                   Distributions
Month                 Distributions                 Per Share
-----                 -------------                 ---------

November 1997            $10,757                      $0.02500
December 1997             19,019                      0.002500
January 1998              28,814                      0.002500
February 1998             32,915                      0.002500
March 1998                39,627                      0.002500
April 1998                46,677                      0.002500
May 1998                  52,688                      0.002500
June 1998                 56,365                      0.002500

         In addition, in July, August and September 1998, the Company declared Distributions totalling $99,631, $105,707 and $157,038, respectively (representing $0.0417, $0.0417 and $0.0583 per share, respectively), payable in September 1998. The Company intends to continue to make regular Distributions to stockholders. The payment of Distributions commenced in December 1997. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Distributions will be declared monthly during the offering period, declared monthly during any subsequent offering, paid on a quarterly basis during an offering period, and declared and paid quarterly thereafter. The Company is required to distribute annually at least 95% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return capital for federal income tax purposes, although such Distributions will not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors
(i) advise each stockholder of the risks associated with direct ownership of the property; (ii) offer each stockholder the election of receiving in-kind property distributions; and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.

         For the period October 15, 1997 (the date operations of the Company commenced) through December 31, 1997, 100 percent of the Distributions declared and paid were considered ordinary income for federal income tax purposes. Due to the fact that the Company had not yet acquired any Properties and was still in the offering stage as of December 31, 1997, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future years.

                        FEDERAL INCOME TAX CONSIDERATIONS

TAXATION OF THE COMPANY

         General. The Company has elected to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1997. The Company believes that it is organized and will operate in such a manner as to qualify as a REIT, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT. The provisions of the Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of Shares. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the alternative minimum tax on its items of tax preference. Third, if the Company has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made. Fourth, if the Company has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test. Sixth, if, during each calendar year, the Company fails to distribute at least the sum of (i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e. a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the corporation, and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then, to the extent of such property's "built-in gain" (the excess of the fair market value of such property at the time of acquisition by the Company over the adjusted basis in such property at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as provided in regulations promulgated by the United States Department of Treasury under the Code ("Treasury Regulations") that have not yet been promulgated). (The results described above with respect to the recognition of "built-in gain" assume that the Company will make an election pursuant to IRS Notice 88-19.)


                                     EXPERTS

         The audited balance sheets of the Company as of December 31, 1997 and 1996, and the related statements of earnings, stockholders' equity and cash flows for the year ended December 31, 1997, and for the period June 12, 1996 (date of inception) through December 31, 1996, included in this Prospectus, have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                   DEFINITIONS

         "Line of Credit" means one or more lines of credit in an aggregate amount up to $45,000,000, the proceeds of which will be used to acquire Properties and make Mortgage Loans and Secured Equipment Leases and to pay the Secured Equipment Lease Servicing Fee. The Line of Credit may be in addition to any Permanent Financing.

                                    EXHIBIT B

                              FINANCIAL INFORMATION

                         THE FINANCIAL STATEMENTS INCLUDED IN
                         THIS EXHIBIT B UPDATE AND REPLACE
                         EXHIBIT B TO THE ATTACHED PROSPECTUS,
                         DATED APRIL 21, 1998.

                                    EXHIBIT B

                              FINANCIAL INFORMATION

                          INDEX TO FINANCIAL STATEMENTS




                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    (formerly CNL American Realty Fund, Inc.)


Pro Forma Consolidated Financial Information (unaudited):

      Pro Forma Consolidated Balance Sheet as of June 30, 1998        B-2

      Pro Forma Consolidated Statement of Earnings for the six
          months ended June 30, 1998                                  B-3

      Pro Forma Consolidated Statement of Earnings for the year
          ended December 31, 1997                                     B-4

      Notes to Pro Forma Consolidated Financial Statements for
          the six months ended June 30, 1998 and the year ended
          December 31, 1997                                           B-5

Updated Unaudited Condensed Consolidated Financial Statements:

      Condensed Consolidated Balance Sheets as of June 30, 1998
          and December 31, 1997                                       B-7

      Condensed Consolidated Statements of Earnings for the six
          months ended June 30, 1998 and 1997                         B-8

      Condensed Consolidated Statements of Stockholders' Equity
          for the six months ended June 30, 1998 and the year
          ended December 31, 1997                                     B-9

      Condensed Consolidated Statements of Cash Flows for the six
          months ended June 30, 1998 and 1997                         B-10

      Notes to Condensed Consolidated Financial Statements for
          the six months ended June 30, 1998 and 1997                 B-12

Audited Financial Statements:

      Report of Independent Accountants                               B-19

      Balance Sheets as of December 31, 1997 and 1996                 B-20

      Statements of Earnings for the year ended December 31,
          1997 and the period June 12, 1996 (date of inception)
          through December 31, 1996                                   B-21

      Consolidated Statements of Stockholders' Equity for the
          year ended December 31, 1997 and the period June 12,
          1996 (date of inception) through December 31, 1996          B-22

      Consolidated Statements of Cash Flows for the year ended
          December 31, 1997 and the period June 12, 1996 (date
          of inception) through December 31, 1996                     B-23

      Notes to Consolidated Financial Statements for the year
          ended December 31, 1997 and the period June 12, 1996
          (date of inception) through December 31, 1996               B-25

                         PRO FORMA FINANCIAL INFORMATION


         The following Pro Forma Consolidated Balance Sheet of CNL Hospitality Properties, Inc. and subsidiaries (the "Company") gives effect to (i) the receipt of $23,578,282 in gross offering proceeds from the sale of 2,357,828 shares of common stock pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, for the period from inception through June 30, 1998 (ii) the receipt of $3,157,993 in gross offering proceeds from the sale of 315,799 additional shares and $8,600,000 from borrowings on the line of credit, for the period July 1, 1998 through September 1, 1998, and (iii) the application of such funds to purchase two properties, and to pay offering expenses, acquisition fees, and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Consolidated Balance Sheet as of June 30, 1998, includes the transactions described in (i) above, from its historical balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above, as if they had occurred on June 30, 1998.

         The Pro Forma Consolidated Statements of Earnings for the six months ended June 30, 1998 and the year ended December 31, 1997, include the historical operating results of the properties described in (iii) above that were acquired by the Company during the period July 1, 1998 through September 1, 1998, from the later of (1) the date the property became operational or (2) October 15, 1997, the date the Company became operational, to the end of the pro forma period presented.

         This pro forma financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    (formerly CNL American Realty Fund, Inc.)
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1998



                                                                                 Pro Forma
          ASSETS                                         Historical              Adjustments            Pro Forma
                                                         ----------              -----------            ---------
Investment in hotel properties                          $        -             $28,705,899 (a)         $28,705,899
Cash and cash equivalents                                17,655,806            (15,947,615)(a)           1,708,191
Certificates of deposit                                   1,500,417                     -                1,500,417
Prepaid expenses                                              2,046                     -                    2,046
Organization costs                                           17,167                                         17,167
Other assets                                              1,157,474               (917,493)(a)             239,981

                                                        $20,332,910            $11,840,791             $32,173,701
                                                        ===========            ===============         ===========

      LIABILITIES AND
   STOCKHOLDERS' EQUITY

Line of credit                                          $        -             $ 8,600,000 (a)         $ 8,600,000
Accounts payable and accrued
  expenses                                                    7,000                     -                    7,000
Due to related parties                                       85,250                335,437 (a)             420,687
                                                        -----------            -----------             -----------
    Total liabilities                                        92,250              8,935,437               9,027,687
                                                        -----------            -----------             -----------


   STOCKHOLDERS' EQUITY

Preferred stock, without par
  value.  Authorized and
  unissued 3,000,000 shares                                      -                      -                       -
Excess shares, $.01 par value
  per share.  Authorized and
  unissued 63,000,000 shares                                     -                      -                       -
Common stock, $.01 par value
  per share.  Authorized
  60,000,000 shares; issued
  and outstanding 2,377,828
  shares; issued and outstanding,
  as adjusted, 2,693,628 shares                              23,778                  3,158 (a)              26,936
Capital in excess of par value                           20,278,919              2,902,196 (a)          23,181,115
Accumulated distributions in
  excess of net earnings                                    (62,037)                    -                  (62,037)
                                                        -----------              ----------             -----------

    Total stockholders' equity                           20,240,660               2,905,354             23,146,014
                                                        -----------              ----------             ----------

                                                        $20,332,910             $11,840,791            $32,173,701
                                                        ===========             ===========            ===========



    See accompanying notes to unaudited pro forma consolidated balance sheet.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    (formerly CNL American Realty Fund, Inc.)
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                         SIX MONTHS ENDED JUNE 30, 1998


                                                                                  Pro Forma
                                                            Historical            Adjustments          Pro Forma
                                                            ----------            -----------          ---------
Revenues:
  Rental income from
    operating leases                                       $       -              $1,462,913 (1)       $1,462,913
  Interest income                                             371,159               (362,674)(2)            8,485
                                                           ----------             ----------           ----------
                                                              371,159             1,100,239             1,471,398
                                                           ----------            ----------            ----------

Expenses:
  General operating and
    administrative                                            146,656                                     146,656
  Professional fees                                            20,530                                      20,530
  Asset management fees
    to related party                                               -                  81,737 (3)           81,737
  Interest expense                                                 -                 378,400 (4)          378,400
  Depreciation and amortization                                 2,000                491,304 (5)          493,304
                                                           ----------             ----------           ----------
                                                              169,186               951,441             1,120,627
                                                           ----------            ----------            ----------

Net Earnings                                               $  201,973            $  148,798            $  350,771
                                                           ==========            ==========            ==========

Earnings Per Share of
  Common Stock (Basic
  and Diluted) (6)                                          $    0.11                                  $     0.16
                                                           ==========                                  ==========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (6)                                            1,820,362                                  2,145,446
                                                           ===========                                 ==========



See accompanying notes to unaudited pro forma consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    (formerly CNL American Realty Fund, Inc.)
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1997


                                                                                  Pro Forma
                                                             Historical           Adjustments          Pro Forma
                                                             ----------           -----------          ---------
Revenues:
  Rental income from
    operating leases                                         $       -            $  623,899 (1)       $  623,899
  Interest income                                                46,071              (46,071)(2)               -
                                                             ----------           ----------           ----------
                                                                 46,071             577,828               623,899
                                                             ----------           ----------           ----------

Expenses:
  General operating and
    administrative                                               22,386                                    22,386
  Asset and mortgage management
    fees to related party                                            -                27,245 (3)           27,245
  Interest expense                                                   -               157,667 (4)          157,667
  Depreciation and amortization                                     833              204,710 (5)          205,543
                                                             ----------           ----------           ----------
                                                                 23,219              389,622              412,841
                                                             ----------           ----------           ----------

Net Earnings                                                 $   22,852           $  188,206           $  211,058
                                                             ==========           ==========           ==========

Earnings Per Share of
  Common Stock (Basic
  and Diluted) (6)                                           $     0.03                                $     0.10
                                                             ==========                                ==========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (6)                                               686,063                                 2,115,004
                                                             ==========                                ==========




See accompanying notes to unaudited pro forma consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    (formerly CNL American Realty Fund, Inc.)
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND
                        THE YEAR ENDED DECEMBER 31, 1997

Pro Forma Consolidated Balance Sheet:
-------------------------------------

(a) Represents gross proceeds of $3,157,993 from the sale of 315,799 shares during the period July 1, 1998 through September 1, 1998, the receipt of $8,600,000 on borrowings from the line of credit and $15,947,615 of cash and cash equivalents used (i) to acquire two properties for $27,245,539, (ii) to pay acquisition fees and costs of $155,867 ($13,757 of which was accrued as due to related parties at June 30, 1998), to accrue acquisition fees of $387,000 relating to the acquired properties, and reclassify from other assets $917,493 of acquisition fees previously incurred relating to the acquired properties, and (iii) to pay selling commissions and offering expenses (syndication costs) of $304,202 which have been netted against stockholders' equity (a total of $51,563 of which had been incurred as of June 30, 1998).

         The pro forma adjustments to investment in hotel properties as a result of the above transactions were as follows:

                                                        Estimated        Acquisition
                                                     purchase price         fees
                                                       (including         allocated
                                                     closing costs)      to property        Total
                                                     --------------      -----------        -----
            Residence Inn Buckhead
              (Lenox Park) in Atlanta, GA             $15,731,414        $  843,203      $16,574,617
            Residence Inn Gwinnett Place               11,514,125           617,157       12,131,282
              in Duluth, GA                           -----------        ----------      -----------
                                                      $27,245,539        $1,460,360      $28,705,899
                                                      ===========        ==========      ===========


Pro Forma Consolidated Statements of Earnings:
----------------------------------------------

(1) Represents rental income from operating leases for the properties acquired during the period July 1, 1998 through September 1, 1998, which were operational prior to the acquisition of the property by the Company (the "Pro Forma Properties "), for the period commencing the later of (i) the date the Pro Forma Property became operational by the previous owner or (ii) October 15, 1997, the date the Company became operational, to the end of the pro forma period presented. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings.

                                                                Date Pro Forma
                                             Date Placed        Property Became
                                             in Service         Operational as
                                           By the Company       Rental Property
                                           --------------       ---------------

           Residence Inn Buckhead (Lenox
             Park) in Atlanta, GA           July 31, 1998      October 15, 1997
            Residence Inn Gwinnett Place
              in Duluth, GA                 July 31, 1998      October 15, 1997

         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1997 and 1998 that the previous owners held the properties, no pro forma adjustment was made for percentage rental income for the six months ended June 30, 1998 and year ended December 31, 1997.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    (formerly CNL American Realty Fund, Inc.)
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                   FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND
                        THE YEAR ENDED DECEMBER 31, 1997

Pro Forma Consolidated Statements of Earnings - Continued:
----------------------------------------------------------

(2) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing the later of (i) the dates the Pro Forma Properties became operational by the previous owners or (ii) October 15, 1997, the date the Company became operational, through the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that (i) all of the net offering proceeds received during the year ended December 31, 1997 and invested in interest bearing accounts for historical purposes were considered invested in Pro Forma Properties for pro forma purposes and (ii) interest income from interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the six months ended June 30, 1998.

(3) Represents asset management fees relating to the Pro Forma Properties for the period commencing the later of (i) the date the Pro Forma Properties became operational by the previous owners or (ii) October 15, 1997, the date the Company became operational, through the end of the pro forma period presented, as described in Note (1) above. Asset management fees are equal to 0.60% of the Company's Real Estate Asset Value (estimated to be approximately $27,245,539 for the Pro Forma Properties for the six months ended June 30, 1998 and the year ended December 31, 1997), as defined in the Company's prospectus.

(4) Represents interest expense incurred at a rate of 8.8% per annum in connection with the assumed borrowings from the line of credit of $8,600,000 on October 15, 1997.

(5) Represents depreciation expense of the building and the furniture, fixture and equipment ( "FF&E ") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. Also represents amortization of the loan origination fee of $43,000 (.5% on the $8,600,000 from borrowings on the line of credit) and $17,266 of other miscellaneous closing costs, amortized under the straight-line method over a period of five years.

(6) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the period the Company was operational, October 15, 1997 (the date following when the Company received the minimum offering proceeds and funds were released from escrow) through December 31, 1997 and the six months ended June 30, 1998.

         As a result of the two Pro Forma Properties being treated in the Pro Forma Consolidated Statement of Earnings as placed in service on October 15, 1997 (the date the Company became operational), the Company assumed approximately 2,095,004 shares of common stock were sold, and the net offering proceeds were available for investment, on October 15, 1997. Due to the fact that approximately 1,817,546 of these shares of common stock were actually sold subsequently, during the period October 15, 1997 through May 1, 1998, the weighted average number of shares outstanding for the pro forma period was adjusted. Pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted, during the period the Company was operational, October 15, 1997 through June 30, 1998.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                                June 30,             December 31,
               ASSETS                                                             1998                   1997
                                                                              -----------            ------------
Cash and cash equivalents                                                      $17,655,806            $ 8,869,838
Certificates of deposit                                                          1,500,417                     -
Due from related party                                                                  -                   7,500
Prepaid expenses                                                                     2,046                 11,179
Organization costs, less
  accumulated amortization of
  $2,833 and $833, respectively                                                     17,167                 19,167
Other assets                                                                     1,157,474                535,792
                                                                               -----------            -----------

                                                                               $20,332,910            $ 9,443,476
                                                                               ===========            ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued
  expenses                                                                     $     7,000            $    16,305
Due to related parties                                                              85,250                193,254
                                                                               -----------            -----------
      Total liabilities                                                             92,250                209,559
                                                                               -----------            -----------

Commitments (Note 7)

Stockholders' equity:
  Preferred stock, without par
    value.  Authorized and unissued
    3,000,000 shares                                                                    -                      -
  Excess shares, $.01 par value per
    share.  Authorized and unissued
    63,000,000 shares                                                                   -                      -
  Common stock, $.01 par value per
    share.  Authorized 60,000,000
    shares, issued and outstanding
    2,377,828 and 1,152,540,
    respectively                                                                    23,778                 11,525
  Capital in excess of par value                                                20,278,919              9,229,316
  Accumulated distributions in excess
    of net earnings                                                                (62,037)                (6,924)
                                                                               -----------            -----------
      Total stockholders' equity                                                20,240,660              9,233,917
                                                                               -----------            -----------

                                                                               $20,332,910            $ 9,443,476
                                                                               ===========            ===========






                See accompanying notes to condensed consolidated
                              financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS


                                                         Quarter Ended                      Six Months Ended
                                                            June 30,                            June 30,
                                                     1998             1997               1998              1997
                                                  ----------       ----------         ----------        -------
Revenues:
  Interest income                                 $  232,006       $       -          $  371,159        $      -
                                                  ----------       ----------         ----------        ---------

Expenses:
  General operating and
    administrative                                    61,263               -             146,656               -
  Professional services                               15,078               -              20,530               -
  Amortization                                         1,000               -               2,000               -
                                                  ----------       ----------         ----------        ---------
                                                      77,341               -             169,186               -
                                                  ----------       ----------         ----------        ---------

Net Earnings                                      $  154,665       $       -          $  201,973        $      -
                                                  ==========       ==========         ==========        =========

Earnings Per Share of
  Common Stock (Basic
  and Diluted)                                    $     0.07       $       -          $     0.11        $      -
                                                  ==========       ==========         ==========        =========

Weighted Average Number
  of Shares of Common
  Stock Outstanding                                2,162,300               -           1,820,362               -
                                                  ==========       ==========         ==========        =========



                See accompanying notes to condensed consolidated
                              financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       Six Months Ended June 30, 1998 and
                          Year Ended December 31, 1997


                                                                                    Accumulated
                                                                                   distributions
                                       Common stock             Capital in           in excess
                                    Number         Par          excess of             of net
                                  of shares       value         par value            earnings            Total
                                  ---------       -----         ---------            --------            -----
Balance at
  December 31, 1996                   20,000      $   200      $   199,800           $      -         $   200,000

Subscriptions
  received for
  common stock
  through public
  offering and
  distribution
  reinvestment
  plan                             1,132,540       11,325       11,314,077                  -          11,325,402

Stock issuance
  costs                                   -            -        (2,284,561)                 -          (2,284,561)

Net earnings                              -            -                -               22,852             22,852

Distributions
  declared and
  paid ($.05
  per share)                              -            -                -              (29,776)           (29,776)
                                  ----------      -------      -----------           ---------        -----------

Balance at
  December 31, 1997                1,152,540       11,525        9,229,316              (6,924)         9,233,917

Subscriptions
  received for
  common stock
  through public
  offering and
  distribution
  reinvestment
  plan                             1,225,288       12,253       12,240,627                  -          12,252,880

Stock issuance
  costs                                   -            -        (1,191,024)                 -          (1,191,024)

Net earnings                              -            -                -              201,973            201,973

Distributions
  declared and
  paid ($.15
  per share)                              -            -                -             (257,086)          (257,086)
                                  ----------      -------      -----------           ---------        -----------
Balance at
  June 30, 1998                    2,377,828      $23,778      $20,278,919           $ (62,037)       $20,240,660
                                  ==========      =======      ===========           ==========       ===========



                See accompanying notes to condensed consolidated
                              financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                        Six Months Ended
                                                                                            June 30,
                                                                                1998                     1997
                                                                             -----------              ---------
Increase (Decrease) in Cash and Cash
  Equivalents:

    Net cash provided by
      operating activities                                                   $   210,452              $       -
                                                                             -----------              ----------

    Cash Flows From Investing
      Activities:
        Investment in certificates
          of deposit                                                          (1,500,000)                      -
        Increase in other assets                                                (633,866)                      -
        Other                                                                         -                       (67)
                                                                             -----------              -----------
            Net cash used in
              investing activities                                            (2,133,866)                     (67)
                                                                             -----------              -----------

    Cash Flows From Financing
      Activities:
        Reimbursement of acquisition
          and stock issuance costs
          paid by related parties on
          behalf of the Company                                                  (70,150)                      -
        Subscriptions received from
          stockholders                                                        12,252,880                       -
        Distributions to stockholders                                           (257,086)                      -
        Payment of stock issuance
          costs                                                               (1,213,762)                      -
        Other                                                                     (2,500)                      -
                                                                             -----------               ----------
            Net cash provided by
              financing activities                                            10,709,382                       -
                                                                             -----------               ----------

Net Increase (Decrease) in Cash and
  Cash Equivalents                                                             8,785,968                      (67)

Cash and Cash Equivalents at
  Beginning of Period                                                          8,869,838                     2,084
                                                                             -----------               -----------

Cash and Cash Equivalents at End
  of Period                                                                  $17,655,806               $     2,017
                                                                             ===========               ===========






                See accompanying notes to condensed consolidated
                              financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED


                                                                                       Six Months Ended
                                                                                           June 30,
                                                                                  1998                   1997
                                                                               -----------            ---------
Supplemental Schedule of Non-Cash
  Investing and Financing
  Activities:

    Related parties paid certain  acquisition
      and stock issuance costs on behalf
      of the Company as follows:
        Acquisition costs                                                      $    20,302            $        -
        Stock issuance costs                                                        58,403                 87,774
                                                                               -----------            -----------

                                                                               $    78,705            $    87,774
                                                                               ===========            ===========







                See accompanying notes to condensed consolidated
                              financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
              Quarters and Six Months Ended June 30, 1998 and 1997

1.       Organization and Nature of Business:

         CNL Hospitality Properties, Inc., formerly known as CNL American Realty Fund, Inc., was organized in Maryland on June 12, 1996. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are wholly owned subsidiaries of the Company, organized in Delaware in June 1998. CNL Hospitality Partners, LP is a Delaware limited partnership formed in June 1998. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are the general and limited partners, respectively, of CNL Hospitality Partners, LP. The term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners LP, CNL Hospitality GP Corp. and CNL Hospitality LP Corp.

         The Company was formed primarily to acquire properties ("Properties") located across the United States to be leased on a long-term, triple-net basis. The Company intends to invest the proceeds from its public offering, after deducting offering expenses, in hotel Properties to be leased to operators of national and regional limited service, extended stay and full service hotel chains (the "Hotel Chains") and in restaurant Properties to be leased to operators of selected national and regional fast-food, family-style and casual dining restaurant chains (the "Restaurant Chains"). The Company may also provide mortgage financing (the "Mortgage Loans"). The Company also intends to offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Hotel Chains and Restaurant Chains.

         The accompanying unaudited condensed consolidated financial statements include the accounts of the Company, CNL Hospitality Properties, Inc., and its wholly owned subsidiaries, CNL Hospitality GP Corp. and CNL Hospitality LP Corp., as well as the accounts of CNL Hospitality Partners, LP. All significant intercompany balances and transactions have been eliminated.

2.       Basis of Presentation:

         The accompanying unaudited condensed financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. Operating results for the quarter and six months ended June 30, 1998, may not be indicative of the results that may be expected for the year

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
              Quarters and Six Months Ended June 30, 1998 and 1997


2.       Basis of Presentation - Continued:

         ending December 31, 1998. Amounts as of December 31, 1997, included in the financial statements, have been derived from audited financial statements as of that date.

         These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 1997.

         The Company was a development stage enterprise from June 12, 1996 through October 15, 1997. Since operations had not begun, activities through October 15, 1997 were devoted to organization of the Company.

         Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." This Statement requires the reporting of net earnings and all other changes to equity during the period, except those resulting from investments by owners and distributions to owners, in a separate statement that begins with net earnings. Currently the Company's only component of comprehensive income is net earnings.

         In March 1998, the Emerging Issues Task Force of the Financial Accounting Standards Board ("FASB") reached a consensus in EITF 97-11, entitled "Accounting for Internal Costs Relating to Real Estate
         Property Acquisitions." EITF 97-11 provides that internal costs of identifying and acquiring operating Property should be expensed as incurred. Due to the fact that the Company does not have an internal acquisitions function and instead, contracts these services from an external advisor, the effectiveness of EITF 97-11 had no material effect on the Company's financial position or results of operations.

         In April 1998, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-Up Activities," which is effective for the Company as of January 1, 1999. This SOP requires start-up and organization costs to be expensed as incurred and also requires previously deferred start-up costs to be recognized as a cumulative effect adjustment in the statement of income. The Company does not believe that adoption of this SOP will have a material effect on the Company's financial position or results of operations.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
              Quarters and Six Months Ended June 30, 1998 and 1997


3.       Other Assets:

         Other assets consisted of the following at:

                                                                            June 30,            December 31,
                                                                              1998                  1997
                                                                              ----                  ----
                  Acquisition fees and mis-
                    cellaneous acquisition
                    expenses to be allocated
                    to future properties                                   $1,107,474             $  535,792
                     Deposits on properties                                    50,000                     -
                                                                           ----------             ----------

                                                                           $1,157,474             $  535,792
                                                                           ==========             ==========

4.       Stock Issuance Costs:

         The Company has incurred certain expenses of its offering of shares, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offering. Preliminary costs incurred prior to raising capital were advanced by an affiliate of the Company, CNL Real Estate Advisors, Inc. (the "Advisor"). The Advisor has agreed to pay all organizational and offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross offering proceeds received from the sale of shares of the Company.

         During the six months ended June 30, 1998 and the year ended December 31, 1997, the Company incurred $1,191,024 and $2,304,561, respectively, in organizational and offering costs, including $980,230 and $906,032, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see Note 6). Of these amounts $1,191,024 and $2,284,561, respectively, have been treated as stock issuance costs and $20,000 have been treated as organization costs. The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
              Quarters and Six Months Ended June 30, 1998 and 1997


5.       Distributions:

         For the six months ended June 30, 1998, 100 percent of the distributions paid to stockholders were considered ordinary income. No amounts distributed to the stockholders for the six months ended June 30, 1998 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distribu-tions declared for the six months ended June 30, 1998 may not be indicative of the results that may be expected for the year ending December 31, 1998.

6.       Related Party Transactions:

         During the six months ended June 30, 1998, the Company incurred $918,966 in selling commissions due to CNL Securities Corp. for services in connection with the offering of shares. A substantial portion of this amount ($857,875) was or will be paid by CNL Securities Corp. as commissions to other broker dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the six months ended June 30, 1998, the Company incurred $61,264 of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive acquisition fees for services in finding, negotiating the leases of and acquiring Properties on behalf of the Company equal to 4.5% of gross proceeds, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of listing, but excluding that portion of the permanent financing used to finance Secured Equipment Leases. During the six months ended June 30, 1998, the Company incurred $551,380 of such fees. Such fees are included in other assets at June 30, 1998.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
              Quarters and Six Months Ended June 30, 1998 and 1997


6.       Related Party Transactions - Continued:

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of shares), on a day-to-day basis. The expenses incurred for these services were classified as follows for the six months ended June 30:

                                                   1998               1997
                                                 --------           ------

                  Deferred offering costs        $     -            $ 38,152
                  Stock issuance costs            154,337                 -
                  General operating and
                    administrative expenses        76,082                 -
                                                 --------           -------

                                                 $230,419           $ 38,152
                                                 ========           ========

         The amounts due to related parties consisted of the following at:

                                                   June 30,         December 31,
                                                     1998               1997
                                                     ----               ----

               Due to CNL Securities Corp.:
                 Commissions                      $ 22,811          $100,709
                 Marketing support and due
                   diligence expense reim-
                   bursement fee                     1,521             7,268
                                                  --------          --------
                                                    24,332           107,977
                                                  --------          --------

               Due to CNL Real Estate
                 Advisors, Inc.:
                   Expenditures incurred on
                     behalf of the Company
                     and accounting and
                     administrative services        47,231            39,105
                   Acquisition fees                 13,687            46,172
                                                  --------          --------
                                                    60,918            85,277
                                                  --------          --------

                                                  $ 85,250          $193,254
                                                  ========          ========

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
              Quarters and Six Months Ended June 30, 1998 and 1997


7.       Commitments:

         In April 1998, the Company entered into agreements to acquire two Properties for purchase prices totalling $27,000,000 excluding closing costs. In connection with the agreements, the Company placed refundable deposits totalling $50,000 ($25,000 for each Property) with an escrow agent. These Properties were acquired on July 31, 1998 (see Note 8).

8.       Subsequent Events:

         During the period  July 1, 1998  through  August 3, 1998,  the  Company
         received   subscription  proceeds  for  an  additional  174,616  shares
         ($1,746,157) of common stock.

         On July 1, 1998 and August 1, 1998, the Company declared distributions totalling $99,631 and $105,707, respectively, or $.0417 per share of common stock, payable in September 1998, to stockholders of record on July 1, 1998 and August
         1, 1998, respectively.

         On July 31, 1998, the Company acquired the two Properties referenced above for cash and advances on the line of credit at a total cost of approximately $27,246,000 (see Note 7). In connection with the purchase of each Property, the Company, as lessor, entered into a long-term lease agreement.

         On July 31, 1998, the Company entered into a revolving line of credit and security agreement with a bank to be used by the Company to acquire hotel Properties. The line of credit provides that the Company will be able to receive advances of up to $30,000,000 until July 30, 2003, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable discretion, of the credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Advances under the line of credit will bear interest at either (i) a rate per annum equal to 318 basis points above the LIBOR or (ii) a rate per annum equal to 30 basis points above the bank's base rate, whichever the Company selects at the time advances are made. In addition a fee of .5% per advance will be due and payable to the bank on funds as advanced. Each advance made under the line of credit will be secured by the assignment of rents and leases. In addition, the line of credit provides that the Company will not be able to further encumber the applicable hotel Property during the

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
              Quarters and Six Months Ended June 30, 1998 and 1997


8.       Subsequent Events - Continued:

         term of the advance without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the line of credit. The Company must also pay the bank's attorneys fees, subject to a maximum cap, incurred in connection with the line of credit and each advance. On July 31, 1998, the Company obtained two advances totalling $8,600,000 relating to the line of credit. In connection with the line of credit, the Company incurred a commitment fee, legal fees and closing costs of $60,266. The proceeds were used in connection with the purchase of the two hotel Properties referenced above.

                        Report of Independent Accountants



To the Board of Directors
CNL American Realty Fund, Inc.


We have audited the accompanying balance sheets of CNL American Realty Fund, Inc. (a Maryland corporation) as of December 31, 1997 and 1996, and the related statements of earnings, stockholders' equity, and cash flows for the year ended December 31, 1997 and for the period June 12, 1996 (date of inception) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and per-form the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits pro-vide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CNL American Realty Fund, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the year ended December 31, 1997 and the period June 12, 1996 (date of inception) through December 31, 1996, in conformity with generally accepted accounting principles.



/s/Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.

Orlando, Florida
January 22, 1998

                         CNL AMERICAN REALTY FUND, INC.

                                 BALANCE SHEETS
                                 --------------


                                                        December 31,
               ASSETS                           1997                   1996
                                            ------------           --------

Cash and cash equivalents                   $8,869,838             $    2,084
Due from related party                           7,500                     -
Prepaid expenses                                11,179                     -
Organization costs, less accumulated
  amortization of $833 in 1997                  19,167                     -
Deferred offering costs                             -                 596,106
Other assets                                   535,792                     -
                                            ----------             ---------

                                            $9,443,476             $  598,190
                                            ==========             ==========

  LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses       $   16,305             $   11,629
Due to related parties                         193,254                386,561
                                            ----------             ----------
      Total liabilities                        209,559                398,190
                                            ----------             ----------


Stockholders' equity:
  Preferred stock, without par value.
    Authorized and unissued 3,000,000
    shares in 1997                                 -                      -
  Excess shares, $.01 par value per
    share.  Authorized and unissued
    63,000,000 shares in 1997                      -                      -
  Common stock, $.01 par value per
    share.  Authorized 60,000,000
    shares and 100,000 shares,
    respectively, issued and
    outstanding 1,152,540 and 20,000,
    respectively                               11,525                    200
  Capital in excess of par value            9,229,316                199,800
  Accumulated distributions in excess
    of net earnings                            (6,924 )                   -
                                           ----------             ----------
      Total stockholders' equity            9,233,917                200,000
                                           ----------             ----------

                                           $9,443,476             $  598,190
                                           ==========             ==========



                 See accompanying notes to financial statements.

                         CNL AMERICAN REALTY FUND, INC.

                             STATEMENTS OF EARNINGS



                                                                June 12, 1996
                                                                  (Date of
                                                                    Inception)
                                             Year Ended            through
                                            December 31,         December 31,
                                                1997                 1996
                                            ------------        ---------

Interest income                             $   46,071           $       -
                                            ----------           ---------

Expenses:
  General operating and
    administrative                              22,386                   -
  Amortization                                     833                   -
                                            ----------           ---------
                                                23,219                   -
                                            ----------           ---------

Net Earnings                                $   22,852           $       -
                                            ==========           =========

Earnings Per Share of Common
  Stock (Basic and Diluted)                 $     0.03           $       -
                                            ==========           =========

Weighted Average Number of
  Shares of Common Stock
  Outstanding                                  686,063                   -
                                            ==========           =========





                 See accompanying notes to financial statements.

                         CNL AMERICAN REALTY FUND, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       ----------------------------------

                      Year Ended December 31, 1997 and the
                Period June 12, 1996 (Date of Inception) through
                                December 31, 1996


                                                                                          Accumulated
                                                                                         distributions
                                             Common stock              Capital in           in excess
                                        Number           Par           excess of             of net
                                      of shares         value          par value            earnings               Total
                                      ---------         -----          ---------            --------               -----
Balance at
  June 12, 1996                             -        $    -           $        -           $      -               $        -

Sale of common
  stock to related
  party                                 20,000           200              199,800                 -                   200,000
                                    ----------       -------          -----------          ---------              -----------

Balance at
  December 31, 1996                     20,000           200              199,800                 -                   200,000

Subscriptions
  received for
  common stock
  through public
  offering and
  distribution
  reinvestment plan                  1,132,540        11,325           11,314,077                 -                11,325,402

Stock issuance costs                        -             -            (2,284,561)                -                (2,284,561)

Net earnings                                -             -                    -              22,852                   22,852

Distributions
  declared ($0.05
  per share)                                -             -                    -             (29,776)                 (29,776)
                                    ----------       -------          -----------          ---------              -----------

Balance at
  December 31, 1997                  1,152,540       $11,525          $ 9,229,316          $  (6,924)             $ 9,233,917
                                    ==========       =======          ===========          =========              ===========



                 See accompanying notes to financial statements.

                         CNL AMERICAN REALTY FUND, INC.

                            STATEMENTS OF CASH FLOWS


                                                                                   June 12, 1996
                                                                                     (Date of
                                                                                       Inception)
                                                           Year Ended                 through
                                                          December 31,              December 31,
                                                              1997                      1996
                                                          ------------             ---------
Increase (Decrease) in Cash and Cash
  Equivalents:

    Cash Flows From Operating Activities:
      Interest received                                   $     46,071              $         -
      Cash paid for expenses                                   (23,602)                       -
                                                          ------------              -----------
          Net cash provided by operating
            activities                                          22,469                        -
                                                          ------------              -----------

    Cash Flows From Investing Activities:
       Increase in other assets                               (463,470)                       -
                                                          ------------              -----------
          Net cash used in investing
            activities                                        (463,470)                       -
                                                          ------------              -----------

    Cash Flows From Financing Activities:
      Reimbursement of acquisition, organi-
        zation and stock issuance costs paid
        by related parties on behalf of the
        Company                                             (1,003,031)                 (197,916)
      Sale of common stock to related party                         -                    200,000
      Subscriptions received from stock-
        holders                                             11,327,900                        -
      Distributions to stockholders                            (29,776)                       -
      Payment of stock issuance costs                         (986,338)                       -
                                                          ------------              -----------
          Net cash provided by financing
            activities                                       9,308,755                     2,084
                                                          ------------              ------------

Net Increase in Cash and Cash Equivalents                    8,867,754                     2,084

Cash and Cash Equivalents at Beginning of
  Period                                                         2,084                        -
                                                          ------------              ------------

Cash and Cash Equivalents at End of Period                $  8,869,838              $      2,084
                                                          ============              ============






                 See accompanying notes to financial statements.

                         CNL AMERICAN REALTY FUND, INC.

                      ------------------------------------


                                                                                        June 12, 1996
                                                                                          (Date of
                                                                                            Inception)
                                                                Year Ended                 through
                                                               December 31,              December 31,
                                                                   1997                      1996
                                                               ------------             --------------
Reconciliation of Net Earnings to Net Cash
  Provided by Operating Activities:

    Net earnings                                               $     22,852              $         -
                                                               ------------              -----------
    Adjustments to reconcile net earnings
      to net cash provided by operating
      activities:
        Amortization                                                    833                        -
        Increase in prepaid expenses                                (11,179)                       -
        Increase in accounts payable and
          accrued expenses                                            6,141                        -
        Increase in due to related parties,
          excluding reimbursement of acqui-
          sition, organization and stock
          issuance costs paid on behalf
          of the Company                                              3,822                        -
                                                               ------------              -----------
            Total adjustments                                          (383)                       -
                                                               ------------              -----------

Net Cash Provided by Operating Activities                      $     22,469              $         -
                                                               ============              ===========


Supplemental Schedule of Non-Cash
  Investing and Financing Activities:

    Related parties paid certain  acquisition,
      organization  and stock issuance
      costs on behalf of the Company as follows:
        Acquisition costs                                      $     26,149              $         -
        Organization costs                                               -                     20,000
        Deferred offering costs                                          -                    535,812
        Stock issuance costs                                        638,274                        -
                                                               ------------              ------------

                                                               $    664,423              $    555,812
                                                               ============              ============



                 See accompanying notes to financial statements.

                         CNL AMERICAN REALTY FUND, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   Year Ended December 31, 1997 and the Period
                    June 12, 1996 (Date of Inception) through
                                December 31, 1996


1.       Significant Accounting Policies:

         Organization and Nature of Business - CNL American Realty Fund, Inc. (the "Company") was organized in Maryland on June 12, 1996 primarily to acquire properties ("Properties") located across the United States to be leased on a long-term triple-net basis. The Company intends to invest the proceeds from its public offering, after deducting offering expenses, in hotel Properties to be leased to operators of national and regional limited service, extended stay and full service hotel chains (the "Hotel Chains") and in restaurant Properties to be leased to operators of selected national and regional fast-food, family-style and casual dining restaurant chains (the "Restaurant Chains"). The Company may also provide mortgage financing ( the "Mortgage Loans"). The Company also intends to offer furniture, fixture and equipment financing (the "Secured Equipment Leases") to operators of Hotel Chains and Restaurant Chains.

         The Company was a development stage enterprise from June 12, 1996 through October 15, 1997. Since operations had not begun, activities through October 15, 1997 were devoted to organization of the Company.

         Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds (some of which are backed by government securities). Cash equivalents are stated at cost plus accrued interest, which approximates market value.

         Cash accounts maintained on behalf of the Company in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. The Company limits investment of temporary cash investments to financial institutions with high credit standing; therefore, management believes it is not exposed to any significant credit risk on cash and cash equivalents.

         Organization Costs - Organization costs are amortized over five years using the straight-line method.

                         CNL AMERICAN REALTY FUND, INC.

                   Year Ended December 31, 1997 and the Period
                    June 12, 1996 (Date of Inception) through
                                December 31, 1996

1.       Significant Accounting Policies - Continued:

         Income Taxes - The Company intends to make an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with its taxable year ended December 31, 1997. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income taxes to the extent it distributes its REIT taxable income to its stockholders, so long as it distributes at least 95 percent of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Accordingly, no provision for federal income taxes has been made in the financial statements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

         Earnings Per Share - Basic earnings per share are calculated based upon net earnings (income available to common stockholders) divided by the weighted average number of shares of common stock outstanding during the reporting period. The Company does not have any dilutive potential common shares.

         Use of Estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         New Accounting Standard - In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure." The Statement, which is effective for fiscal years ending after December 15, 1997, provides for disclosure of the Company's capital structure. At this time, the Company's Board of Directors has not determined the relative rights, preferences, and privileges of each class or series of preferred stock authorized. Since the Company has not issued preferred shares, the disclosures to this Statement are not applicable.

                         CNL AMERICAN REALTY FUND, INC.

                   Year Ended December 31, 1997 and the Period
                    June 12, 1996 (Date of Inception) through
                                December 31, 1996


1.       Significant  Accounting  Policies  -  Continued:

         In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." The Statement, which is effective for fiscal years beginning after December 15, 1997, requires the reporting of net earnings and all other changes to equity during the period, except those resulting from investments by owners and distributions to owners, in a separate statement that begins with net earnings. Currently, the Company's only component of comprehensive income is its net earnings. The Company does not believe that adoption of this Statement will have a material effect on the Company's financial position or results of operations.

2.       Public Offering:

         The Company has filed a currently effective registration statement on Form S-11 with the Securities and Exchange Commission.

         A maximum of 16,500,000 shares ($165,000,000) may be sold, including 1,500,000 shares ($15,000,000) which is available only to stockholders who elect to participate in the Company's reinvestment plan. The Company has adopted a reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock of the Company. As of December 31, 1997, the Company had received subscription proceeds of $11,325,402 (1,132,540 shares), including $1,056 (106 shares)
         through the reinvestment plan.

3.       Other Assets:

         Other assets at December 31, 1997, consisted of acquisition fees and miscellaneous acquisition expenses which will be allocated to future Properties.

                         CNL AMERICAN REALTY FUND, INC.

                   Year Ended December 31, 1997 and the Period
                    June 12, 1996 (Date of Inception) through
                                December 31, 1996


4.       Stock Issuance Costs:

         The Company has incurred certain expenses of its offering of shares, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offering. Preliminary costs incurred prior to raising capital were advanced by an affiliate of the Company, CNL Real Estate Advisors, Inc. (the "Advisor"). The Advisor has agreed to pay all organizational and offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross offering proceeds received from the sale of shares of the Company.

         As of December 31, 1997, the Company had incurred $2,304,561 in organizational and offering costs, including $906,032 in commissions and marketing support and due diligence expense reimbursement fees (see
         Note 6). Of this amount $2,284,561 has been treated as stock issuance costs and $20,000 has been treated as organization costs. The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

5.       Distributions:

         For the year ended December 31, 1997, 100 percent of the distributions were considered to be ordinary income for federal income tax purposes. No amounts distributed to stockholders for the year ended December 31, 1997, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

6.       Related Party Transactions:

         Certain affiliates of the Company will receive fees and compensation in connection with the offering, and the acquisition, management, and sale of the assets of the Company.

         On  June  12,  1996  (date  of  inception),  CNL  Fund  Advisors,  Inc.
         contributed $200,000 in cash to the Company and became its sole stockholder. In February 1997, the Advisor purchased the Company's outstanding common stock from CNL Fund Advisors, Inc. and became the sole stockholder of the Company.

                         CNL AMERICAN REALTY FUND, INC.

                   Year Ended December 31, 1997 and the Period
                    June 12, 1996 (Date of Inception) through
                                December 31, 1996


6.       Related Party Transactions - Continued:

         CNL Securities Corp. is entitled to receive commissions amounting to 7.5% of the total amount raised from the sale of shares for services in connection with the offering of the shares, a substantial portion of which has been or will be paid as commissions to other broker-dealers. During the year ended December 31, 1997, the Company incurred $849,405 of such fees of which $792,832 were or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the year ended December 31, 1997, the Company incurred $56,627 of such fee, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         CNL Securities Corp. will also receive a soliciting dealer servicing fee payable annually by the Company beginning on December 31 of the year following the year in which the offering is completed in the amount of 0.20% of the stockholders' investment in the Company. As of December 31, 1997, no such fees had been incurred.

         The Advisor is entitled to receive acquisition fees for services in finding, negotiating the leases of and acquiring properties on behalf of the Company equal to 4.5% of gross proceeds, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of Listing, but excluding that portion of the permanent financing used to finance Secured Equipment Leases. During the year ended December 31, 1997, the Company incurred $509,643 of such fees. Such fees are included in other assets at December 31, 1997.

                         CNL AMERICAN REALTY FUND, INC.

                   Year Ended December 31, 1997 and the Period
                    June 12, 1996 (Date of Inception) through
                                December 31, 1996


6.       Related Party Transactions - Continued:

         The due to related parties consisted of the following at December 31:


                                                      1997             1996
                                                   ----------       ---------

           Due to CNL Securities Corp.:
             Commissions                            $100,709         $     -
             Marketing support and due
               diligence expense reim-
               bursement fee                           7,268               -
                                                    --------         -------
                                                     107,977               -
                                                    --------         -------

           Due to CNL Real Estate Advisors,
             Inc.:
            Expenditures incurred for
              organizational and offering
                     expenses on behalf
                     of the Company                   21,729          357,896
            Accounting and administrative
              services                                17,376           28,665
            Acquisition fees                          46,172               -
                                                    --------         -------
                                                      85,277          386,561
                                                    --------         --------

                                                    $193,254         $386,561
                                                    ========         ========

                         CNL AMERICAN REALTY FUND, INC.

                   Year Ended December 31, 1997 and the Period
                    June 12, 1996 (Date of Inception) through
                                December 31, 1996


6.       Related Party Transactions - Continued:

         The Advisor and its affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of shares) on a day-to-day basis. For the year ended December 31, 1997 and the period June 12, 1996 (date of inception) through December 31, 1996, the expenses incurred for these services were classified as follows:

                                                                June 12, 1996
                                                                  (Date of
                                                                    Inception)
                                             Year Ended            through
                                            December 31,         December 31,
                                                1997                 1996
                                            ------------        ---------

            Deferred offering costs          $     -              $ 28,665
            Stock issuance costs              185,335                   -
            General operating and
              administrative expenses           6,889                   -
                                             --------              -------

                                             $192,224             $ 28,665
                                             ========             ========

7.       Subsequent Events:

         During the period January 1, 1998 through January 22, 1998, the Company received subscription proceeds of 130,262 shares ($1,302,620) of common stock.

         On January 1, 1998, the Company  declared  distributions  of $28,814 or
         $0.025  per  share  of  common   stock,   payable  in  March  1998,  to
         stockholders of record on January 1, 1998.

         On January 16, 1998, the Company declared distributions of $0.025 per share of common stock to stockholders of record on February 1, 1998, also payable in March 1998.

                       INDEX TO OTHER FINANCIAL STATEMENTS


The following financial information is provided in connection with the Company's acquisition of the Buckhead (Lenox Park) and the Gwinnett Place Properties. Due to the fact that the tenant of the Company is a newly formed entity, the information presented represents the historical financial performance of the hotel businesses. The Buckhead (Lenox Park) Property and the Gwinnett Place Property became operational on August 7, 1997 and July 29, 1997, respectively. This information was obtained from the seller of the Properties. The Company has acquired the hotel Properties and does not own any interest in the hotel businesses. For information on the Properties and the long-term, triple-net leases in which the Company has entered, see "Business -- Property Acquisitions."

BUCKHEAD RESIDENCE ASSOCIATES, L.L.C.

   Updated Financial Statements (unaudited):

      Balance Sheet as of June 30, 1998                               B-33
      Statement of Loss for the six months ended June 30, 1998        B-34

   Audited Financial Statements:

      Report of Independent Public Accountants                        B-35
      Balance Sheet as of December 31, 1997                           B-36
      Statement of Loss for the year ended December 31, 1997          B-37
      Statement of Member's Equity for the year ended December
        31, 1997                                                      B-38
      Statement of Cash Flows for the year ended December 31,
        1997                                                          B-39
      Notes to Financial Statement for the year ended December
        31, 1997                                                      B-40

GWINNETT RESIDENCE ASSOCIATES, L.L.C.

   Updated Financial Statements (unaudited):

      Balance Sheet as of June 30, 1998                               B-45
      Statement of Loss for the six months ended June 30, 1998        B-46

   Audited Financial Statements:

      Report of Independent Public Accountants                        B-47
      Balance Sheet as of December 31, 1997                           B-48
      Statement of Loss for the year ended December 31, 1997          B-49
      Statement of Member's Deficit for the year ended December
        31, 1997                                                      B-50
      Statement of Cash Flows for the year ended December 31,
        1997                                                          B-51
      Notes to Financial Statement for the year ended December 31,
        1997                                                          B-52

                      BUCKHEAD RESIDENCE ASSOCIATES, L.L.C.



                                  BALANCE SHEET

                                  JUNE 30, 1998



                      ASSETS                                                    LIABILITIES AND MEMBERS' EQUITY
                      ------                                                    -------------------------------
CURRENT ASSETS:                                                 CURRENT LIABILITIES:
   Cash                                     $  1,229,955             Accounts payable                             $   711,974
   Accounts receivable, net                      173,287             Accrued liabilities                              427,306
                                                                                                                  -----------
   Prepaid expenses                               18,080
                                            ------------                   Total current liabilities                1,139,280
         Total current assets                  1,421,322
                                            ------------
PROPERTY, at cost:                                              FIRST MORTGAGE LOAN                                10,634,958
   Land                                        1,505,591
   Buildings                                   8,842,642
   Furniture, fixtures, and equipment          1,470,899        MEZZANINE LOAN                                      1,601,152
                                            ------------                                                          -----------
                                              11,819,132                   Total liabilities                       13,375,390
   Less accumulated depreciation                (467,063)
                                            ------------
         Net property                         11,352,069
                                            ------------
LOAN COSTS, net of accumulated                                  MEMBERS' EQUITY                                        62,078
   amortization of $109,395                      377,910                                                          -----------
                                            ------------
ORGANIZATION COSTS, net of                                                 Total liabilities and members'
   accumulated amortization of                                               equity                               $13,437,468
   $38,269                                        43,272                                                          ===========
                                            ------------
FRANCHISE COSTS, net of
   accumulated amortization of
   $2,750                                         57,250
                                            ------------
DEVELOPMENT IN PROGRESS                          185,645
                                            ------------
         Total assets                       $ 13,437,468
                                            ============


                      BUCKHEAD RESIDENCE ASSOCIATES, L.L.C.



                                STATEMENT OF LOSS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998


REVENUES:
     Rooms                                                   $  2,007,424
     Telephone                                                     79,188
     Other                                                         50,203
                                                            -------------
         Total revenues                                         2,136,815
                                                            -------------
EXPENSES:
     Rooms                                                        453,769
     Telephone                                                     18,730
     Other operating departments                                    9,368
     Administrative and general                                   158,036
     Credit card commissions                                       44,111
     Franchise fees                                                80,337
     Advertising, marketing, and promotion                        141,041
     Repairs and maintenance                                       66,750
     Utilities                                                     52,275
     Property insurance and taxes                                 117,165
     Management fees                                               64,098
     Other                                                          5,134
     Interest                                                     604,186
     Depreciation and amortization                                337,891
                                                            -------------
         Total expenses                                         2,152,891
                                                            -------------

NET LOSS                                                    $     (16,076)
                                                            =============

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Members of
Buckhead Residence Associates, L.L.C.:

We have audited the accompanying balance sheet of BUCKHEAD RESIDENCE ASSOCIATES, L.L.C. as of December 31, 1997 and the related statement of loss, members' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Buckhead Residence Associates, L.L.C. as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ Arthur Andersen LLP
Arthur Andersen LLP

Atlanta, Georgia
February 27, 1998

                      BUCKHEAD RESIDENCE ASSOCIATES, L.L.C.



                                  BALANCE SHEET

                                DECEMBER 31, 1997



                                 ASSETS                                             LIABILITIES AND MEMBERS' EQUITY
                                 ------                                             -------------------------------
CURRENT ASSETS:                                                          CURRENT LIABILITIES:
   Cash and short-term investments, including                              Accounts payable                          $   285,134
     restricted cash of $18,387                         $    225,703       Accrued liabilities                           140,911
   Accounts receivable, net of allowance for doubtful                      Current portion of mortgage loan               38,522
     accounts of $1,973                                      114,685                                                 -----------
   Prepaid expenses                                           12,398            Total current liabilities                464,567
                                                        ------------
         Total current assets                                352,786
                                                        ------------
PROPERTY, at cost:                                                       DEFERRED DEVELOPMENT FEE                        619,000
   Land                                                    1,505,591
   Buildings                                               8,969,838
   Furniture, fixtures, and equipment                      1,470,899     FIRST MORTGAGE LOAN, less current portion     9,949,319
                                                        ------------       (Note 2)
                                                          11,946,328
   Less accumulated depreciation                            (211,216)
         Net property                                     11,735,112     MEZZANINE LOAN (Note 2)                       1,533,202
                                                        ------------                                                 -----------
LOAN COSTS, net of accumulated amortization of $49,725       437,580            Total liabilities                     12,566,088
                                                        ------------
ORGANIZATION COSTS, net of accumulated amortization of
   $17,395                                                    64,146     COMMITMENTS AND CONTINGENCIES (Note 2)
                                                        ------------
FRANCHISE COSTS, net of accumulated amortization of
   $1,250                                                     58,750     MEMBERS' EQUITY                                 82,286
                                                        ------------                                                -----------
         Total assets                                   $ 12,648,374            Total liabilities and members'
                                                        ============              equity                            $12,648,374
                                                                                                                    ===========



                 The accompanying notes are an integral part of
                              this balance sheet.

                      BUCKHEAD RESIDENCE ASSOCIATES, L.L.C.



                                STATEMENT OF LOSS

                      FOR THE YEAR ENDED DECEMBER 31, 1997


REVENUES:
     Rooms                                                  $  862,815
     Telephone                                                  40,832
     Other                                                      15,684
                                                            ----------
         Total revenues                                        919,331
                                                            ----------
EXPENSES:
     Rooms                                                     280,204
     Telephone                                                   8,603
     Other operating departments                                 2,725
     Administrative and general                                103,471
     Credit card commissions                                    19,124
     Franchise fees                                             34,513
     Advertising, marketing, and promotion                      88,954
     Repairs and maintenance                                    46,188
     Utilities                                                  37,097
     Property insurance and taxes                               18,758
     Management fees                                            27,580
     Other                                                      34,541
     Interest                                                  447,026
     Depreciation and amortization                             279,586
                                                            ----------
         Total expenses                                      1,428,370
                                                            ----------

NET LOSS                                                    $ (509,039)
                                                            ==========






         The accompanying notes are an integral part of this statement.

                      BUCKHEAD RESIDENCE ASSOCIATES, L.L.C.



                          STATEMENT OF MEMBERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1997










                                Stormont
                                 Trice
                              Development       RI           HWE
                              Corporation    Partners         IV       Total
                              -----------    --------        ---       -----


BALANCE, December 31, 1996    $ 193,800    $ 193,800     $ 203,725   $ 591,325

   Net loss                    (193,800)    (193,800)     (121,439)   (509,039)
                              ----------   ----------    ---------   ---------
BALANCE, December 31, 1997    $        0   $        0    $  82,286   $  82,286
                              ==========   ==========    =========   =========





         The accompanying notes are an integral part of this statement.

                      BUCKHEAD RESIDENCE ASSOCIATES, L.L.C.



                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                    $  (509,039)
     Adjustments to reconcile net loss to net cash provided
       by operating activities:
         Depreciation and amortization                               279,586
         Changes in assets and liabilities:
              Accounts receivable, net                              (114,685)
              Prepaid expenses                                       (12,398)
              Accounts payable                                       285,134
              Accrued liabilities                                    130,196
                                                                 -----------
                  Total adjustments                                  567,833
                                                                 -----------
                  Net cash provided by operating activities           58,794
                                                                 -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                         (8,627,218)
     Organization costs                                               (7,361)
                                                                 -----------
                  Net cash used in investing  activities          (8,634,579)
                                                                 -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal received from loans payable                         8,715,244
     Loan costs                                                       (7,362)
                                                                 -----------
                  Net cash provided by financing activities        8,707,882
                                                                 -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                            132,097
                                                                 -----------
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                        93,606
                                                                 -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                         $   225,703
                                                                 ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest during the year                      $        0
                                                                 ===========




         The accompanying notes are an integral part of this statement.

                      BUCKHEAD RESIDENCE ASSOCIATES, L.L.C.



                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Operations

     Buckhead Residence Associates, L.L.C. (the "Company") is a Georgia limited liability company that was organized for the purpose of constructing, operating, and owning the Residence Inn Lenox Park (the "Hotel") in Atlanta, Georgia. The Hotel is comprised of 150 suites and became operational on August 7, 1997.

     The members of the Company (the"Members"), their ownership percentages, and their initial capital contributions are as follows:

                                                                     Initial
                                                   Ownership         Capital
                                                   Percentage     Contribution
                                                   ----------     ------------

     Members:
         Stormont Trice Development
                  Corporation ("STDC" or the
                   "Manager ")                       40.74%         $212,000
         RI Partners ( "RI ")                        40.74           212,000
         HWE IV                                      18.52           212,000

     The operating agreement provides for allocation of profits, losses, and cash distributions, as follows:

         Profits

         o To the Members in proportion to their respective ownership percentage interests, as defined in the agreement

         Losses

         o First, to the Members in proportion to their respective ownership percentage interests until any Member's capital account is reduced to zero

         o Second, to the Member, if any, to the extent of its remaining positive capital account balance (as adjusted to reflect any prior allocation of loss)

         o Third, to the partners in proportion to their respective ownership percentage interests

         Notwithstanding the above loss allocations, to the extent losses allocated to a Member would cause a Member to have an adjusted capital account deficit, such losses shall not be allocated to such Member but instead shall be allocated to other Members in proportion to, and to the extent that, the amounts in which losses may be allocated to the other Members without causing the other Members to have an adjusted capital account deficit and then to the Members in proportion to their respective contribution percentage interests.

         Cash Distributions

         o First, to the repayment or prepayment of such debts or liabilities, other than any debts of the Company to any of the Members, as the Manager shall determine to be in the best interest of the Company

         o Second, to the establishment of such reserves as the Manager deems appropriate

         o Third, to the repayment or prepayment of any back-up loans, as defined in the agreement

         o    Fourth, to the repayment or prepayment of any Member loans

         o Fifth, to the Members in equal shares until such time as $63,600 has been distributed to the Members

         o Sixth, in equal amounts to the Manager and RI until such time as $50,871 has been distributed to the Members

         o Seventh, the balance available to the Members in proportion to their respective ownership percentage interests

     Allocation of profits, losses, and cash distributions from the sale or refinancing of the property are allocated in a different manner and will be affected by the terms of notes payable agreements discussed in Note 2.

     Cash and Cash Equivalents

     For purposes of reporting cash flows, the Company considers cash on hand, deposits in banks, and short-term investments with original maturities of 90 days or less to be cash and cash equivalents.

     The first mortgage, mezzanine loan, and management agreements require the Hotel to establish a furniture, fixtures, and equipment reserve, as follows: 0% in year one, 2% in year two, 3% in year three, 4% in year four, and 5% in year five of gross revenues, as defined in the loan agreement. As of December 31, 1997, $18,387 of cash and cash equivalents was designated as the furniture, fixtures, and equipment reserve.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Franchise and Organization Expenses

     A franchise application fee has been capitalized and is being amortized over the 20-year life of the franchise agreement. Organization costs have been capitalized and are being amortized over 5 years.

     Property

     Property is recorded at cost, including capitalized interest, and is depreciated using the straight-line method over the estimated useful lives of the assets, which are 30 years for buildings and 3 to 7 years for furniture, fixtures, and equipment. Expenditures for replacements and betterments are capitalized, while expenditures for maintenance and repairs are expensed as incurred.

     Income Taxes

     No provisions for income taxes have been made in the accounts of the Company, since the Members report their respective shares of taxable income and loss in their individual tax returns.

2.   NOTES PAYABLE

     First Mortgage Loan

     On August 29, 1996, the Company entered into a loan agreement with Ocwen Federal Bank FSB ("Ocwen"), formerly Berkeley Federal Bank & Trust FSB, for a total available amount of $11,262,500 to fund costs of developing and operating the Hotel. The note bears 10.25% interest until its maturity date of August 31, 2001. The loan is collateralized by the Company's interest in the Hotel. Interest accrues monthly and is added to the outstanding balance until the budgeted interest reserve is depleted or September 1, 1998, whichever is earlier. Beginning October 1, 1998, interest and principal are due monthly, with all remaining repaid principal and interest being due on August 31, 2001. The principal outstanding at December 31, 1997 is repayable as follows:

                   1998                    $    38,522
                   1999                        164,304
                   2000                        181,960
                   2001                      9,603,055
                                           -----------
                                           $ 9,987,841
                                           ===========

     In addition, Ocwen receives noncumulative participating interest based on a percentage of the Company's excess cash flow, as defined in the loan agreement. These percentages are as follows: 22.5% in year one, 25% in years two and three, and 30% in years four and five. No amounts were payable in 1997.

     In the event the Company sells the Hotel or refinances the loan, an amount shall be due to Ocwen as follows: in year one, the greater of $525,000 or 22.5% of the greater of the net proceeds or net economic value, as defined in the loan; in years two or three, the greater of $525,000 or 25% of the greater of the net proceeds or net economic value; in year four, the greater of $800,000 or 30% of the greater of the net proceeds or net economic value; in year five, the greater of $1,300,000 or 30% of the greater of the net proceeds or net economic value.

     Mezzanine Loan

     On August 29, 1996, the Company entered into a loan agreement with Heller Financial, Inc. ("Heller") for a total available amount of $1,621,800. At December 31, 1997, $1,533,202 is outstanding, including $181,702 of accrued interest. The note bears an interest rate of 10% and is interest only until its maturity date of August 31, 2001. Interest is due monthly, commencing when the accrued interest exceeds $270,300 or 20% of the outstanding principal amount of the loan or when distributable cash flow, as defined, is available. In addition, Heller receives quarterly, as additional consideration, the excess of the percentage of the Company's excess cash flow, as defined in the loan agreement, over the amount of interest accrued during the previous quarter. These percentages are as follows: 42.625% in year one, 41.25% in years two and three, and 38.5% in years four and five (effectively, this equals 55% of the cash flow after paying Ocwen's participating interest).

     Through August 31, 2006, upon the occurrence of any participation event, as defined in the loan agreement, Heller will receive an amount calculated as follows: in year one, the greater of $800,000 or 55% of the net adjusted proceeds, as defined in the loan agreement, less $250,000 and the Company's equity (the "Participation Amount"); in year two, the greater of $1,100,000 or 55% of the Participation Amount; in year three, the greater of $1,200,000 or 55% of the Participation Amount; in year four, the greater of $1,400,000 or 55% of the Participation Amount; in year five and thereafter, the greater of $1,500,000 or 55% of the Participation Amount. In no event may Heller's participation exceed 49.9% of the total profit of the participation event.

3.   FRANCHISE AND MANAGEMENT AGREEMENTS

     The  Hotel  is  operated   under  a  franchise   agreement   with  Marriott
     International, Inc. ("Marriott"). The term of the agreement is 20 years unless otherwise extended or terminated. The Company paid Marriott an application fee of $60,000. This has been capitalized as franchise costs in the accompanying balance sheet. Amortization began when the Hotel became operational, and the cost is being amortized over the life of the franchise agreement. The agreement provides for the Hotel to reimburse Marriott for certain common expenses, including, but not limited to, the use of Marriott's national reservation system. The Hotel also pays Marriott certain fees, as follows:

         o Royalty Fee. Percent of the gross sales, as defined in the agreement. Royalty fees for the year ended December 31, 1997 were $34,513.

         o Marketing Fund Fee. Percent of gross sales. Marketing fund fees for the year ended December 31, 1997 were $21,571 and are included in advertising, marketing, and promotion expenses in the accompanying statement of loss.

     The Hotel is operated under a management agreement with Stormont Trice Management Corporation ("STMC"), an affiliate of STDC. The term of the management agreement is ten years. Under the terms of the agreement, the Company pays STMC 3% of gross revenues, as defined in the agreement. At December 31, 1997, $6,907 in management fees were payable to STMC. Management fee expense for 1997 was $27,580.

4.   RELATED-PARTY TRANSACTIONS

     In  addition  to  the  management   agreement   (Note  3),  Stormont  Trice
     Corporation, an affiliate of STDC, provides workers' compensation, group insurance, and certain employee benefits to all of the Stormont Trice Corporation group of hotels, and a pro rata portion of the total insurance and certain employee benefits expense is allocated to each hotel. The amount allocated to the Company for the year ended December 31, 1997 was $11,493.

     Stormont Trice Corporation also provides property, umbrella, and casualty insurance to all of the Stormont Trice Corporation group of hotels, and a pro rata portion of the total insurance expense is allocated to each hotel. The amount allocated to the Company for the year ended December 31, 1997 was $15,925.

     STDC provided development management services to the Company in construction of the Hotel. The costs for these services in 1997 were $619,000 and are included in buildings in the accompanying balance sheet. Amounts due to STDC for these services are $619,000 at December 31, 1997. In accordance with the terms of the agreement, the fee will not be payable until the Company repays all of the Ocwen loan obligation and a portion of the Heller loan obligation, as defined.

     STDC also provided the director of design and development for the Hotel. The cost for these services in 1997 was $34,082 and is included in buildings in the accompanying balance sheet. Amounts due to STDC for these services were approximately $14,000 at December 31, 1997 and are included in accounts payable in the accompanying balance sheet.

                      GWINNETT RESIDENCE ASSOCIATES, L.L.C.



                                  BALANCE SHEET

                                  JUNE 30, 1998



                       ASSETS                                              LIABILITIES AND MEMBERS' DEFICIT
                       ------                                              --------------------------------
CURRENT ASSETS:                                               CURRENT LIABILITIES:
   Cash                                  $   768,261               Accounts payable                         $   459,653
   Accounts receivable, net                  106,194               Accrued liabilities                          292,461
                                                                                                            -----------
   Prepaid expenses                           18,985
                                         -----------                     Total current liabilities              752,114
         Total current assets                893,440
                                         -----------
PROPERTY, at cost:                                            FIRST MORTGAGE LOAN                             7,691,138
   Land                                      800,000
   Buildings                               6,509,423
   Furniture, fixtures, and equipment      1,311,137          MEZZANINE LOAN                                  1,204,270
                                         -----------                                                        -----------
                                           8,620,560                     Total liabilities                    9,647,522
   Less accumulated depreciation            (369,063)
                                         -----------
         Net property                      8,251,497
                                         -----------
LOAN COSTS, net of accumulated                                MEMBERS' DEFICIT                                  (75,739)
  amortization of $86,686                    299,461                                                        -----------
                                         -----------
ORGANIZATION COSTS, net of                                               Total liabilities and members'
  accumulated amortization of                                              deficit                          $ 9,571,783
  $39,585                                     44,664                                                        ===========
                                         -----------
FRANCHISE COSTS, net of
  accumulated amortization of
  $2,420                                      50,380
                                         -----------
DEVELOPMENT IN PROGRESS                       32,341
                                         -----------
         Total assets                    $ 9,571,783
                                         ===========



                      GWINNETT RESIDENCE ASSOCIATES, L.L.C.



                                STATEMENT OF LOSS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998


REVENUES:
     Rooms                                                  $ 1,454,846
     Telephone                                                   66,129
     Other                                                       44,609
                                                           ------------
         Total revenues                                       1,565,584
                                                           ------------
EXPENSES:
     Rooms                                                      290,519
     Telephone                                                   10,900
     Other operating departments                                 14,259
     Administrative and general                                 134,926
     Credit card commissions                                     33,083
     Franchise fees                                              58,194
     Advertising, marketing, and promotion                      120,237
     Repairs and maintenance                                     64,418
     Utilities                                                   62,361
     Property insurance and taxes                                66,783
     Management fees                                             62,623
     Other                                                        4,010
     Interest                                                   439,034
     Depreciation and amortization                              272,287
                                                           ------------
         Total expenses                                       1,633,634
                                                           ------------

NET LOSS                                                   $    (68,050)
                                                           ============

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Members of
Gwinnett Residence Associates, L.L.C.:

We have audited the accompanying balance sheet of GWINNETT RESIDENCE ASSOCIATES, L.L.C. as of December 31, 1997 and the related statement of loss, members' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gwinnett Residence Associates, L.L.C. as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ Arthur Andersen LLP
Arthur Andersen LLP

Atlanta, Georgia
February 27, 1998

                      GWINNETT RESIDENCE ASSOCIATES, L.L.C.



                                  BALANCE SHEET

                                DECEMBER 31, 1997



                            ASSETS                                                   LIABILITIES AND MEMBERS' DEFICIT
                            ------                                                   --------------------------------
CURRENT ASSETS:                                                         CURRENT LIABILITIES:
   Cash and short-term investments, including                             Accounts payable                             $  311,598
     restricted cash of $15,483                         $    212,745      Accrued liabilities                             105,740
   Accounts receivable, net of allowance for                              Current portion of mortgage loan                 27,736
     doubtful accounts of $744                                51,372                                                   ----------
   Prepaid expenses                                           24,414        Total current liabilities                     445,074
                                                        ------------
         Total current assets                                288,531
                                                        ------------
PROPERTY, at cost:                                                      DEFERRED DEVELOPMENT FEE                          451,000
   Land                                                      800,000
   Buildings                                               6,509,423
   Furniture, fixtures, and equipment                      1,311,137    FIRST MORTGAGE LOAN, less current portion       7,163,684
                                                        ------------      (Note 2)
                                                           8,620,560
   Less accumulated depreciation                            (166,971)
                                                        ------------
         Net property                                      8,453,589    MEZZANINE LOAN (Note 2)                         1,153,163
                                                        -------------                                                  ----------
LOAN COSTS, net of accumulated amortization                                 Total liabilities                           9,212,921
   of $39,403                                                346,744
                                                        ------------
ORGANIZATION COSTS, net of accumulated
   amortization of $17,993                                    66,256    COMMITMENTS AND CONTINGENCIES (Note 2)
                                                        ------------
FRANCHISE COSTS, net of accumulated amortization of
   $1,100                                                     51,700    MEMBERS' DEFICIT                                   (6,101)
                                                        ------------                                                   ----------
         Total assets                                    $ 9,206,820        Total liabilities and members' deficit     $9,206,820
                                                        ============                                                   ==========



       The accompanying notes are an integral part of this balance sheet.

                      GWINNETT RESIDENCE ASSOCIATES, L.L.C.



                                STATEMENT OF LOSS

                      FOR THE YEAR ENDED DECEMBER 31, 1997


REVENUES:
     Rooms                                                    $ 691,864
     Telephone                                                   32,821
     Other                                                       19,473
                                                             ----------
         Total revenues                                         744,158
                                                             ----------
EXPENSES:
     Rooms                                                      226,612
     Telephone                                                    4,079
     Other operating departments                                  3,257
     Administrative and general                                 100,206
     Credit card commissions                                     15,073
     Franchise fees                                              27,675
     Advertising, marketing, and promotion                       62,531
     Repairs and maintenance                                     46,072
     Utilities                                                   46,892
     Property insurance and taxes                                17,298
     Management fees                                             29,759
     Other                                                        9,030
     Interest                                                   328,707
     Depreciation and amortization                              225,467
                                                              ---------
         Total expenses                                       1,142,658
                                                              ---------

NET LOSS                                                      $(398,500)
                                                              =========




         The accompanying notes are an integral part of this statement.

                      GWINNETT RESIDENCE ASSOCIATES, L.L.C.



                          STATEMENT OF MEMBERS' DEFICIT

                      FOR THE YEAR ENDED DECEMBER 31, 1997






                               Stormont
                                 Trice
                              Development       RI          HWE
                              Corporation    Partners        IV         Total
                              -----------    --------       ---         -----


BALANCE, December 31, 1996    $ 128,197     $ 128,197    $ 136,005    $ 392,399

   Net loss                    (130,703)     (130,703)    (137,094)    (398,500)
                              ---------     ---------    ---------    ---------
BALANCE, December 31, 1997    $  (2,506)    $  (2,506)   $  (1,089)   $  (6,101)
                              =========     =========    =========    =========








         The accompanying notes are an integral part of this statement.

                      GWINNETT RESIDENCE ASSOCIATES, L.L.C.



                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                    $  (398,500)
                                                                 -----------
     Adjustments to reconcile net loss to net cash provided
       by operating activities:
         Depreciation and amortization                               225,467
         Changes in assets and liabilities:
              Accounts receivable, net                               (51,372)
              Prepaid expenses                                       (24,414)
              Accounts payable                                       311,598
              Accrued liabilities                                     97,282
                                                                 -----------
                  Total adjustments                                  558,561
                                                                 -----------
                  Net cash provided by operating activities          160,061
                                                                 -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                         (6,086,029)
     Start-up costs                                                   (7,129)
                                                                 -----------
                  Net cash used in investing  activities          (6,093,158)
                                                                 -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal received from loans payable                         6,142,121
     Loan costs                                                       (7,129)
                                                                 -----------
                  Net cash provided by financing activities        6,134,992
                                                                 -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                            201,895

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                        10,850
                                                                 -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                         $   212,745
                                                                 ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest during the year                      $        0
                                                                 ===========





         The accompanying notes are an integral part of this statement.

                      GWINNETT RESIDENCE ASSOCIATES, L.L.C.



                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Operations

     Gwinnett Residence Associates, L.L.C. (the "Company") is a Georgia limited liability company that was organized for the purpose of constructing, operating, and owning the Gwinnett Residence Inn (the "Hotel") in Atlanta, Georgia. The Hotel is comprised of 132 suites and became operational on July 29, 1997.

     The members of the Company (the"Members"), their ownership percentages, and their initial capital contributions are as follows:

                                                                    Initial
                                                    Ownership       Capital
                                                    Percentage    Contribution
                                                    ----------    ------------

     Members:
         Stormont Trice Development
                  Corporation ("STDC" or the
                   "Manager ")                        41.08%        $142,000
         RI Partners ( "RI ")                         41.08          142,000
         HWE IV                                       17.84          142,000

     The operating agreement provides for allocation of profits, losses, and cash distributions, as follows:

         Profits

         o To the Members in proportion to their respective ownership percentage interests, as defined in the agreement

         Losses

         o First, to the Members in proportion to their respective ownership percentage interests until any Member's capital account is reduced to zero

         o Second, to the Member, if any, to the extent of its remaining positive capital account balance (as adjusted to reflect any prior allocation of loss)

         o Third, to the partners in proportion to their respective ownership percentage interests

         Notwithstanding the above loss allocations, to the extent losses allocated to a Member would cause a Member to have an adjusted capital account deficit, such losses shall not be allocated to such Member but instead shall be allocated to other Members in proportion to, and to the extent that, the amounts in which losses may be allocated to the other Members without causing the other Members to have an adjusted capital account deficit and then to the Members in proportion to their respective ownership percentage interests.

         Cash Distributions

         o First, to the repayment or prepayment of such debts or liabilities, other than any debts of the Company to any of the Members, as the Manager shall determine to be in the best interest of the Company

         o Second, to the establishment of such reserves as the Manager deems appropriate

         o Third, to the repayment or prepayment of any back-up loans, as defined in the agreement

         o    Fourth, to the repayment or prepayment of any Member loans

         o Fifth, to the Members in equal shares until such time as $42,600 has been distributed to the Members

         o Sixth, in equal amounts to the Manager and RI until such time as $36,996 has been distributed to the Members

         o Seventh, the balance available to the Members in proportion to their respective ownership percentage interests

     Allocation of profits, losses, and cash distributions from the sale or refinancing of the property are allocated in a different manner and will be affected by the terms of notes payable agreements discussed in Note 2.

     Cash and Cash Equivalents

     For purposes of reporting cash flows, the Company considers cash on hand, deposits in banks, and short-term investments with original maturities of 90 days or less to be cash and cash equivalents.

     The first mortgage, mezzanine loan, and management agreements require the Hotel to establish a furniture, fixtures, and equipment reserve, as follows: 0% in year one, 2% in year two, 3% in year three, 4% in year four, and 5% in year five of gross revenues, as defined in the loan agreement. As of December 31, 1997, $15,483 of cash and cash equivalents was designated as the furniture, fixtures, and equipment reserve.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Franchise and Organization Expenses

     A franchise application fee has been capitalized and is being amortized over the 20-year life of the franchise agreement. Organization costs have been capitalized and are being amortized over 5 years.

     Property

     Property is recorded at cost, including capitalized interest, and is depreciated using the straight-line method over the estimated useful lives of the assets, which are 30 years for buildings and 3 to 7 years for furniture, fixtures, and equipment. Expenditures for replacements and betterments are capitalized, while expenditures for maintenance and repairs are expensed as incurred.

     Income Taxes

     No provisions for income taxes have been made in the accounts of the Company since the Members report their respective shares of taxable income and loss in their individual tax returns.

2.   NOTES PAYABLE

     First Mortgage Loan

     On August 29, 1996, the Company entered into a loan agreement with Ocwen Federal Bank FSB ("Ocwen"), formerly Berkeley Federal Bank & Trust FSB, for a total available amount of $8,174,500 to fund costs of developing and operating the Hotel. The note bears 10.25% interest until its maturity date of August 31, 2001. The loan is collateralized by the Company's interest in the Hotel. Interest accrues monthly and is added to the outstanding balance until the budgeted interest reserve is depleted or September 1, 1998, whichever is earlier. Beginning October 1, 1998, interest and principal are due monthly, with all remaining repaid principal and interest being due on August 31, 2001. The principal outstanding at December 31, 1997 is repayable as follows:

                      1998                        $   27,736
                      1999                           118,301
                      2000                           131,014
                      2001                         6,914,369
                                                  ----------
                                                  $7,191,420
                                                  ==========

     In addition, Ocwen receives noncumulative participating interest based on a percentage of the Company's excess cash flow, as defined in the loan agreement. These percentages are as follows: 22.5% in year one, 25% in years two and three, and 30% in years four and five. No amounts were payable in 1997.

     In the event the Company sells the Hotel or refinances the loan, an amount shall be due to Ocwen as follows: in year one, the greater of $400,000 or 22.5% of the greater of the net proceeds or net economic value, as defined in the loan; in years two or three, the greater of $400,000 or 25% of the greater of the net proceeds or net economic value; in year four, the greater of $700,000 or 30% of the greater of the net proceeds or net economic value; in year five, the greater of $1,000,000 or 30% of the greater of the net proceeds or net economic value.

     Mezzanine Loan

     On August 29, 1996, the Company entered into a loan agreement with Heller Financial, Inc. ("Heller") for a total available amount of $1,219,800. At December 31, 1997, $1,153,163 is outstanding, including $136,663 of accrued interest. The note bears an interest rate of 10% and is interest only until its maturity date of August 31, 2001. Interest is due monthly, commencing when the accrued interest exceeds $203,300 or 20% of the outstanding principal amount of the loan or when distributable cash flow, as defined, is available. In addition, Heller receives quarterly, as additional consideration, the excess of the percentage of the Company's excess cash flow, as defined in the loan agreement, over the amount of interest accrued during the previous quarter. These percentages are as follows: 44.175% in year one, 42.75% in years two and three, and 39.9% in years four and five (effectively, this equals 57% of the cash flow after paying Ocwen's participating interest).

     Through August 31, 2006, upon the occurrence of any participation event, as defined in the loan agreement, Heller will receive an amount calculated as follows: in year one, the greater of $700,000 or 57% of the net adjusted proceeds, as defined in the loan agreement, less $451,000 and the Company's equity (the "Participation Amount"); in year two, the greater of $1,000,000 or 57% of the Participation Amount; in year three, the greater of $1,100,000 or 57% of the Participation Amount; in year four, the greater of $1,200,000 or 57% of the Participation Amount; in year five and thereafter, the greater of $1,300,000 or 57% of the Participation Amount. In no event may Heller's participation exceed 49.9% of the total profit of the participation event.

3.   FRANCHISE AND MANAGEMENT AGREEMENTS

     The  Hotel  is  operated   under  a  franchise   agreement   with  Marriott
     International, Inc. ("Marriott"). The term of the agreement is 20 years unless otherwise extended or terminated. The Company paid Marriott an application fee of $52,800. This has been capitalized as franchise costs in the accompanying balance sheet. Amortization began when the Hotel became operational, and the cost is being amortized over the life of the franchise agreement. The agreement provides for the Hotel to reimburse Marriott for certain common expenses, including, but not limited to, the use of Marriott's national reservation system. The Hotel also pays Marriott certain fees, as follows:

         o Royalty Fee. Percent of the gross sales, as defined in the agreement. Royalty fees for the year ended December 31, 1997 were $27,675.

         o Marketing Fund Fee. Percent of gross sales. Marketing fund fees for the year ended December 31, 1997 were $17,296 and are included in advertising, marketing, and promotion expenses in the accompanying statement of loss.

     The Hotel is operated under a management agreement with Stormont Trice Management Corporation ("STMC"), an affiliate of STDC. The term of the management agreement is ten years. Under the terms of the agreement, the Company pays STMC 4% of gross revenues, as defined in the agreement. At December 31, 1997, $6,622 in management fees were payable to STMC. Management fee expense for 1997 was $29,759.

4.   RELATED-PARTY TRANSACTIONS

     Julian LeCraw & Co, Inc. ("LeCraw"), which is related to one of the Members through common ownership, provided general contracting services to the Company in construction of the Hotel. The costs for these services in 1997 were approximately $3,682,183 and are included in buildings in the accompanying balance sheet. Amounts due to LeCraw for these services are approximately $20,000 at December 31, 1997 and are included in accounts payable in the accompanying balance sheet.

     In  addition  to  the  management   agreement   (Note  3),  Stormont  Trice
     Corporation, an affiliate of STDC, provides workers' compensation, group insurance, and certain employee benefits to all of the Stormont Trice Corporation group of hotels, and a pro rata portion of the total insurance and certain employee benefits expense is allocated to each hotel. The amount allocated to the Company for the year ended December 31, 1997 was $9,388.

     Stormont Trice Corporation also provides property, umbrella, and casualty insurance to all of the Stormont Trice Corporation group of hotels, and a pro rata portion of the total insurance expense is allocated to each hotel. The amount allocated to the Company for the year ended December 31, 1997 was $14,379.

     STDC provided development management services to the Company in construction of the Hotel. The costs for these services in 1997 were $451,000 and are included in buildings in the accompanying balance sheet. Amounts due to STDC for these services are approximately $451,000 at December 31, 1997. In accordance with the terms of the agreement, the fee will not be payable until the Company repays all of the Ocwen loan obligation and a portion of the Heller loan obligation, as defined.

     STDC also provided the director of design and development for the Hotel. The cost for these services in 1997 was $40,982 and is included in buildings in the accompanying balance sheet. Amounts due to STDC for these services were $20,900 at December 31, 1997 and are included in accounts payable in the accompanying balance sheet.

                                   ADDENDUM TO
                                    EXHIBIT C

                            PRIOR PERFORMANCE TABLES


                    THE FOLLOWING INFORMATION UPDATES
                    AND REPLACES THE CORRESPONDING
                    INFORMATION IN EXHIBIT C TO THE
                    ATTACHED PROSPECTUS, DATED APRIL
                    21, 1998.

                                    EXHIBIT C

                            PRIOR PERFORMANCE TABLES

                                    EXHIBIT C

                            PRIOR PERFORMANCE TABLES

         The information in this Exhibit C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which like the Company, were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains similar to those in which the Company may invest. No Prior Public Programs sponsored by the Company's Affiliates have invested in hotel properties leased on a triple-net basis to operators of national and regional limited-service, extended-stay and full-service hotel chains.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., and CNL American Properties Fund, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in restaurant properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PROGRAMS.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of June 30, 1998. The following is a brief description of the
Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between July 1993 and June 1998.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the general partners of the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between July 1993 and June 1998. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending June 30, 1998.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through June 30, 1998, of the Prior Public Programs, the offerings of which became fully subscribed between July 1993 and June 1998.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of a partnership nature. These items include proceeds from capital contributions of limited partners and disbursements made from these sources of funds, such as syndication and organizational costs, acquisition of the properties and other costs which are related more to the organization of the partnership and the acquisition of properties than to the actual operations of the partnerships.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is omitted from this Exhibit C because none of the directors of the Company or their Affiliates has been involved in completed programs which made investments similar to those of the Company.

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between July 1993 and June 1998.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS





                                      CNL Income      CNL Income      CNL Income     CNL Income
                                      Fund XIII,       Fund XIV,       Fund XV,       Fund XVI,
                                         Ltd.            Ltd.            Ltd.           Ltd.
                                     -----------     -----------     -----------    -----------


Dollar amount offered                $40,000,000     $45,000,000     $40,000,000    $45,000,000
                                     ===========     ===========     ===========    ===========


Dollar amount raised                       100.0%          100.0%          100.0%         100.0%
                                     -----------     -----------     -----------    -----------

Less offering expenses:

  Selling commissions
    and discounts                           (8.5)           (8.5)           (8.5)          (8.5)
  Organizational expenses                   (3.0)           (3.0)           (3.0)          (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                               (0.5)           (0.5)           (0.5)          (0.5)
                                     -----------     -----------     -----------    -----------
                                           (12.0)          (12.0)          (12.0)         (12.0)
                                     -----------     -----------     -----------    -----------
Reserve for operations                       --              --              --             --
                                     -----------     -----------     -----------    -----------

Percent available for

  investment                                88.0%           88.0%           88.0%          88.0%
                                     ===========     ===========     ===========    ============


Acquisition costs:

  Cash down payment                         82.5%           82.5%           82.5%          82.5%
  Acquisition fees paid
    to affiliates                            5.5             5.5             5.5            5.5
  Loan costs                                 --              --              --             --
                                     -----------     -----------     -----------    ------------


Total acquisition costs                     88.0%           88.0%           88.0%          88.0%
                                     ===========     ===========     ===========    ============


Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                         --              --              --             --

Date offering began                      3/31/93         8/27/93         2/23/94        9/02/94

Length of offering (in
  months)                                      5               6               6              9

Months to invest 90% of
  amount available for
  investment measured
  from date of offering                       10              11              10             11




Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"), including $20,000,000 available only to stockholders participating in the company's reinvestment plan. The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of June 30, 1998, APF had received subscriptions totalling $111,835,687 from the 1998 Offering, including $1,823,518 issued pursuant to the company's reinvestment plan.


                                   CNL American         CNL Income      CNL Income
                                  Properties Fund,      Fund XVII,      Fund XVIII,
                                      Inc.                Ltd.            Ltd.
                                    (Note 1)
                                  ------------       -----------     -----------

Dollar amount offered              $400,000,000       $30,000,000     $35,000,000
                                   ============       ===========     ===========


Dollar amount raised                      100.0%            100.0%          100.0%
                                   ------------       -----------     -----------

Less offering expenses:

  Selling commissions
    and discounts                          (7.5)             (8.5)           (8.5)
  Organizational expenses                  (3.0)             (3.0)           (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                              (0.5)             (0.5)           (0.5)
                                   ------------       -----------     -----------
                                          (11.0)            (12.0)          (12.0)
                                   ------------       -----------     -----------
Reserve for operations                      --                --              --
                                   ------------       -----------     ----------

Percent available for

  investment                               89.0%             88.0%           88.0%
                                   ============       ===========     ===========


Acquisition costs:

  Cash down payment                        84.5%             83.5%           83.5%
  Acquisition fees paid
    to affiliates                           4.5               4.5             4.5
  Loan costs                                --                --              --
                                   ------------       -----------     ----------


Total acquisition costs                    89.0%             88.0%           88.0%
                                   ============       ===========     ===========


Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                        --                --              --

Date offering began                  4/19/95 and          9/02/95         9/20/96
                                         2/06/97
Length of offering (in
  months)                             22 and 13                12              17

Months to invest 90% of
  amount available for
  investment measured
  from date of offering               23 and 16                15              17


                                    TABLE II
                             COMPENSATION TO SPONSOR





                                             CNL Income    CNL Income    CNL Income    CNL Income
                                             Fund XIII,     Fund XIV,     Fund XV,      Fund XVI,
                                                Ltd.          Ltd.          Ltd.          Ltd.
                                             -----------   -----------   -----------   -----------

Date offering commenced                         3/31/93       8/27/93       2/23/94       9/02/94
Dollar amount raised                        $40,000,000   $45,000,000   $40,000,000   $45,000,000
Amount paid to sponsor from                  ===========   ===========   ===========   ===========
  proceeds of offering:
    Selling commissions and
      discounts                               3,400,000     3,825,000     3,400,000     3,825,000
    Real estate commissions                          -             -             -             -
    Acquisition fees                          2,200,000     2,475,000     2,200,000     2,475,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                    200,000       225,000       200,000       225,000
                                              ----------   -----------   -----------   -----------
Total amount paid to sponsor                  5,800,000     6,525,000     5,800,000     6,525,000
                                              ===========   ===========   ===========   ===========

Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1998 (6 months)                           1,782,788     1,898,767     1,755,734     1,969,826
    1997                                      3,395,200     3,734,726     3,419,967     3,909,781
    1996                                      3,494,528     3,841,163     3,557,073     3,911,609
    1995                                      3,482,461     3,823,939     3,361,477     2,619,840
    1994                                      3,232,046     2,897,432     1,154,454       212,171
    1993                                      1,148,550       329,957            -             -
Amount paid to sponsor from
  operations (administrative,
  accounting and
  management fees):
    1998 (6 months)                              48,887        53,039        44,829        47,605
    1997                                        121,643       128,536       113,372       129,357
    1996                                        126,947       134,867       122,391       157,883
    1995                                        103,083       114,095       122,107       138,445
    1994                                         83,046        84,801        37,620         7,023
    1993                                         27,003         8,220            -             -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash (Note 3)                             1,769,260     4,770,015     3,312,297     1,385,384
    Notes                                            -             -             -             -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                          -             -             -             -
    Incentive fees                                   -             -             -             -
    Other (Note 2)                                   -             -             -             -




Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"), including $20,000,000 available only to stockholders participating in the company's reinvestment plan. The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of June 30, 1998, APF had received subscriptions totalling $111,835,687 from the 1998 Offering, including $1,823,518 issued pursuant to the company's reinvestment plan. The amounts shown represent the combined results of the Initial Offering, the 1997 Offering and the 1998 Offering as of June 30, 1998, including shares issued pursuant to the company's reinvestment plans.
Note 2: For negotiating secured equipment leases and supervising the secured equipment lease program, APF is entitled to receive a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease. During the six months ended June 30, 1998 and the years ended December 31, 1997 and 1996, APF incurred $36,899, $366,865 and $70,070, respectively, in secured equipment lease servicing fees.
Note 3: Excludes properties sold and substituted with replacement properties, as permitted under the terms of the lease agreements.





                                     CNL American            CNL Income   CNL Income
                                    Properties Fund,        Fund XVII,   Fund XVIII,
                                           Inc.                  Ltd.        Ltd.
                                    ------------           -----------   -----------
                                     (Note 1)


Date offering commenced             4/19/95 and 2/06/97      9/02/95       9/20/96
Dollar amount raised                $514,300,100           $30,000,000   $35,000,000
                                    ============           ===========   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts
    Real estate commissions           38,572,508             2,550,000     2,975,000
    Acquisition fees                          -                     -             -
    Marketing support and             23,143,505             1,350,000     1,575,000
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)

Total amount paid to sponsor           2,571,501               150,000       175,000
                                    ------------           -----------   -----------
                                      64,287,514             4,050,000     4,725,000
Dollar amount of cash generated     ============           ===========   ===========
  from operations before
  deducting payments to
  sponsor:
    1998 (6 months)
    1997
    1996                              17,846,454             1,315,440     1,517,300
    1995                              18,514,122             2,611,191     1,459,963
    1994                               6,096,045             1,340,159        30,126
    1993                                 594,425                11,671            -
Amount paid to sponsor from                   -                     -             -
  operations (administrative,                 -                     -             -
  accounting and
  management fees):
    1998 (6 months)
    1997
    1996                               1,245,501                41,356        58,088
    1995                               1,437,908               116,077        98,207
    1994                                 613,505               107,211         2,980
    1993                                  95,966                 2,659            -
Dollar amount of property                     -                     -             -
  sales and refinancing                       -                     -             -
  before deducting payments
  to sponsor:
    Cash (Note 3)
    Notes
Amount paid to sponsors                7,894,390                    -             -
  from property sales and                     -                     -             -
  refinancing:
    Real estate commissions
    Incentive fees
    Other (Note 2)                            -                     -             -
                                              -                     -             -
                                              -                     -             -

                                    TABLE III
                     Operating Results of Prior Programs CNL
                             INCOME FUND XIII, LTD.





                                                             1992
                                                          (Note 1)         1993            1994            1995
                                                        ------------  ------------    ------------    -------------

Gross revenue                                        $          0    $    966,564    $  3,558,447    $  3,806,944
Equity in earnings of joint ventures                            0           1,305          43,386          98,520
Profit (loss) from sale of properties
  (Notes 4, 5 and 6)                                            0               0               0         (29,560)
Interest income                                                 0         181,568          77,379          51,410
Less: Operating expenses                                        0         (59,390)       (183,311)       (214,705)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0        (148,170)       (378,269)       (393,435)
                                                     ------------    ------------    ------------    ------------

Net income - GAAP basis                                         0         941,877       3,117,632       3,319,174
                                                     ============     ============    ============    ============

Taxable income

  - from operations                                             0         978,535       2,703,252       2,920,859
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0               0
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 2 and 3)                                               0       1,121,547       3,149,000       3,379,378
Cash generated from sales (Notes 4, 5 and 6)                    0               0               0         286,411
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,121,547       3,149,000       3,665,789
Less: Cash distributions to investors
  (Note 7)
    - from operating cash flow                                  0        (528,364)     (2,800,004)     (3,350,014)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after
  cash distributions                                            0         593,183         348,996         315,775
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                             0      40,000,000               0               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Syndication costs                                           0      (3,932,017)           (181)              0
    Acquisition of land and buildings                           0     (19,691,630)     (5,764,308)       (336,116)
    Investment in direct financing leases                       0      (6,760,624)     (1,365,075)              0
    Investment in joint ventures                                0        (314,998)       (545,139)       (140,052)
    Increase (decrease) in restricted cash                      0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                             0        (799,980)        (25,036)         (3,074)
    Increase in other assets                                    0        (454,909)          9,226               0
    Loan to tenant                                              0               0               0               0
    Collections on loan to tenant                               0               0               0               0
    Other                                                       0               0               0             954
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash

  distributions and special items                           1,000       8,639,025      (7,341,517)       (162,513)
                                                     ============    ============    ============    ============

TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                             0              33              67              72
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Notes 4, 5 and 6)                          0               0               0               0
                                                     ============    ============    ============    ============

                                      C-7


                                                                                 6 months
                                                  1996              1997           1998
                                              ------------     ------------   --------------
Gross revenue                                 $  3,685,280    $  3,654,128   $  1,488,274
Equity in earnings of joint ventures                60,654         150,417        121,482
Profit (loss) from sale of properties
  (Notes 4, 5 and 6)                                82,855         (48,538)             0
Interest income                                     49,820          27,925         22,448
Less: Operating expenses                          (253,360)       (354,206)      (122,065)
      Interest expense                                   0               0              0
      Depreciation and amortization               (393,434)       (394,099)      (196,413)
                                              ------------    ------------   ------------
Net income - GAAP basis                          3,231,815       3,035,627      1,313,726
                                              ============    ============   ============

Taxable income                                   2,972,159       2,470,268      1,512,381
                                              ============    ============   ============
  - from operations                                      0          (9,715)             0
                                              ============    ============   ============
  - from gain (loss) on sale

                                                 3,367,581       3,273,557      1,733,901
Cash generated from operations                     550,000         932,849              0
  (Notes 2 and 3)                                        0               0              0
Cash generated from sales (Notes 4, 5 and 6)  ------------    ------------   ------------
Cash generated from refinancing
                                                 3,917,581       4,206,406      1,733,901
Cash generated from operations, sales
  and refinancing
Less: Cash distributions to investors           (3,367,581)     (3,273,557)    (1,700,004)
  (Note 7)                                               0               0              0
    - from operating cash flow                     (32,427)       (126,451)             0
    - from sale of properties                 ------------    ------------   ------------
    - from cash flow from prior period
                                                   517,573         806,398         33,897
Cash generated (deficiency) after
  cash distributions
Special items (not including sales
  and refinancing):                                      0               0              0
    Limited partners' capital
      contributions                                      0               0              0
    General partners' capital                            0               0              0
      contributions                                      0               0              0
    Syndication costs                                    0               0              0
    Acquisition of land and buildings                    0      (1,482,849)             0
    Investment in direct financing leases         (550,000)        550,000              0
    Investment in joint ventures
    Increase (decrease) in restricted cash
    Reimbursement of organization,
      syndication and acquisition costs                  0               0              0
      paid on behalf of CNL Income Fund                  0               0              0
      XIII, Ltd. by related parties                      0        (196,980)             0
    Increase in other assets                             0         127,843              0
    Loan to tenant                                       0               0              0
    Collections on loan to tenant             ------------    ------------   ------------
    Other
Cash generated (deficiency) after cash
    distributions and special items                (32,427)       (195,588)        33,897
                                              ============    ============   ============


TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                     74              61             37
                                              ============    ============   ============
  - from recapture                                       0               0              0
                                              ============    ============   ============
Capital gain (loss) (Notes 4, 5 and 6)                   0               0              0
                                              ============    ============   ============





                                                           1992
                                                         (Note 1)          1993            1994            1995
                                                      ------------    ------------    ------------    -------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              18              70              82
  - from capital gain                                           0               0               0               0
  - from investment income from prior
      period                                                    0               0               0               2
  - from return of capital                                      0               0               0               0
                                                     ------------     ------------    ------------    ------------

Total distributions on GAAP basis (Note 7)                      0              18              70              84
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              18              70              84
  - from cash flow from prior period                            0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 7)                      0              18              70              84
                                                     ============    ============    ============    ============

Total cash distributions as a percentage
  of original $1,000 investment (Note 8)                     0.00%           5.33%           7.56%           8.44%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              18              88             172
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented (original
  total acquisition cost of properties
  retained, divided by original total
  acquisition cost of all properties
  in program) (Notes 4, 5 and 6)                              N/A             100%            100%            100%





Note 1: The registration statement relating to the offering of Units by CNL Income Fund XIII, Ltd. became effective on March 17, 1993. Activities through April 15, 1993, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIII, Ltd.
Note 4: During 1995, the partnership sold one of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire an additional property. As a result of this transaction, the partnership recognized a loss for financial reporting purposes of $29,560 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.
Note 5: In November 1996, CNL Income Fund XIII, Ltd. sold one of its properties and received net sales proceeds of $550,000, resulting in a gain of $82,855 for financial reporting purposes. In January 1997, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.
Note 6: In October 1997, the partnership sold one of its properties and received net sales proceeds of $932,849, resulting in a loss of $48,538 for financial reporting purposes. In December 1997, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with affiliates of the general partners.
Note 7: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995, 1996 and 1997, are reflected in the 1994, 1995, 1996, 1997 and 1998 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996, 1997 and 1998, respectively. As a result of 1994, 1995, 1996, 1997 and 1998 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996, 1997 and June 30, 1998, are not included in the 1994, 1995, 1996, 1997 and
              1998 totals, respectively.
Note 8: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 7 above)
Note 9: Certain data for columns representing less than 12 months have been annualized.



                                                                                         6 months
                                                          1996            1997             1998
                                                      ------------    ------------   -------------
Cash distributions to investors
  Source (on GAAP basis)                                    78              75             33
  - from investment income                                   2               0              0
  - from capital gain
  - from investment income from prior                        5              10              4
      period                                                 0               0              6
  - from return of capital                        ------------    ------------   ------------

                                                            85              85             43
Total distributions on GAAP basis (Note 7)        ============    ============   ============

  Source (on cash basis)
  - from sales                                               0               0              0
  - from refinancing                                         0               0              0
  - from operations                                         84              82             43
  - from cash flow from prior period                         1               3              0
                                                  ------------    ------------   ------------
Total distributions on cash basis (Note 7)                  85              85             43
                                                  ============    ============   ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 8)
Total cumulative cash distributions per                   8.50%           8.50%          8.50%
  $1,000 investment from inception
Amount (in percentage terms) remaining                     257             342            385
  invested in program properties at the end
  of each year (period) presented (original
  total acquisition cost of properties
  retained, divided by original total
  acquisition cost of all properties
  in program) (Notes 4, 5 and 6)
                                                           100%             99%           100%

                                    TABLE III
                     Operating Results of Prior Programs CNL
                              INCOME FUND XIV, LTD.





                                                             1992
                                                          (Note 1)        1993            1994            1995
                                                        ------------ ------------    ------------    ------------

Gross revenue                                        $          0    $    256,234    $  3,135,716    $  4,017,266
Equity in earnings of joint ventures                            0           1,305          35,480         338,717
Profit (Loss) from sale of properties
  (Notes 4, 5, 6 and 7)                                         0               0               0         (66,518)
Interest income                                                 0          27,874         200,499          50,724
Less: Operating expenses                                        0         (14,049)       (181,980)       (248,840)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0         (28,918)       (257,640)       (340,112)
                                                     ------------    ------------    ------------    ------------

Net income - GAAP basis                                         0         242,446       2,932,075       3,751,237
                                                     ============    ============    ============    ============

Taxable income
  - from operations                                             0         278,845       2,482,240       3,162,165
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0               0
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 2 and 3)                                               0         321,737       2,812,631       3,709,844
Cash generated from sales (Notes 4, 6,
  7 and 8)                                                      0               0               0         696,012
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         321,737       2,812,631       4,405,856
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0          (9,050)     (2,229,952)     (3,543,751)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         312,687         582,679         862,105
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      28,785,100      16,214,900               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Syndication costs                                           0      (2,771,892)     (1,618,477)              0
    Acquisition of land and buildings                           0     (13,758,004)    (11,859,237)       (964,073)
    Investment in direct financing leases                       0      (4,187,268)     (5,561,748)        (75,352)
    Investment in joint ventures                                0        (315,209)     (1,561,988)     (1,087,218)
    Return of capital from joint venture                        0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                              0        (706,215)       (376,738)           (577)
    Increase in other assets                                    0        (444,267)              0               0
    Increase in restricted cash                                 0               0               0               0
    Other                                                       0               0               0           5,530
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       6,914,932      (4,180,609)     (1,259,585)
                                                     ============    ============    ============    ============

TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              16              56              70
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Notes 4, 6, 7 and 8)                       0               0               0               0
                                                     ============    ============    ============    ============


                                                                                  6 months
                                                    1996            1997             1998
                                                ------------    ------------   -------------



Gross revenue                                    $  3,999,813    $  3,918,582   $  1,626,212
Equity in earnings of joint ventures                  459,137         309,879        164,631
Profit (Loss) from sale of properties
  (Notes 4, 5, 6 and 7)                                     0               0        112,206
Interest income                                        44,089          40,232         42,434
Less: Operating expenses                             (246,621)       (262,592)      (140,356)
      Interest expense                                      0               0              0
      Depreciation and amortization                  (340,089)       (340,161)      (170,106)
                                                 ------------    ------------   ------------
Net income - GAAP basis                             3,916,329       3,665,940      1,635,021
                                                 ============    ============   ============

Taxable income
  - from operations                                 3,236,329       3,048,675      1,742,143
                                                 ============    ============   ============
  - from gain (loss) on sale                                0          47,256         33,783
                                                 ============    ============   ============

Cash generated from operations
  (Notes 2 and 3)                                   3,706,296       3,606,190      1,845,728
Cash generated from sales (Notes 4, 6,
  7 and 8)                                                  0               0      1,250,140
Cash generated from refinancing                             0               0              0
                                                 ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                                   3,706,296       3,606,190      3,095,868
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                     (3,706,296)     (3,606,190)    (1,845,728)
    - from sale of properties                               0               0              0
    - from cash flow from prior period                 (6,226)       (106,330)       (10,532)
                                                 ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                        (6,226)       (106,330)     1,239,608
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                         0               0              0
    General partners' capital
      contributions                                         0               0              0
    Syndication costs                                       0               0              0
    Acquisition of land and buildings                       0               0              0
    Investment in direct financing leases                   0               0              0
    Investment in joint ventures                       (7,500)       (121,855)      (310,097)
    Return of capital from joint venture                    0          51,950              0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                          0               0              0
    Increase in other assets                                0               0              0
    Increase in restricted cash                             0               0       (193,654)
    Other                                                   0               0              0
                                                 ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                     (13,726)       (176,235)       735,857
                                                 ============    ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                        71              67             38
                                                 ============    ============   ============
  - from recapture                                          0               0              0
                                                 ============    ============   ============
Capital gain (loss) (Notes 4, 6, 7 and 8)                   0               1              1
                                                 ============    ============   ============




                                                         1992
                                                       (Note 1)          1993            1994             1995
                                                     ------------    ------------    ------------    -------------

Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              51              79
  - from capital gain                                           0               0               0               0
  - from return of capital                                      0               0               0               0
  - from investment income from prior
      period                                                    0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 5)                      0               1              51              79
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from operations                                             0               1              51              79
  - from cash flow from prior period                            0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 5)                      0               1              51              79
                                                     ============    ============    ============    ============
Total cash distributions as a percentage of
  original $1,000 investment (Note 9)                        0.00%           4.50%           6.50%           8.06%
Total cumulative cash distributions
  per $1,000 investment from inception                          0               1              52             131
Amount (in percentage terms) remaining invest-
  ed in program properties at the end of each
  year (period) presented (original total
  acquisition cost of properties retained,
  divided by original total acquisition
  cost of all properties in program)
  (Notes 4, 6, 7 and 8)                                       N/A            100%            100%            100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XIV, Ltd. ("CNL XIV") and CNL Income Fund XIII, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XIII, Ltd. commenced March 17, 1993. Pursuant to the registration statement, CNL XIV could not commence until the offering of Units of CNL Income Fund XIII, Ltd. was terminated. CNL Income Fund XIII, Ltd. terminated its offering of Units on August 26, 1993, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XIII, Ltd., CNL XIV commenced its offering of Units. Activities through September 13, 1993, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIV, Ltd.
Note 4: During 1995, the partnership sold two of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire two additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $66,518 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale. In addition, during 1996, Wood-Ridge Real Estate Joint Venture, in which the partnership owns a 50% interest, sold its two properties to the tenant and recognized a gain of approximately $261,100 for financial reporting purposes. As a result, the partnership's pro rata share of such gain of approximately $130,550 is included in equity in earnings of unconsolidated joint ventures for 1996.
Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995, 1996 and 1997, are reflected in the 1994, 1995, 1996, 1997 and 1998 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996, 1997 and 1998, respectively. As a result of 1994, 1995, 1996, 1997 and 1998 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996, 1997 and June 30, 1998 are not included in the 1994, 1995, 1996, 1997 and 1998 totals, respectively.
Note 6: In January 1998, the partnership sold its property in Madison, Alabama, to a third party for $740,000 and received net sales proceeds of $696,486. Due to the fact that during 1997 the partnership wrote off $13,314 in accrued rental income (non-cash accounting adjustments relating to the straight-lining of future scheduled rent increases over the lease term in accordance with generally accepted accounting principles), no gain or loss was incurred for financial reporting purposes in January 1998 relating to this sale. In April 1998, the partnership reinvested a portion of the net sales proceeds from the sale of the property in Madison, Alabama in Melbourne Joint Venture, with an affiliate of the partnership which has the same general partners. The partnership intends to use the remaining proceeds to invest in an additional property or for other partnership purposes.
Note 7: In January 1998, the partnership sold one of its properties in Richmond, Virginia for $512,462 and received net sales proceeds of $512,246, resulting in a gain of $70,798 for financial reporting purposes. The partnership intends to reinvest the net sales proceeds from the sale of the property in Richmond, Virginia in an additional property.
Note 8: In April 1998, the partnership reached an agreement to accept $360,000 for the property in Riviera Beach, Florida, which was taken through a right of way taking in December 1997. The partnership had received preliminary sales proceeds of $318,592 as of December 31, 1997. Upon agreement and receipt of the final sales price of $360,000, the partnership recognized a gain of $41,408 for financial reporting purposes. The partnership intends to reinvest the net sales proceeds from the sale of this property in an additional property.
Note 9: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)
Note 10: Certain data for columns representing less than 12 months have been annualized.


                                                                                       6 months
                                                          1996            1997           1998
                                                      ------------    ------------   ------------



Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                     83              81             36
  - from capital gain                                           0               0              0
  - from return of capital                                      0               0              0
  - from investment income from prior
      period                                                    0               2              5
                                                     ------------    ------------   ------------
Total distributions on GAAP basis (Note 5)                     83              83             41
                                                     ============    ============   ============
  Source (on cash basis)
  - from sales                                                  0               0              0
  - from operations                                            83              81             41
  - from cash flow from prior period                            0               2              0
                                                     ------------    ------------   ------------
Total distributions on cash basis (Note 5)                     83              83             41
                                                     ============    ============   ============
Total cash distributions as a percentage of
  original $1,000 investment (Note 9)                        8.25%           8.25%          8.25%
Total cumulative cash distributions
  per $1,000 investment from inception                        214             297            338
Amount (in percentage terms) remaining invest-
  ed in program properties at the end of each
  year (period) presented (original total
  acquisition cost of properties retained,
  divided by original total acquisition
  cost of all properties in program)
  (Notes 4, 6, 7 and 8)                                       100%            100%           100%



                                    TABLE III
                     Operating Results of Prior Programs CNL
                              INCOME FUND XV, LTD.





                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------


Gross revenue                                        $          0    $  1,143,586    $  3,546,320    $  3,632,699
Equity in earnings of joint ventures                            0           8,372         280,606         392,862
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0         (71,023)              0
Interest income                                                 0         167,734          88,059          43,049
Less: Operating expenses                                        0         (62,926)       (228,319)       (235,319)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0         (70,848)       (243,175)       (248,232)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0       1,185,918       3,372,468       3,585,059
                                                     ============    ============    ============    ============

Taxable income
  - from operations                                             0       1,026,715       2,861,912       2,954,318
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 2 and 3)                                               0       1,116,834       3,239,370       3,434,682
Cash generated from sales (Note 4)                              0               0         811,706               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,116,834       4,051,076       3,434,682
Less: Cash distributions to investors
  (Notes 5, 6 and 8)
    - from operating cash flow                                  0        (635,944)     (2,650,003)     (3,200,000)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         480,890       1,401,073         234,682
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                                   0      40,000,000               0               0
    General partners' capital contri-
      butions                                               1,000               0               0               0
    Syndication costs                                           0      (3,892,003)              0               0
    Acquisition of land and buildings                           0     (22,152,379)     (1,625,601)              0
    Investment in direct financing
      leases                                                    0      (6,792,806)     (2,412,973)              0
    Investment in joint ventures                                0      (1,564,762)       (720,552)       (129,939)
    Return of capital from joint venture                        0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                               0      (1,098,197)        (23,507)              0
    Increase in other assets                                    0        (187,757)              0               0
    Other                                                     (38)         (6,118)         25,150               0
                                                     ------------    ------------    ------------    ------------

Cash generated (deficiency) after cash
  distributions and special items                             962       4,786,868      (3,356,410)        104,743
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              71              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 4)                                    0               0               0               0
                                                     ============    ============    ============    ============







                                                                  6 months
                                                    1997            1998
                                                ------------    -----------
Gross revenue                                 $  3,622,123    $  1,498,779
Equity in earnings of joint ventures               239,249         120,294
Profit (Loss) from sale of properties
  (Note 4)                                               0               0
Interest income                                     46,642          33,275
Less: Operating expenses                          (224,761)       (128,176)
      Interest expense                                   0               0
      Depreciation and amortization               (248,348)       (124,200)
                                                ------------    -----------
Net income - GAAP basis                          3,434,905       1,399,972
                                                ============    ===========

Taxable income
  - from operations                              2,856,893       1,492,168
                                                ============    ===========
  - from gain on sale                               47,256               0
                                                ============    ===========

Cash generated from operations
  (Notes 2 and 3)                                3,306,595       1,710,905
Cash generated from sales (Note 4)                       0               0
Cash generated from refinancing                          0               0
                                                ------------    -----------
Cash generated from operations, sales
  and refinancing                                3,306,595       1,710,905
Less: Cash distributions to investors
  (Notes 5, 6 and 8)
    - from operating cash flow                  (3,280,000)     (1,710,905)
    - from sale of properties                            0               0
    - from cash flow from prior period                   0         (89,095)
                                                ------------   -------------
Cash generated (deficiency) after cash
  distributions                                     26,595         (89,095)
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                            0               0
    General partners' capital contri-
      butions                                            0               0
    Syndication costs                                    0               0
    Acquisition of land and buildings                    0               0
    Investment in direct financing
      leases                                             0               0
    Investment in joint ventures                         0        (207,986)
    Return of capital from joint venture            51,950               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                        0               0
    Increase in other assets                             0               0
    Other                                                0               0
                                              ------------    ------------

Cash generated (deficiency) after cash
  distributions and special items                   78,545        (297,081)

TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                     71              37
                                              ============    ============
  - from recapture                                       0               0
                                              ============    ============
Capital gain (loss) (Note 4)                             1               0
                                              ============    ============


TABLE III - CNL INCOME FUND XV, LTD. (continued)





                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    -----------

Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              21              66              80
  - from capital gain                                           0               0               0               0
  - from investment income from prior
      period                                                    0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 5)                      0              21              66              80
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              21              66              80
  - from investment income from prior period                    0               0               0               0
                                                     ------------    ------------    ------------    ------------

Total distributions on cash basis (Note 5)                      0              21              66              80
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Notes 6,
  7 and 8).                                                  0.00%            5.00%          7.25%           8.20%
Total cumulative cash distributions per
  $1,000 investment from inception                              0               21             87             167
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented (original
  total acquisition cost of properties
  retained, divided by original total
  acquisition cost of all properties
  in program) (Note 4)                                        N/A             100%           100%            100%





Note 1 The registration statement relating to this offering of Units of CNL Income Fund XV, Ltd. became effective February 23, 1994. Activities through March 23, 1994, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint venture, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XV, Ltd.
Note 4: During 1995, the partnership sold three of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The majority of the net sales proceeds were used to acquire additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $71,023 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the three properties and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale. In addition, during 1996, Wood-Ridge Real Estate Joint Venture, in which the partnership owns a 50% interest, sold its two properties to the tenant and recognized a gain of approximately $261,100 for financial reporting purposes. As a result, the partnership's pro rata share of such gain of approximately $130,550 is included in equity in earnings of unconsolidated joint ventures for 1996.
Note 5: Distributions declared for the quarters ended December 31, 1994, 1995, 1996 and 1997 are reflected in the 1995, 1996, 1997 and 1998 columns, respectively, due to the payment of such distributions in January 1995, 1996, 1997 and 1998, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996, 1997 and June 30, 1998 are not included in the 1994, 1995, 1996, 1997 and 1998 totals, respectively.
Note 6: On December 31, 1996, CNL Income Fund XV, Ltd. declared a special distribution of cumulative excess operating reserves equal to .20% of the total invested capital. Accordingly, the total yield for 1996 was 8.20%
Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)
Note 8: Cash distributions for 1998 include an additional amount equal to 0.50% of invested capital which was earned in 1997 or prior years, but declared payable in the first quarter of 1998
Note 9: Certain data for columns representing less than 12 months have been annualized.





                                                                      6 months
                                                       1997              1998
                                                   ------------    ------------



Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                  82              35
  - from capital gain                                        0               0
  - from investment income from prior
      period                                                 0              10
                                                  ------------    ------------
Total distributions on GAAP basis (Note 5)                  82              45
                                                  ============    ============
  Source (on cash basis)
  - from sales                                               0               0
  - from refinancing                                         0               0
  - from operations                                         82              43
  - from investment income from prior period                 0               2
                                                  ------------    ------------
Total distributions on cash basis (Note 5)
                                                            82              45
Total cash distributions as a percentage          ============    ============
  of original $1,000 investment (Notes 6,
  7 and 8).                                               8.00%           8.50%
Total cumulative cash distributions per
  $1,000 investment from inception                         249             294
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented (original
  total acquisition cost of properties
  retained, divided by original total
  acquisition cost of all properties
  in program) (Note 4)                                    100%             100%




                                    TABLE III
                     Operating Results of Prior Programs CNL
                              INCOME FUND XVI, LTD.




                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------

Gross revenue                                        $          0    $    186,257    $  2,702,504    $  4,343,390
Equity in earnings from joint venture                           0               0               0          19,668
Profit from sale of properties (Notes 4
  and 5)                                                        0               0               0         124,305
Interest income                                                 0          21,478         321,137          75,160
Less: Operating expenses                                        0         (10,700)       (274,595)       (261,878)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0          (9,458)       (318,205)       (552,447)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         187,577       2,430,841       3,748,198
                                                     ============    ============    ============    ============

Taxable income
  - from operations                                             0         189,864       2,139,382       3,239,830
                                                     ============    ============    ============    ============
  - from gain on sale (Notes 4 and 5)                           0               0               0               0
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 2 and 3)                                               0         205,148       2,481,395       3,753,726
Cash generated from sales (Notes 4 and 5)                       0               0               0         775,000
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         205,148       2,481,395       4,528,726
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0          (2,845)     (1,798,921)     (3,431,251)
    - from sale of properties                                   0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         202,303         682,474       1,097,475
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                                   0      20,174,172      24,825,828               0
    General partners' capital contri-
      butions                                               1,000               0               0               0
    Syndication costs                                           0      (1,929,465)     (2,452,743)              0
    Acquisition of land and buildings                           0     (13,170,132)    (16,012,458)     (2,355,627)
    Investment in direct financing
      leases                                                    0        (975,853)     (5,595,236)       (405,937)
    Investment in joint ventures                                0               0               0        (775,000)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                              0        (854,154)       (405,569)         (2,494)
    Increase in other assets                                    0        (443,625)        (58,720)              0
    Increase (decrease) in restricted cash                      0               0               0               0
    Reimbursement from developer of
      construction costs                                        0               0               0               0
    Other                                                     (36)        (20,714)         20,714               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash

  distributions and special items                             964       2,982,532       1,004,290      (2,441,583)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              17              53              71
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Notes 4 and 5)                             0               0               0               0
                                                     ============    ============    ============    ============



                                                               6 months
                                                 1997            1998
                                             ------------    -------------


Gross revenue                               $  4,308,853    $  1,987,937
Equity in earnings from joint venture             73,507          64,956
Profit from sale of properties (Notes 4
  and 5)                                          41,148               0
Interest income                                   73,634          34,195
Less: Operating expenses                        (272,932)       (132,020)
      Interest expense                                 0               0
      Depreciation and amortization             (563,883)       (268,997)
                                             ------------    ------------
Net income - GAAP basis                        3,660,327       1,686,071
                                             ============    ============

Taxable income
  - from operations                            3,178,911       1,629,897
                                             ============    ============
  - from gain on sale (Notes 4 and 5)             64,912               0
                                             ============    ============

Cash generated from operations
  (Notes 2 and 3)                              3,780,424       1,922,221
Cash generated from sales (Notes 4 and 5)        610,384               0
Cash generated from refinancing                        0               0
                                             ------------    ------------
Cash generated from operations, sales
  and refinancing                              4,390,808       1,922,221
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                (3,600,000)     (1,890,000)
    - from sale of properties                          0               0
                                            --------------  -------------
Cash generated (deficiency) after cash
  distributions                                  790,808          32,221
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                          0               0
    General partners' capital contri-
      butions                                          0               0
    Syndication costs                                  0               0
    Acquisition of land and buildings            (23,501)              0
    Investment in direct financing
      leases                                     (29,257)        (31,504)
    Investment in joint ventures                       0        (607,896)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                     0               0
    Increase in other assets                           0               0
    Increase (decrease) in restricted cash      (610,384)        610,384
    Reimbursement from developer of
      construction costs                               0         161,204
    Other                                              0               0
                                           --------------  -------------
Cash generated (deficiency) after cash
  distributions and special items                127,666         164,409
                                           ==============  =============

TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                   70              36
                                           ============== ==============
  - from recapture                                     0               0
                                           =============  ==============
Capital gain (loss) (Notes 4 and 5)                    1               0
                                           =============  ==============



                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------

Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              45              76
  - from capital gain                                           0               0               0               0
  - from investment income from

      prior period                                              0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 6)                      0               1              45              76
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0               1              45              76
                                                     ------------    ------------    ------------    ------------

Total distributions on cash basis (Note 6)                      0               1              45              76
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Notes 7
  and 8)                                                     0.00%           4.50%           6.00%           7.88%
Total cumulative cash distributions per
  $1,000 investment from inception                              0               1              46             122
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                                 N/A            100%            100%            100%





Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVI, Ltd. ("CNL XVI") and CNL Income Fund XV, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XV, Ltd. commenced February 23, 1994. Pursuant to the registration statement, CNL XVI could not commence until the offering of Units of CNL Income Fund XV, Ltd. was terminated. CNL Income Fund XV, Ltd. terminated its offering of Units on September 1, 1994, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XV, Ltd., CNL XVI commenced its offering of Units. Activities through September 22, 1994, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVI, Ltd.
Note 4: In April 1996, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $775,000, resulting in a gain of $124,305 for financial reporting purposes. In October 1996, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.
Note 5: In March 1997, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $610,384, resulting in a gain of $41,148 for financial reporting purposes. In January 1998, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with affiliates of the general partners.
Note 6: Distributions declared for the quarters ended December 31, 1994, 1995, 1996 and 1997 are reflected in the 1995, 1996, 1997 and 1998 columns, respectively, due to the payment of such distributions in January 1995, 1996, 1997 and 1998, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996, 1997 and June 30, 1998 are not included in the 1994, 1995, 1996, 1997 and 1998 totals, respectively.
Note 7: Cash distributions for 1998 include an additional amount equal to 0.20% of invested capital which was earned in 1997 but declared payable in the first quarter of 1998.
Note 8: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)
Note 9: Certain data for columns representing less than 12 months have been annualized.





                                                                 6 months
                                                  1997             1998
                                              ------------    ------------



Cash distributions to investors
  Source (on GAAP basis)
  - from investment income
  - from capital gain                                  80              37
  - from investment income from                         0               0
      prior period                                      0               5
                                             ------------    ------------
                                                       80              42
Total distributions on GAAP basis (Note 6)   ============    ============

  Source (on cash basis)
  - from sales                                          0               0
  - from refinancing                                    0               0
  - from operations                                    80              42
                                             ------------    ------------
Total distributions on cash basis (Note 6)             80              42
                                             ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Notes 7
  and 8)                                            8.00%           8.20%
Total cumulative cash distributions per
  $1,000 investment from inception                   202             244
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                        100%            100%



                           TABLE III Operating Results
                         of Prior Programs CNL AMERICAN
                              PROPERTIES FUND, INC.





                                                         1994                                            1997
                                                       (Note 1)          1995            1996          (Note 2)
                                                     ------------    ------------    ------------    ----------


Gross revenue                                        $          0    $    539,776    $  4,363,456    $ 15,516,102
Interest income                                                 0         119,355       1,843,228       3,941,831
Less: Operating expenses                                        0        (186,145)       (908,924)     (2,066,962)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0        (104,131)       (521,871)     (1,795,062)
      Minority interest in income of
        consolidated joint venture                              0             (76)        (29,927)        (31,453)
                                                     ------------    ------------    ------------    ------------

Net income - GAAP basis                                         0         368,779       4,745,962      15,564,456
                                                     ============    ============    ============    ============

Taxable income
  - from operations (Note 8)                                    0         379,935       4,894,262      15,727,311
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0         (41,115)
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 4 and 5)                                               0         498,459       5,482,540      17,076,214
Cash generated from sales (Note 7)                              0               0               0       6,289,236
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         498,459       5,482,540      23,365,450
Less: Cash distributions to investors (Note 9)
    - from operating cash flow                                  0        (498,459)     (5,439,404)    (16,854,297)
    - from sale of properties                                   0               0               0               0
    - from return of capital (Note 10)                          0        (136,827)              0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0        (136,827)         43,136       6,511,153
Special items (not including sales of
  real estate and refinancing):
    Subscriptions received from
      stockholders                                              0      38,454,158     100,792,991     222,482,560
    Sale of common stock to CNL Fund
      Advisors, Inc.                                      200,000               0               0               0
    Contributions from minority interest                        0         200,000          97,419               0
    Distributions to holder of minority
      interest                                                  0               0         (39,121)        (34,020)
    Stock issuance costs                                      (19)     (3,680,704)     (8,486,188)    (19,542,862)
    Acquisition of land and buildings                           0     (18,835,969)    (36,104,148)   (143,542,667)
    Investment in direct financing
      leases                                                    0      (1,364,960)    (13,372,621)    (39,155,974)
    Proceeds from sale of equipment direct
      financing leases                                          0               0               0         962,274
    Investment in joint venture                                 0               0               0               0
    Investment in mortgage notes
      receivable                                                0               0     (13,547,264)     (4,401,982)
    Collections on mortgage notes
      receivable                                                0               0         133,850         250,732
    Investment in notes receivable                              0               0               0     (12,521,401)
    Collections on notes receivable                             0               0               0               0
    Investment in certificate of deposit                        0               0               0      (2,000,000)
    Proceeds of borrowing on line of
      credit                                                    0               0       3,666,896      19,721,804
    Payment on line of credit                                   0               0        (145,080)    (20,784,577)
    Reimbursement of organization, acquisition,
      and deferred offering and stock issuance
      costs paid on behalf of CNL American
      Properties Fund, Inc. by related parties           (199,036)     (2,500,056)       (939,798)     (2,857,352)
    Increase in other assets                                    0        (628,142)     (1,103,896)              0
    Other                                                       0               0         (54,333)         49,001
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                             945      11,507,500      30,941,643       5,136,689
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Note 11)
  - from operations (Note 8)                                    0              20              61              67
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============





                                                        6 months
                                                          1998
                                                        (Note 3)
                                                     --------------
Gross revenue                                        $ 13,829,348
Interest income                                         3,799,730
Less: Operating expenses                               (1,949,398)
      Interest expense                                          0
      Depreciation and amortization                    (1,648,827)
      Minority interest in income of
        consolidated joint venture                        (15,380)
                                                     --------------
Net income - GAAP basis                                14,015,473
                                                     ==============

Taxable income
  - from operations (Note 8)                           13,876,482
                                                     ==============
  - from gain (loss) on sale                             (108,690)
                                                     ==============
Cash generated from operations
  (Notes 4 and 5)                                     16,600,953
Cash generated from sales (Note 7)                     1,233,679
Cash generated from refinancing                                0
                                                     ---------------
Cash generated from operations, sales
  and refinancing                                     17,834,632
Less: Cash distributions to investors (Note 9)
    - from operating cash flow                       (15,992,806)
    - from sale of properties                                  0
    - from return of capital (Note 10)                         0
                                                     ---------------
Cash generated (deficiency) after cash
  distributions                                        1,841,826
Special items (not including sales of
  real estate and refinancing):
    Subscriptions received from
      stockholders                                   152,570,391
    Sale of common stock to CNL Fund
      Advisors, Inc.                                           0
    Contributions from minority interest                       0
    Distributions to holder of minority
      interest                                           (16,956)
    Stock issuance costs                             (13,840,339)
    Acquisition of land and buildings                (36,742,586)
    Investment in direct financing
      leases                                         (71,360,700)
    Proceeds from sale of equipment direct
      financing leases                                         0
    Investment in joint venture                         (112,847)
    Investment in mortgage notes
      receivable                                               0
    Collections on mortgage notes
      receivable                                         147,051
    Investment in notes receivable                    (2,903,600)
    Collections on notes receivable                      666,633
    Investment in certificate of deposit                       0
    Proceeds of borrowing on line of
      credit                                           2,979,403
    Payment on line of credit                                  0
    Reimbursement of organization, acquisition,
      and deferred offering and stock issuance
      costs paid on behalf of CNL American
      Properties Fund, Inc. by related parties        (2,570,126)
    Increase in other assets                          (1,845,005)
    Other                                                (30,842)
                                                    --------------
Cash generated (deficiency) after cash
  distributions and special items                     28,782,303
                                                    ==============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Note 11)
  - from operations (Note 8)                                  32
                                                    ==============
  - from recapture                                             0
                                                    ==============
Capital gain (loss)                                            0
                                                    ==============



                                                         1994                                            1997
                                                       (Note 1)          1995            1996          (Note 2)
                                                     ------------    ------------    ------------    ----------

Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              19              59              66
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
  - from return of capital (Note 10)                            0              14               8               6
                                                     ------------    ------------    ------------    ------------

Total distributions on GAAP basis (Note 11)                     0              33              67              72
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              26              67              72
  - from return of capital (Note 10)                            0               7               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 11)                     0              33              67              72
                                                     ============    ============    ============    ============
Total cash distributions as a percentage

  of original $1,000 investment (Note 6 and 9)               0.00%           5.34%           7.06%           7.45%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              33             100             172
Amount (in percentage terms) remaining
  invested in program properties at the end of
  each year (period) presented (original total
  acquisition cost of properties retained,
  divided by original total acquisition cost
  of all properties in program) (Note 7)                       N/A            100%            100%            100%



Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"), including $20,000,000 available only to stockholders participating in the company's reinvestment plan. The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of June 30, 1998, APF had received subscriptions totalling $111,835,687 from the 1998 Offering, including $1,823,518 issued pursuant to the company's reinvestment plan. Activities through June 1, 1995, were devoted to organization of APF and operations had not begun.
Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering. Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.
Note 4: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.
Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of APF.
Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.
Note 7: In May 1997 and July 1997, APF sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May 1998, APF sold two properties to third parties for $1,605,154 (and received net sales proceeds of approximately $1,233,700 after deduction of construction costs incurred but not paid by APF as of the date of the sale) which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes. The company reinvested the proceeds from the sale of properties in additional properties.
Note 8:       Taxable income presented is before the dividends paid deduction.
Note 9: For the six months ended June 30, 1998 and the years ended December 31, 1997, 1996 and 1995, 86.37%, 93.33%, 90.25% and
              59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 13.63%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the six months ended June 30, 1998 and the years ended December 31, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.







                                                   6 months
                                                     1998
                                                    (Note 3)
                                                 -------------

Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                           32
  - from capital gain                                 0
  - from investment income from
      prior period                                    0
  - from return of capital (Note 10)                  5
                                                ------------
                                                     37
                                                ============
Total distributions on GAAP basis (Note 11)

  Source (on cash basis)
  - from sales                                        0
  - from refinancing                                  0
  - from operations                                  37
  - from return of capital (Note 10)                  0
                                                ------------
Total distributions on cash basis (Note 11)          37
                                                ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6 and 9)     7.62%
Total cumulative cash distributions per
  $1,000 investment from inception                  209
Amount (in percentage terms) remaining
  invested in program properties at the end of
  each year (period) presented (original total
  acquisition cost of properties retained,
  divided by original total acquisition cost
  of all properties in program) (Note 7)            100%






Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and APF has not treated this amount as a return of capital for any other purpose.
Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

                                    TABLE III
                     Operating Results of Prior Programs CNL
                             INCOME FUND XVII, LTD.



                                                         1995                                          6 months
                                                       (Note 1)          1996            1997            1998
                                                     ------------    ------------    ------------    -------------

Gross revenue                                        $          0    $  1,195,263    $  2,643,871    $  1,417,608
Equity in earnings of unconsolidated
  joint ventures                                                0           4,834         100,918          69,785
Interest income                                            12,153         244,406          69,779          24,834
Less: Operating expenses                                   (3,493)       (169,536)       (181,865)        (93,411)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                          (309)       (179,208)       (387,292)       (176,959)
      Minority interest in income of
        consolidated joint venture                                              0         (41,854)        (31,219)
                                                     ------------    ------------    ------------    ------------

Net income - GAAP basis                                     8,351       1,095,759       2,203,557       1,210,638
                                                     ============    ============    ============    ============

Taxable income

  - from operations                                        12,153       1,114,964       2,058,601       1,062,296
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 2 and 3)                                           9,012       1,232,948       2,495,114       1,274,084
Cash generated from sales                                       0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                           9,012       1,232,948       2,495,114       1,274,084
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                             (1,199)       (703,681)     (2,177,584)     (1,200,000)
    - from sale of properties                                   0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                             7,813         529,267         317,530          74,084
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                           5,696,921      24,303,079               0               0
    General partners' capital contri-
      butions                                               1,000               0               0               0
    Contributions from minority interest                        0         140,676         278,170               0
    Distribution to holder of minority
      interest                                                  0               0         (41,507)        (24,426)
    Syndication costs                                    (604,348)     (2,407,317)              0               0
    Acquisition of land and buildings                    (332,928)    (19,735,346)     (1,740,491)              0
    Investment in direct financing
      leases                                                    0      (1,784,925)     (1,130,497)              0
    Investment in joint ventures                                0        (201,501)     (1,135,681)       (127,807)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVII, Ltd. by related parties                      (347,907)       (326,483)        (25,444)              0
    Increase in other assets                             (221,282)              0               0               0
    Reimbursement from developer of
      construction costs                                        0               0               0         322,897
    Other                                                    (410)            410               0         (16,797)
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                       4,198,859         517,860      (3,477,920)        227,951
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                            36              37              69              35
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============

                                      C-27



                                                1995                              6 months
                                              (Note 1)            1996              1997                1998
                                             ------------      ------------      ------------        --------

Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                             4                 23                73             40
  - from capital gain                                  0                  0                 0              0
  - from investment income from
      prior period                                     0                  0                 0              0
                                             -----------        ------------      ------------  ------------

Total distributions on GAAP basis (Note 4)             0                 23                73             40
                                             ============      ============       ============  ============

  Source (on cash basis)

  - from sales                                         0                  0                 0              0
  - from refinancing                                   0                  0                 0              0
  - from operations                                    4                 23                73             40
                                             ------------       ------------      ------------  -------------


Total distributions on cash basis (Note 4)             4                23                 73             40
                                             ============      ============      ============   =============


Total cash distributions as a percentage
  of original $1,000 investment (Note 5)            5.00%              5.50%           7.625%           8.00
Total cumulative cash distributions per
  $1,000 investment from inception                     4                 27              100             140
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 6)                                N/A                98%              100%            99%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through November 3, 1995, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVII.
Note 4: Distributions declared for the quarters ended December 31, 1995, 1996 and 1997 are reflected in the 1996, 1997 and 1998 columns, respectively, due to the payment of such distributions in January 1996, 1997 and 1998, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996, 1997 and June 30, 1998 are not included in the 1996, 1997 and 1998 totals, respectively.
Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)
Note 6: During 1998, CNL Income Fund XVII, Ltd. received approximately $322,900 from the developer of the properties in Aiken, South Carolina and Weatherford, Texas. This represents a reimbursement from the developer upon final reconciliation of total construction costs, to the total construction costs funded by the partnership in accordance with the development agreement. The partnership intends to reinvest the funds in additional properties.
Note 7: Certain data for columns representing less than 12 months have been annualized.
                                      C-28

                                   TABLE III
                     Operating Results of Prior Programs CNL
                             INCOME FUND XVIII, LTD.



                                                         1995                                          6 months
                                                       (Note 1)          1996            1997            1998
                                                     ------------    ------------    ------------    --------


Gross revenue                                        $          0    $      1,373    $  1,291,416    $  1,447,579
Equity in earnings of joint venture                             0               0               0               0
Interest income                                                 0          30,241         161,826          99,885
Less: Operating expenses                                        0          (3,992)       (156,403)       (103,375)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0            (712)       (142,079)       (178,935)
                                                     ------------    ------------    ------------    ------------

Net income - GAAP basis                                         0          26,910       1,154,760       1,265,154
                                                     ============    ============    ============    ============

Taxable income
  - from operations                                             0          30,223       1,318,750       1,206,888
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 2 and 3)                                               0          27,146       1,361,756       1,459,212
Cash generated from sales                                       0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0          27,146       1,361,756       1,459,212
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                                  0          (2,138)       (855,957)     (1,112,150)
    - from sale of properties                                   0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0          25,008         505,799         347,062
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                                   0       8,498,815      25,723,944         854,241
    General partners' capital contri-
      butions                                               1,000               0               0               0
    Contributions from minority interest                        0               0               0               0
    Syndication costs                                           0        (845,657)     (2,450,214)       (161,141)
    Acquisition of land and buildings                           0      (1,533,446)    (18,581,999)     (2,219,267)
    Investment in direct financing leases                       0               0      (5,962,087)       (877,348)
    Investment in joint venture                                 0               0               0               0
    Increase in restricted cash                                 0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVIII, Ltd. by related parties                            0        (497,420)       (396,548)        (35,055)
    Increase in other assets                                    0        (276,848)              0         (48,378)
    Other                                                     (20)           (107)        (66,893)        (10,000)
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                             980       5,370,345      (1,227,998)     (2,149,886)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0               6              57              34
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============
                                      C-29





                                                1995                            6 months
                                             (Note 1)            1996             1997            1998
                                           ------------      ------------     ------------      ---------


Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                           0                 0              38           32
  - from capital gain                                0                 0               0            0
  - from investment income from prior
      period                                         0                 0               0            0
                                            ------------      ------------      ------------   -----------
Total distributions on GAAP basis (Note 4)           0                 0              38           32
                                            ============       ============     ============   ===========

  Source (on cash basis)
  - from sales                                       0                 0              0             0
  - from refinancing                                 0                 0              0             0
  - from operations                                  0                 0             38            32
                                            ------------     ------------      ------------    -----------


Total distributions on cash basis (Note 4)           0                 0             38            32
                                            ============      ============     ============    ===========

Total cash distributions as a percentage
  of original $1,000 investment from
  inception                                       0.00 %            5.00 %         5.75 %        7.25 %
Total cumulative cash distributions per
  $1,000 investment (Note 5)                         0                 0             38            70
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                      N/A                83 %           95 %          99 %





Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVIII, Ltd ("CNL XVIII") and CNL Income Fund XVII, Ltd. each registered for sale $30,000,000 units of limited partnership interest ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVIII.
Note 4: Distributions declared for the quarters ended December 1996 and 1997 are reflected in the 1997 and 1998 columns, respectively, due to the payment of such distributions in January 1997 and 1998, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1997 and June 30, 1998 are not included in the 1997 and 1998 totals, respectively.
Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)
Note 6: Certain data for columns representing less than 12 months have been annualized.
                                      C-30

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



==========================================================================================================================


                                                                                 Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                                 ----------------------------------------------------

                                                                                          Purchase
                                                                    Cash                   money     Adjustments
                                                                  received   Mortgage     mortgage   resulting
                                                                   net of     balance      taken       from
                                        Date       Date of         closing   at time      back by   application
       Property                        Acquired     Sale           costs     of sale      program     of GAAP     Total

==========================================================================================================================

CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA (14)                 02/05/87    06/12/92      $1,169,021     0              0         0     $1,169,021
  Wendy's -
    Fairfield, CA (14)                 07/01/87    10/03/94       1,018,490     0              0         0      1,018,490
  Wendy's -
    Casa Grande, AZ                    12/10/86    08/19/97         795,700     0              0         0        795,700
  Wendy's -
    North Miami, FL (9)                02/18/86    08/21/97         473,713     0              0         0        473,713
  Popeye's -
    Kissimmee, FL (14)                 12/31/86    04/30/98         661,300     0              0         0        661,300

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                      05/29/87    07/21/93         746,800     0              0         0        746,800
  Pizza Hut -
    Graham, TX                         08/24/87    07/28/94         261,628     0              0         0        261,628
  Golden Corral -
    Medina, OH (11)                    11/18/87    11/30/94         825,000     0              0         0        825,000
  Denny's -
    Show Low, AZ (8)                   05/22/87    01/31/97         620,800     0              0         0        620,800
  KFC -
    Eagan, MN                          06/01/87    06/02/97         623,882     0         42,000         0        665,882
  KFC -
    Jacksonville, FL                   09/01/87    09/09/97         639,363     0              0         0        639,363
  Wendy's -
    Farmington Hills, MI (12)          05/18/87    10/09/97         833,031     0              0         0        833,031
  Wendy's -
    Farmington Hills, MI (13)          05/18/87    10/09/97       1,085,259     0              0         0      1,085,259
  Denny's -
    Plant City, FL                     11/23/87    10/24/97         910,061     0              0         0        910,061
  Pizza Hut -
    Mathis, TX                         12/17/87    12/04/97         297,938     0              0         0        297,938
  KFC -
    Avon Park, FL                      09/02/87    12/10/97         501,975     0              0         0        501,975

CNL Income Fund III, Ltd.:
  Wendy's -
    Chicago, IL (14)                   06/02/88    01/10/97         496,418     0              0         0        496,418
  Perkins -
    Bradenton, FL                      06/30/88    03/14/97       1,310,001     0              0         0      1,310,001
  Pizza Hut -
    Kissimmee, FL                      02/23/88    04/08/97         673,159     0              0         0        673,159







=============================================================================================

                                               Cost of Properties
                                               Including Closing and
                                                   Soft Costs
                                  ------------------------------------
                                                                                   Excess
                                                    Total                       (deficiency)
                                                  acquisition                   of property
                                                cost, capital                  operating cash
                                     Original    improvements                   receipts over
                                     mortgage    closing and                       cash
   Property                         financing   soft costs (1)    Total        expenditures
==============================================================================================

CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA (14)                      0       $955,000   $  955,000       $214,021
  Wendy's -
    Fairfield, CA (14)                      0        861,500      861,500        156,990
  Wendy's -
    Casa Grande, AZ                         0        667,255      667,255        128,445
  Wendy's -
    North Miami, FL (9)                     0        385,000      385,000         88,713
  Popeye's -
    Kissimmee, FL (14)                      0        475,360      475,360        185,940

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                           0        642,800      642,800        104,000
  Pizza Hut -
    Graham, TX                              0        205,500      205,500         56,128
  Golden Corral -
    Medina, OH (11)                         0        743,000      743,000         82,000
  Denny's -
    Show Low, AZ (8)                        0        484,185      484,185        136,615
  KFC -
    Eagan, MN                               0        601,100      601,100         64,782
  KFC -
    Jacksonville, FL                        0        405,000      405,000        234,363
  Wendy's -
    Farmington Hills, MI (12)               0        679,000      679,000        154,031
  Wendy's -
    Farmington Hills, MI (13)               0        887,000      887,000        198,259
  Denny's -
    Plant City, FL                          0        820,717      820,717         89,344
  Pizza Hut -
    Mathis, TX                              0        202,100      202,100         95,838
  KFC -
    Avon Park, FL                           0        345,000      345,000        156,975

CNL Income Fund III, Ltd.:
  Wendy's -
    Chicago, IL (14)                        0        591,362      591,362        (94,944)
  Perkins -
    Bradenton, FL                           0      1,080,500    1,080,500        229,501
  Pizza Hut -
    Kissimmee, FL                           0        474,755      474,755        198,404



                                      C-31

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES




==========================================================================================================================


                                                                                 Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                                 ----------------------------------------------------

                                                                                          Purchase
                                                                    Cash                   money     Adjustments
                                                                  received   Mortgage     mortgage   resulting
                                                                   net of     balance      taken       from
                                        Date       Date of         closing   at time      back by   application
          Property                     Acquired     Sale           costs     of sale      program     of GAAP     Total
==========================================================================================================================

  Burger King -
    Roswell, GA                        06/08/88    06/20/97       257,981         0        685,000           0     942,981
  Wendy's -
    Mason City, IA                     02/29/88    10/24/97       217,040         0              0           0     217,040
  Taco Bell -
    Fernandina Beach, FL (14)          04/09/88    01/15/98       721,655         0              0           0     721,655
  Denny's -
    Daytona Beach, FL (14)             07/12/88    01/23/98     1,008,976         0              0           0   1,008,976
  Wendy's -
    Punta Gorda, FL                    02/03/88    02/20/98       665,973         0              0           0     665,973
  Po' Folks -
    Hagerstown, MD                     06/21/88    06/10/98       788,884         0              0           0     788,884

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                           03/22/89    04/27/94       712,000         0              0           0     712,000
  Burger King -
    Hastings, MI                       08/12/88    12/15/95       518,650         0              0           0     518,650
  Wendy's -
    Tampa, FL                          12/30/88    09/20/96     1,049,550         0              0           0   1,049,550
  Checkers -
    Douglasville, GA                   12/08/94    11/07/97       380,695         0              0           0     380,695
  Taco Bell -
    Fort Myers, FL (14)                12/22/88    03/02/98       794,690         0              0           0     794,690
  Denny's -
    Union Township, OH (14)            11/01/88    03/31/98       674,135         0              0           0     674,135

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)               02/28/90    08/25/95             0         0      1,040,000           0   1,040,000
  Ponderosa -
    St. Cloud, FL (6) (14)             06/01/89    10/24/96        73,713         0      1,057,299           0   1,131,012
  Franklin National Bank -
    Franklin, TN                       06/26/89    01/07/97       960,741         0              0           0     960,741
  Shoney's -
    Smyrna, TN                         03/22/89    05/13/97       636,788         0              0           0     636,788
  KFC -
    Salem, NH                          05/31/89    09/22/97     1,272,137         0              0           0   1,272,137
  Perkins -
    Port St. Lucie, FL                 11/14/89    09/23/97     1,216,750         0              0           0   1,216,750
  Hardee's -
    Richmond, VA                       02/17/89    11/07/97       397,785         0              0           0     397,785
  Wendy's -
    Tampa, FL                          02/16/89    12/29/97       805,175         0              0           0    805,175





                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES




=============================================================================================

                                               Cost of Properties
                                               Including Closing and
                                                   Soft Costs
                                   -----------------------------------
                                                                                   Excess
                                                    Total                       (deficiency)
                                                  acquisition                   of property
                                                cost, capital                  operating cash
                                     Original    improvements                   receipts over
                                     mortgage    closing and                       cash
     Property                       financing   soft costs (1)    Total        expenditures

==============================================================================================

  Burger King -
    Roswell, GA                             0       775,226       775,226        167,755
  Wendy's -
    Mason City, IA                          0       190,252       190,252         26,788
  Taco Bell -
    Fernandina Beach, FL (14)               0       559,570       559,570        162,085
  Denny's -
    Daytona Beach, FL (14)                  0       918,777       918,777         90,799
  Wendy's -
    Punta Gorda, FL                         0       684,342       684,342        (18,369)
  Po' Folks -
    Hagerstown, MD                          0       1,188,315   1,188,315       (399,431)

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                                0       616,501       616,501         95,499
  Burger King -
    Hastings, MI                            0       419,936       419,936         98,714
  Wendy's -
    Tampa, FL                               0       828,350       828,350        221,200
  Checkers -
    Douglasville, GA                        0       363,768       363,768         16,927
  Taco Bell -
    Fort Myers, FL (14)                     0       597,998       597,998        196,692
  Denny's -
    Union Township, OH (14)                 0       872,850       872,850       (198,715)

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)                    0       986,418       986,418         53,582
  Ponderosa -
    St. Cloud, FL (6) (14)                  0       996,769       996,769        134,243
  Franklin National Bank -
    Franklin, TN                            0     1,138,164     1,138,164       (177,423)
  Shoney's -
    Smyrna, TN                              0       554,200       554,200         82,588
  KFC -
    Salem, NH                               0     1,079,310     1,079,310        192,827
  Perkins -
    Port St. Lucie, FL                      0     1,203,207     1,203,207         13,543
  Hardee's -
    Richmond, VA                            0       695,464       695,464       (297,679)
  Wendy's -
    Tampa, FL                               0       657,800       657,800        147,375




                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES




==========================================================================================================================


                                                                              Selling Price, Net of
                                                                      Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------

                                                                                       Purchase
                                                                 Cash                   money     Adjustments
                                                               received   Mortgage     mortgage   resulting
                                                                net of     balance      taken       from
                                        Date       Date of      closing   at time      back by   application
       Property                        Acquired     Sale        costs     of sale      program     of GAAP     Total

===========================================================================================================================

  Denny's -
    Port Orange, FL (14)               07/10/89    01/23/98   1,283,096         0             0         0      1,283,096
  Shoney's -
    Tyler, TX                          03/20/89    02/17/98     844,229         0             0         0        894,229

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR                     11/02/89    05/24/94     791,211         0             0         0        791,211
  Hardee's -
    Heber Springs, AR                  02/13/90    05/24/94     638,270         0             0         0        638,270
  Hardee's -
    Little Canada, MN                  11/28/89    06/29/95     899,503         0             0         0        899,503
  Jack in the Box -
    Dallas, TX                         06/28/94    12/09/96     982,980         0             0         0        982,980
  Denny's -
    Show Low, AZ (8)                   05/22/87    01/31/97     349,200         0             0         0        349,200
  KFC -
    Whitehall Township, MI             02/26/90    07/09/97     629,888         0             0         0        629,888
  Perkins -
    Naples, FL                         12/26/89    07/09/97   1,487,725         0             0         0      1,487,725
  Burger King -
    Plattsmouth, NE                    01/19/90    07/18/97     699,400         0             0         0        699,400
  Shoney's -
    Venice, FL                         08/03/89    09/17/97   1,206,696         0             0         0      1,206,696
  Jack in the Box -
    Yuma, AZ (10)                      07/14/94    10/31/97     510,653         0             0         0        510,653
  Denny's -
    Deland, FL                         03/22/90    01/23/98   1,236,97          0             0         0      1,236,97
  Wendy's -
    Liverpool, NY                      12/08/89    02/09/98     145,221         0             0         0        145,221
  Perkin's -
    Melbourne, FL                      02/03/90    02/12/98     552,910         0             0         0        552,910
  Hardee's
    Bellevue, NE                       05/03/90    06/05/98     900,000         0             0         0        900,000

CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                         06/14/90    05/19/92     700,000         0             0         0        700,000
  Hardee's -
    St. Paul, MN                       08/09/90    05/24/94     869,036         0             0         0        869,036
  Perkins -
    Florence, SC (3)                   08/28/90    08/25/95           0         0     1,160,000         0      1,160,000








===========================================================================================

                                             Cost of Properties
                                             Including Closing and
                                                 Soft Costs
                                 -----------------------------------
                                                                                 Excess
                                                  Total                       (deficiency)
                                                acquisition                   of property
                                              cost, capital                  operating cash
                                   Original    improvements                   receipts over
                                   mortgage    closing and                       cash
       Property                   financing   soft costs (1)    Total        expenditures

============================================================================================

  Denny's -
    Port Orange, FL (14)                 0       1,021,000    1,021,000          262,096
  Shoney's -
    Tyler, TX                            0         770,300      770,300           73,929

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR                       0         605,500      605,500          185,711
  Hardee's -
    Heber Springs, AR                    0         532,893      532,893          105,377
  Hardee's -
    Little Canada, MN                    0         821,692      821,692           77,811
  Jack in the Box -
    Dallas, TX                           0         964,437      964,437           18,543
  Denny's -
    Show Low, AZ (8)                     0         272,354      272,354           76,846
  KFC -
    Whitehall Township, MI               0         725,604      725,604          (95,716)
  Perkins -
    Naples, FL                           0       1,083,869    1,083,869          403,856
  Burger King -
    Plattsmouth, NE                      0         561,000      561,000          138,400
  Shoney's -
    Venice, FL                           0       1,032,435    1,032,435          174,261
  Jack in the Box -
    Yuma, AZ (10)                        0         448,082      448,082           62,571
  Denny's -
    Deland, FL                           0       1,000,000    1,000,000          236,971
  Wendy's -
    Liverpool, NY                        0         341,440      341,440         (196,219)
  Perkin's -
    Melbourne, FL                        0         692,850      692,850         (139,940)
  Hardee's
    Bellevue, NE                         0         899,512      899,512              488

CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                           0         560,202      560,202          139,798
  Hardee's -
    St. Paul, MN                         0         742,333      742,333          126,703
  Perkins -
    Florence, SC (3)                     0       1,084,905    1,084,905           75,095




                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES




=========================================================================================================================


                                                                              Selling Price, Net of
                                                                      Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------

                                                                                       Purchase
                                                                 Cash                   money     Adjustments
                                                               received   Mortgage     mortgage   resulting
                                                                net of     balance      taken       from
                                        Date       Date of      closing   at time      back by   application
       Property                        Acquired     Sale        costs     of sale      program     of GAAP     Total

=========================================================================================================================


  Church's Fried Chicken -
    Jacksonville, FL (4) (14)          04/30/90    12/01/95           0         0       240,000         0        240,000
  Shoney's -
    Colorado Springs, CO               07/03/90    07/24/96   1,044,909         0             0         0      1,044,909
  Hardee's -
    Hartland, MI                       07/10/90    10/23/96     617,035         0             0         0        617,035
  Hardee's -
    Columbus, IN                       09/04/90    05/30/97     223,590         0             0         0        223,590
  KFC -
    Dunnellon, FL                      08/02/90    10/07/97     757,800         0             0         0        757,800
  Jack in the Box -
    Yuma, AZ (10)                      07/14/94    10/31/97     471,372         0             0         0        471,372

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                          03/16/91    07/31/95   1,184,865         0             0         0      1,184,865
  Church's Fried Chicken -
    Jacksonville, FL (4) (14)          09/28/90    12/01/95           0         0       240,000         0        240,000
  Church's Fried Chicken -
    Jacksonville, FL (5) (14)          09/28/90    12/01/95           0         0       220,000         0        220,000
  Ponderosa -
    Orlando, FL (6) (14)               12/17/90    10/24/96           0         0     1,353,775         0      1,353,775

CNL Income Fund IX, Ltd.:
  Burger King -
    Woodmere, OH (15)                  05/31/91    12/12/96     918,445         0             0         0        918,445
  Burger King -
    Alpharetta, GA                     09/20/91    06/30/97   1,053,571         0             0         0      1,053,571

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                         03/04/92    08/11/95   1,050,186         0             0         0      1,050,186
  Jack in the Box -
    Freemont, CA                       03/26/92    09/23/97   1,366,550         0             0         0      1,366,550
  Jack in the Box -
    Sacramento, CA                     12/19/91    01/20/98   1,234,175         0             0         0      1,234,175

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA                   09/29/92    11/07/96   1,044,750         0             0         0      1,044,750

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                        12/28/92    04/10/96   1,640,000         0             0         0      1,640,000






===============================================================================================

                                                 Cost of Properties
                                                 Including Closing and
                                                     Soft Costs
                                     -----------------------------------
                                                                                     Excess
                                                      Total                       (deficiency)
                                                    acquisition                   of property
                                                  cost, capital                  operating cash
                                       Original    improvements                   receipts over
                                       mortgage    closing and                       cash
       Property                       financing   soft costs (1)    Total        expenditures

================================================================================================


  Church's Fried Chicken -
    Jacksonville, FL (4) (14)                 0         233,728      233,720         6,272
  Shoney's -
    Colorado Springs, CO                      0         893,739      893,739       151,170
  Hardee's -
    Hartland, MI                              0         841,642      841,642      (224,607)
  Hardee's -
    Columbus, IN                              0         219,676      219,676         3,914
  KFC -
    Dunnellon, FL                             0         546,333      546,333       211,467
  Jack in the Box -
    Yuma, AZ (10)                             0         413,614      413,614        57,758

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                                 0         949,199      949,199       235,666
  Church's Fried Chicken -
    Jacksonville, FL (4) (14)                 0         238,153      238,153         1,847
  Church's Fried Chicken -
    Jacksonville, FL (5) (14)                 0         215,845      215,845         4,155
  Ponderosa -
    Orlando, FL (6) (14)                      0         1,179,210  1,179,210       174,565

CNL Income Fund IX, Ltd.:
  Burger King -
    Woodmere, OH (15)                         0         918,445      918,445             0
  Burger King -
    Alpharetta, GA                            0         713,866      713,866       339,705

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                                0         987,679      987,679        62,507
  Jack in the Box -
    Freemont, CA                              0         1,102,766  1,102,766       263,784
  Jack in the Box -
    Sacramento, CA                            0         969,423      969,423       264,752

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA                          0         818,850      818,850       225,900

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                               0       1,636,643    1,636,643         3,357


                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES





========================================================================================================================


                                                                              Selling Price, Net of
                                                                      Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------

                                                                                       Purchase
                                                                 Cash                   money     Adjustments
                                                               received   Mortgage     mortgage   resulting
                                                                net of     balance      taken       from
                                        Date       Date of     closing    at time      back by   application
       Property                        Acquired     Sale        costs     of sale      program     of GAAP     Total

========================================================================================================================

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                        03/31/94    04/24/95     286,411        0             0         0        286,411
  Checkers -
    Richmond, VA                       03/31/94    11/21/96     550,000        0             0         0        550,000
  Denny's -
    Orlando, FL                        09/01/93    10/24/97     932,849        0             0         0        932,849

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                      03/31/94    03/01/95     339,031        0             0         0        339,031
  Checkers -
    Dallas, TX                         03/31/94    03/01/95     356,981        0             0         0        356,981
  TGI Friday's -
    Woodridge, NJ (7)                  01/01/95    09/27/96   1,753,533        0             0         0      1,753,533
  Wendy's -
    Woodridge, NJ (7)                  11/28/94    09/27/96     747,058        0             0         0        747,058
  Hardee's -
    Madison, AL                        12/14/93    01/08/98     700,950        0             0         0        700,950
  Checkers -
    Richmond, VA (#548)                03/31/94    01/29/98     512,462        0             0         0        512,462
  Checkers -
    Riviera Beach, FL                  03/31/94    04/14/98     360,000        0             0         0        360,000

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                      05/27/94    03/01/95     263,221        0             0         0        263,221
  Checkers -
    Leavenworth, KS                    06/22/94    03/01/95     259,600        0             0         0        259,600
  Checkers -
    Knoxville, TN                      07/08/94    03/01/95     288,885        0             0         0        288,885
  TGI Friday's -
    Woodridge, NJ (7)                  01/01/95    09/27/96   1,753,533        0             0         0      1,753,533
  Wendy's -
    Woodridge, NJ (7)                  11/28/94    09/27/96     747,058        0             0         0        747,058

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                       06/24/95    04/24/96     775,000        0             0         0        775,000
  Checker's -
    Oviedo, FL                         11/14/94    02/28/97     610,384        0             0         0        610,384
  Boston Market -
    Madison, TN (16)                   05/05/95    05/08/98     774,851        0             0         0        774,851





===============================================================================================

                                                 Cost of Properties
                                                 Including Closing and
                                                     Soft Costs
                                     -----------------------------------
                                                                                     Excess
                                                      Total                       (deficiency)
                                                    acquisition                   of property
                                                  cost, capital                  operating cash
                                       Original    improvements                   receipts over
                                       mortgage    closing and                       cash
       Property                       financing   soft costs (1)    Total        expenditures

================================================================================================

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                              0       286,411        286,411                0
  Checkers -
    Richmond, VA                             0       413,288        413,288          136,712
  Denny's -
    Orlando, FL                              0       934,120        934,120           (1,271)

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                            0       339,031        339,031                0
  Checkers -
    Dallas, TX                               0       356,981        356,981                0
  TGI Friday's -
    Woodridge, NJ (7)                        0     1,510,245      1,510,245          243,288
  Wendy's -
    Woodridge, NJ (7)                        0       672,746        672,746           74,312
  Hardee's -
    Madison, AL                              0       658,977        658,977           41,973
  Checkers -
    Richmond, VA (#548)                      0       382,435        382,435          130,027
  Checkers -
    Riviera Beach, FL                        0       276,409        276,409           83,591

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                            0       263,221        263,221                0
  Checkers -
    Leavenworth, KS                          0       259,600        259,600                0
  Checkers -
    Knoxville, TN                            0       288,885        288,885                0
  TGI Friday's -
    Woodridge, NJ (7)                        0     1,510,245      1,510,245          243,288
  Wendy's -
    Woodridge, NJ (7)                        0       672,746        672,746           74,312

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                             0       613,838        613,838          161,162
  Checker's -
    Oviedo, FL                               0       506,311        506,311          104,073
  Boston Market -
    Madison, TN (16)                         0       774,851        774,851                0



                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES




======================================================================================================================


                                                                              Selling Price, Net of
                                                                      Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------

                                                                                       Purchase
                                                                 Cash                   money     Adjustments
                                                               received   Mortgage     mortgage   resulting
                                                                net of     balance      taken       from
                                        Date       Date of     closing    at time      back by   application
       Property                        Acquired     Sale        costs     of sale      program     of GAAP     Total

======================================================================================================================


  Boston Market -
    Chattanooga, TN (17)               05/05/95    06/16/98     713,386         0          0           0       713,386

CNL Income Fund XVII, Ltd.:
  Boston Market -
    Troy, OH (18)                      07/24/96    06/16/98     857,487         0          0           0       857,487

CNL American Properties Fund, Inc.:
  TGI Friday's -
    Orange, CT                         10/30/95    05/08/97   1,312,799         0          0           0     1,312,799
  TGI Friday's -
    Hazlet, NJ                         07/15/96    05/08/97   1,324,109         0          0           0     1,324,109
  TGI Friday's -
    Marlboro, NJ                       08/01/96    05/08/97   1,372,075         0          0           0     1,372,075
  TGI Friday's -
    Hamden, CT                         08/26/96    05/08/97   1,245,100         0          0           0     1,245,100
  Boston Market -
    Southlake, TX                      07/02/97    07/21/97   1,035,153         0          0           0     1,035,135
  Boston Market -
    Franklin, TN (19)                  08/18/95    04/14/98     950,361         0          0           0       950,361
  Boston Market -
    Grand Island, NE (20)              09/19/95    04/14/98     837,656         0          0           0       837,656
  Burger King -
    Indian Head Park, IL               04/03/96    05/05/98     674,320         0          0           0       674,320
  Boston Market -
    Dubuque, IA (21)                   10/04/95    05/08/98     969,159         0          0           0       969,159
  Boston Market -
    Merced, CA (22)                    10/06/96    05/08/98     930,834         0          0           0       930,834






=============================================================================================

                                                 Cost of Properties
                                                 Including Closing and
                                                     Soft Costs
                                     -----------------------------------
                                                                                   Excess
                                                      Total                     (deficiency)
                                                    acquisition                 of property
                                                  cost, capital                operating cash
                                       Original    improvements                 receipts over
                                       mortgage    closing and                     cash
       Property                       financing   soft costs (1)    Total      expenditures

==============================================================================================


  Boston Market -
    Chattanooga, TN (17)                   0         713,386       713,386             0

CNL Income Fund XVII, Ltd.:
  Boston Market -
    Troy, OH (18)                          0         857,487       857,487             0

CNL American Properties Fund, Inc.:
  TGI Friday's -
    Orange, CT                             0       1,310,980     1,310,980         1,819
  TGI Friday's -
    Hazlet, NJ                             0       1,294,237     1,294,237        29,872
  TGI Friday's -
    Marlboro, NJ                           0       1,324,288     1,324,288        47,787
  TGI Friday's -
    Hamden, CT                             0       1,203,136     1,203,136        41,964
  Boston Market -
    Southlake, TX                          0       1,035,135     1,035,135             0
  Boston Market -
    Franklin, TN (19)                      0         950,361       950,361             0
  Boston Market -
    Grand Island, NE (20)                  0         837,656       837,656             0
  Burger King -
    Indian Head Park, IL                   0         670,867       670,867         3,453
  Boston Market -
    Dubuque, IA (21)                       0         969,159       969,159             0
  Boston Market -
    Merced, CA (22)                        0         930,834       930,834             0




(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,006,004 in July 2000.
(3) Amount shown is face value and does not represent discounted current value The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,106,657 in July 2000.
(4) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.
(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,324 in December 2005.
(6) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest.
(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.

(8) CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI, Ltd. owns a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percent interest in the property owned by Show Low Joint Venture.
(9) CNL Income Fund, Ltd. owns a 50 percent interest in this joint venture. The amounts presented represent the partnerships percent interest in the property owned by Seventh Avenue Joint Venture. A third party owns the remaining 50 percent interest in this joint venture.
(10) CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. own a 52 percent and 48 percent interest, respectively, in the property in Yuma, Arizona. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's respective interest in the property.
(11) Cash received net of closing costs includes $198,000 received as a lease termination fee.
(12) Cash received net of closing costs includes $93,885 received as a lease termination fee.
(13) Cash received net of closing costs includes $120,115 received as a lease termination fee.
(14) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors or its affiliates.
(15) The Burger King property in Woodmere, Ohio was exchanged on December 12, 1996 for a Burger King property in Carrboro, NC at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Carrboro, NC is being leased under the same lease as the Burger King property in Woodmere, OH.
(16) The Boston Market property in Madison, TN was exchanged on May 8, 1998 for a Boston Market property in Lawrence, KS at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Lawrence, KS is being leased under the same lease as the Boston Market property in Madison, TN.
(17) The Boston Market property in Chattanooga, TN was exchanged on June 16, 1998 for a Boston Market property in Indianapolis, IN at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Indianapolis, IN is being leased under the same lease as the Boston Market property in Chattanooga, TN.
(18) The Boston Market property in Troy, OH was exchanged on June 16, 1998 for a Boston Market property in Inglewood, CA at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Inglewood, CA is being leased under the same lease as the Boston Market property in Troy, OH.
(19) The Boston Market property in Franklin, TN was exchanged on April 14, 1998 for a Boston Market property in Glendale, AZ at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Glendale, AZ is being leased under the same terms as the Boston Market property in Franklin, TN.
(20) The Boston Market property in Grand Island, NE was exchanged on April 14, 1998 for a Boston Market property in Warwick, RI at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Warwick, RI is being leased under the same terms as the Boston Market property in Grand Island, NE.
(21) The Boston Market property in Dubuque, IA was exchanged on May 8, 1998 for a Boston Market property in Columbus, OH at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Columbus, OH is being leased under the same terms as the Boston Market property in Dubuque, IA.
(22) Cash received net of closing costs includes $362,949 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.